As filed with the Securities and Exchange Commission on April 29, 2008

Registration No. 333-_________

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM F-1

REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

CHINA FUNDAMENTAL ACQUISITION CORPORATION

(Exact Name of Registrant As Specified in Its Charter)

Cayman Islands	6670	98-0562157
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

Room 2301, World-Wide House
19 Des Voeux Road
Central, Hong Kong
852-2169-6390

(Address, Including Zip Code, and Telephone Number,
Including Area Code, of Registrant’s Principal Executive Offices)

CT Corporation System
111 Eighth Avenue
New York, New York 10011
(212) 894-8400

(Name, Address, Including Zip Code, and Telephone Number,
Including Area Code, of Agent for Service)

Copies to:

Robert G. Wray, Esq. Skadden, Arps, Slate, Meagher & Flom LLP Izumi Garden Tower 21st Floor 1-6-1 Roppongi, Minato-ku, Tokyo 106-6021 81-3-3568-2600 Facsimile: 81-3-3568-2626	Mitchell S. Nussbaum, Esq. Loeb & Loeb LLP 345 Park Avenue New York, NY 10154 (212) 407-4000 Facsimile: (212) 407-4990

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Security Being Registered	Amount Being Registered	Proposed Maximum Offering Price Per Security(1)	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee
Units, each consisting of one ordinary share, $0.001 par value, and one Warrant(2)	4,312,500 Units	$8.00	$34,500,000.00	$1,355.85
Ordinary shares included as part of the Units(2)	4,312,500 Shares	___	___	__(3)
Warrants included as part of the Units(2)	4,312,500 Warrants	___	___	__(3)
Ordinary shares underlying the Warrants included in the Units(4)	4,312,500 Shares	$5.00	$21,562,500.00	$847.41
Underwriters’ Unit Purchase Option	1	$100.00	$100.00	__(3)
Units underlying the Underwriters’ Unit Purchase Option (“Underwriters’ Units”)(4)	225,000 Units	$10.00	$2,250,000	$88.43
Ordinary shares included as part of the Underwriters’ Units(4)	225,000 Shares	___	___	__(3)
Warrants included as part of the Underwriters’ Units(4)	225,000 Warrants	___	___	__(3)
Ordinary shares underlying the Warrants included in the Underwriters’ Units(4)	225,000 Shares	$5.00	$1,125,000	$44.21
Total			$59,437,600	$2,335.90

(1)	Estimated solely for the purpose of calculating the registration fee.
(2)	Includes 562,500 Units and 562,500 ordinary shares and 562,500 Warrants underlying such Units which may be issued on exercise of a 45-day option granted to the Underwriters to cover over-allotments, if any.
(3)	No fee pursuant to Rule 457(g).
(4)	Pursuant to Rule 416, there are also being registered such additional securities as may be issued to prevent dilution resulting from stock splits, stock dividends or similar transactions as a result of the anti-dilution provisions contained in the Warrants.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS	SUBJECT TO COMPLETION, DATED APRIL 29, 2008

$30,000,000

CHINA FUNDAMENTAL ACQUISITION CORPORATION

3,750,000 Units

China Fundamental Acquisition Corporation is a Cayman Islands limited life blank check company recently formed to acquire or acquire control of one or more operating businesses having their primary operations in the People’s Republic of China, through a merger, stock exchange, asset acquisition, reorganization or similar business combination, or contractual arrangements. Our efforts in identifying a prospective target business will not be limited to a particular industry. We do not have any specific merger, stock exchange, asset acquisition, reorganization or similar business combination, or contractual arrangements under consideration or contemplation. We have not, nor has anyone on our behalf, contacted, or been contacted by, any potential target business or had any substantive discussions, formal or otherwise, with respect to such a transaction.

This is the initial public offering of our units. Each unit has an offering price of $8.00 and consists of:

•	one ordinary share; and
•	one warrant.

Each warrant entitles the holder to purchase one ordinary share at a price of $5.00. Each warrant will become exercisable on the later of our consummation of a business combination or one year from the date of this prospectus, provided in each case that there is an effective registration statement covering the ordinary shares underlying the warrants in effect. The warrants will expire four years from the date of this prospectus, unless earlier redeemed.

There is presently no public market for our units, ordinary shares or warrants. We anticipate that the units we are offering will be quoted on the OTC Bulletin Board under the symbol “  ” , on or promptly after the date of this prospectus. Each of the ordinary shares and warrants will trade separately on the 90th day after the date of this prospectus (unless Chardan Capital Markets, LLC determines that an earlier date is acceptable), subject to our filing a Current Report on Form 6-K with the Securities and Exchange Commission, or the SEC, including an audited balance sheet reflecting our receipt of the gross proceeds of this offering and issuing a press release announcing when such separate trading will begin. We expect that once the securities comprising the units begin separate trading, the ordinary shares and warrants will be quoted on the OTC Bulletin Board under the symbols “  ” and “  ”, respectively. We cannot assure you, however, that our securities will be quoted or will continue to be quoted on the OTC Bulletin Board.

Investing in our securities involves a high degree of risk. See “Risk Factors” beginning on page 27 for a discussion of information that should be considered in connection with investing in our securities.

Neither the Securities and Exchange Commission nor any state securities regulator has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	Per Unit	Total
Public offering price	$8.00	$30,000,000
Underwriting discounts and commissions(1)	$0.56	$2,100,000
Proceeds, before expenses, to us	$7.44	$27,900,000

(1)	Includes $1,050,000 in the aggregate, or $0.28 per unit ($1,207,500 if the underwriters’ over-allotment option is exercised in full), payable to the underwriters for deferred underwriting discounts and commissions from the funds to be placed in the trust account described below. If a business combination is not consummated, such deferred discount with be forfeited by the underwriters. The underwriters will not be entitled to any interest accrued on the deferred underwriting discount.

The underwriters are offering the units on a firm commitment basis. The underwriters expect to deliver the units to purchasers on or about               , 2008. Of the proceeds we receive from this offering and the sale of the private placement warrants as described in this prospectus, approximately $30,000,000 in the aggregate, or approximately $8.00 per unit ($34,342,500 or $7.96 per unit if the underwriters’ overallotment option is exercised in full) sold in this offering, will be deposited into the trust account, of which $1,050,000 is attributable to the deferred underwriters’ discounts and commissions, at the London branch of JPMorgan Chase Bank, N.A., maintained by Continental Stock Transfer & Trust Company, as trustee.

Chardan Capital Markets, LLC	Maxim Group LLC

The date of this prospectus is             , 2008

SUMMARY

This summary highlights certain information appearing elsewhere in this prospectus. For a more complete understanding of this offering, you should read the entire prospectus carefully, including the risk factors and the financial statements. Unless otherwise stated in this prospectus, references to “we,” “us” or “our company” refer to China Fundamental Acquisition Corporation. The term “founders” means collectively our Chief Executive Officer, Chun Yi Hao and the Chairman of our board of directors, Hope Ni, and/or Ralco Capital Limited and Rising Year Group Limited, the wholly-owned companies of Mr. Hao and Ms. Ni, respectively. The term “private placement investors” means Ralco Capital Limited, Rising Year Group Limited, Globis International Investments LLC, Globis Capital Partners L.P., Globis Overseas Fund Ltd., Oliveira Capital LLC and Chardan Capital Markets, LLC. The term “Globis” means, collectively, Globis International Investments LLC, Globis Capital Partners L.P., and Globis Overseas Fund Ltd. The term “existing shareholders” means collectively Ralco Capital Limited, Rising Year Group Limited, Oliveira Capital, LLC, Q.Y. Ma, and Tan Xiao Wei. The term “Oliveira” means Oliveira Capital, LLC. Unless otherwise specified, references to “China” or “PRC” refer to the People’s Republic of China, as well as the Hong Kong Special Administrative Region, or “Hong Kong SAR,” and the Macau Special Administrative Region, or “Macau SAR”, but does not include Taiwan. All references to “RMB” or “Renminbi” are to the legal currency of China and all references to “US dollars” and “$” are to the legal currency of the United States. Discrepancies in tables included in this prospectus between totals and sums of the amounts listed are due to rounding. Unless we tell you otherwise, the information in this prospectus assumes that the underwriters will not exercise their over-allotment option.

We are a Cayman Islands limited life blank check company recently formed on December 12, 2007 as an exempted company with limited liability. We were formed to acquire or acquire control of one or more operating businesses having its primary operations in the PRC through a merger, stock exchange, asset acquisition, reorganization or similar business combination, or contractual arrangements (which we refer to throughout this prospectus as a business combination). However, there are a number of industries in China in which direct foreign investment is restricted (including telecommunications services, online commerce and advertising). Therefore, if our target business is an industry that is subject to these requirements we may seek to acquire control of our target business through contractual arrangements with licensed companies operating in China and their owners. For further details, see “Business — Effecting a Business Combination — Selection of a Target Business and Structuring of a Business Combination.” We may acquire less than 100% of the interests or assets of the target business but will not acquire less than a controlling interest (which would be at least 51% of the voting securities of the target business). Our efforts to identify prospective target businesses will not be limited to a particular industry. To date, our efforts have been limited to organizational activities. We have not, nor has anyone on our behalf, contacted, or been contacted by, any potential target business or had any substantive discussions, formal or otherwise, with respect to such a transaction. While we have researched the opportunities, risks and issues related to consummating a business combination in various industries in China generally, we have not conducted any targeted research with respect to any specific potential target business candidates.

We will target only businesses operating in the PRC that we believe will have significant growth potential. Opportunities for market expansion have emerged for businesses with operations in China due to certain changes in the PRC’s political, economic and social policies as well as certain fundamental changes affecting the PRC and its neighboring countries. We believe that China is an attractive market both for making acquisitions and operating a target business for several reasons, including, among other things, increased government focus within China on privatizing assets, improving foreign trade and emerging private enterprises. China’s gross domestic product growth is among the highest of the world’s major industrial countries, with strong growth across many sectors of the economy. Our efforts in identifying a prospective target business will not be limited to a particular industry. We do not have any specific merger, stock exchange, asset acquisition, reorganization or similar business combination, or contractual arrangements under consideration or contemplation.

Notwithstanding these trends, there are various risks of business acquisitions in China including, among others, the risk that we may be unable to enforce our rights in China, that governments may revert back to former policies less conducive to free trade and that relations between China and countries in other regions of the world, including the United States, may deteriorate leading to reduced trade.

We will seek to capitalize on the significant investing and operating experience of our Chief Executive Officer, Chun Yi Hao, and the Chairman of our board of directors, Hope Ni, each of whom has served as executive officers of companies in China. Additionally, our other director, Dr. Q.Y. Ma, and our advisor, Tan Xiao Wei, are senior professionals with extensive networks throughout the business community in China, and will help us to identify acquisition candidates.

Our officers, directors and advisor have substantial experience in operating a wide variety of businesses in China, as well as in sourcing, evaluating, negotiating, performing due diligence and completing business combinations. Although our efforts in identifying a prospective target business will not be limited to a particular industry, we intend to leverage the experience of our officers, directors and advisor, including their relationships and contacts, to drive our efforts in identifying one or more target businesses with which we can consummate a business combination.

Mr. Hao is President of China Operations of Asia Automotive Acquistion Corporation (AAAC), a blank check company, which merged with Hunan Tongxin Enterprise Co. Ltd, the largest independent supplier of engineered vehicle body structures in China, on April 23, 2008, following approval by AAAC’s shareholders at a special meeting held on April 17, 2008. Mr. Hao previously co-founded Asia Development Capital LLC; was a founding member of Pentad, Ltd, a Hong Kong Electronics outsourcing firm; served as director of Coastal Power, a power generating and investment facility firm; and served as country divisional financial manager and controller of Delphi Asia, responsible for overseeing various financial aspects of its China investment strategy.

Ms. Ni is vice chairman of the board of directors of Comtech Group Inc., a Nasdaq-listed company (COGO), and a leading provider of customized module and subsystem design solutions in China. Ms. Ni previously served as chief financial officer of Comtech; and served as a practicing attorney at Skadden, Arps, Slate, Meagher & Flom LLP in New York and Hong Kong, specializing in corporate finance. Ms. Ni also serves on the boards of KongZhong Corporation and ATA Inc., both listed on the Nasdaq Global Market.

Our initial business combination must be with a target business whose fair market value is at least equal to 80% of the balance in the trust account (excluding deferred underwriting discounts and commissions of $1,050,000 or $1,207,500 if the underwriters’ overallotment option is exercised in full), although this may entail simultaneous acquisitions of several operating businesses. Our board of directors will determine whether the transaction meets the 80% threshold, both at the time of execution of definitive documentation with respect to the proposed business combination and immediately prior to the consummation of the business combination. It will determine the fair market value of the target based upon one or more standards generally accepted by the financial community (which may include actual and potential sales, earnings, cash flow and/or book value). If our board is not able to independently determine that the target business has a sufficient fair market value to meet the threshold criterion, we will obtain an opinion from an unaffiliated, independent investment banking firm with respect to the satisfaction of such criterion. In all other instances, we will have no obligation to obtain a fairness opinion.

If our initial business combination involves a transaction in which we acquire less than a 100% interest in the target company, the value of that interest that we acquire will be equal to at least 80% of the balance in the trust account (excluding deferred underwriting discounts and commissions). The company may consider, but would not rely exclusively upon, the value of the consideration paid in evaluating whether a target satisfies the 80% test. In all instances, we would control the target company. The key factors that we will rely on in determining control would be our acquisition of at least 51% of the voting equity interests of the target company and/or control of the majority of any governing body of the target company through contractual arrangements or otherwise. In order to consummate such an acquisition, we may use the proceeds held in the trust account, issue a significant amount of our debt or equity securities to the sellers of such business and/or seek to raise additional funds through a private offering of debt or equity securities. For additional details, see “Risk Factors — The ability of our shareholders to execute their redemption rights may not allow us to effectuate the most desirable business combination or optimize our capital structure, and may require us to raise additional funds in order to complete a business combination, including incurring indebtedness at a higher than desirable level or through the sale of additional equity securities, which may adversely affect our remaining shareholders.”

We do not have any specific business combination under consideration, and we have not (nor has anyone on our behalf) contacted any potential target business or had any discussions, formal or otherwise, with respect to such a transaction. We have not (nor have any of our agents or affiliates) been approached by any candidates (or representative of any candidates) with respect to a possible acquisition transaction. There has been no diligence, discussions, negotiations and/or other similar activity undertaken, directly or indirectly, by us, our affiliates or representatives, or by any third party, with respect to a business combination transaction with us.

We intend to acquire an operating business through a stock exchange, asset acquisition or other similar business combination; however, there are a number of industries in China in which direct foreign investment is restricted (including telecommunications services, online commerce and advertising). Therefore, if our target business operates in an industry that is subject to these requirements we may seek to acquire control of our target business through contractual arrangements with licensed companies operating in China and their owners. We may enter into a business combination in which we, our subsidiaries and/or affiliates, and the target business and its shareholders enter into a series of contracts that are designed to secure for us economic benefits and to assume by us the risks of losses that are substantially similar to full ownership, although we would not be allowed to own the assets or obtain direct control of the operating company in a restricted industry in China. These contracts could, for example, result in a structure where, in exchange for our payment of the acquisition consideration, the target business would be owned 100% by residents of China whom we designate, and the target business would continue to hold the requisite licenses necessary to operate its business. We may also establish a new subsidiary in China which would provide technology, technical support, consulting and related services to the target business in exchange for fees, which are designed to transfer to us substantially all of the economic benefits of ownership of the target business. We will not consider any transaction that does not meet such criteria. If we choose to effect a business combination that employs these types of control arrangements, we may have difficulty in enforcing our rights. Therefore these contractual arrangements may not be as effective in providing us with the same economic benefits, accounting consolidation or control over a target business as would direct ownership. For example, if the target business or any other entity fails to perform its obligations under these contractual arrangements, we may have to incur substantial costs and expend substantial resources to enforce such arrangements, and rely on legal remedies including seeking specific performance or injunctive relief, and claiming damages. We cannot assure you these remedies will be sufficient to offset the cost of enforcement. In addition they may adversely affect the benefits we expect to receive from the business combination.

Private Placement

Our private placement investors have collectively agreed to purchase an aggregate of 1,944,444 warrants at a price of $0.90 per warrant ($1.75 million in the aggregate) in a private placement that will occur immediately prior to the consummation of this offering. The $1.75 million of proceeds from this investment will be added to the proceeds of this offering and will be held in the trust account. One of our underwriters, Chardan Captial Markets, LLC, has agreed to purchase 222,222 of these private placement warrants in order to increase the funds to be held in the trust account and to better align its interests with those of the company’s public securities holders. We do not believe that the sale of the warrants will result in a compensation expense because they will be sold at approximately fair market value.

Our executive offices are located at Room 2301, World-Wide House, 19 Des Voeux Road, Central Hong Kong, and our telephone number at that office is 852-2169-6390.

THE OFFERING

In making your decision on whether to invest in our securities, you should take into account not only the backgrounds of the members of our management team, but also the special risks we face as a blank check company and the fact that this offering is not being conducted in compliance with Rule 419 promulgated under the Securities Act of 1933. You will not be entitled to protections normally afforded to investors in Rule 419 blank check offerings. You should carefully consider these and other risks set forth in the section below entitled “Risk Factors” beginning on page 27 of this prospectus.

Securities offered
3,750,000 units, at $8.00 per unit, each unit consisting of:
• one ordinary share; and
• one warrant.
The units will begin trading on or promptly after the date of this prospectus. Each of the ordinary shares and warrants will trade separately on the 90th day after the date of this prospectus unless Chardan Capital Markets, LLC determines that an earlier date is acceptable. In no event will Chardan Capital Markets, LLC allow separate trading of the ordinary shares and warrants until we file an audited balance sheet reflecting our receipt of the gross proceeds of this offering and we issue a press release announcing when such separate trading will begin. We will file a Current Report on Form 6-K with the SEC, including an audited balance sheet, promptly after the consummation of this offering, which is anticipated to take place four business days from the date the units commence trading. The audited balance sheet will reflect our receipt of the proceeds from the exercise of the over-allotment option if the over-allotment option is exercised prior to the filing of the Form 6-K. If the over-allotment option is exercised after our initial filing of a Form 6-K, we will file an amendment to the Form 6-K to provide updated financial information to reflect the exercise and consummation of the over-allotment option. We will also include in this Form 6-K, or an amendment thereto, or in a subsequent Form 6-K, information indicating if Chardan Capital Markets, LLC has allowed separate trading of the ordinary shares and warrants prior to the 90th day after the date of this prospectus.

		Prior to This Offering and the Private Placement	After This Offering and the Private Placement
Number of securities to be outstanding	Ordinary Shares	937,500(1)(2)(3)	4,687,500(1)(2)(3)
	Warrants	937,500	6,631,944	(4)

Warrants:

(1)	Does not include 140,625 ordinary shares or warrants, as applicable, held by our existing shareholders that are subject to forfeiture to the extent the underwriters’ over-allotment is not exercised.
(2)	Assumes no exercise of the underwriters’ over-allotment option and, therefore, that 140,625 ordinary shares and warrants previously held by our existing shareholders are forfeited.
(3)	Accounts for the April 14, 2008 repurchase of an aggregate of 179,688 ordinary shares and warrants from Ralco Capital Limited and Rising Year Group Limited.
(4)	Includes 1,944,444 private placement warrants described below.

Exercisability
Each warrant is exercisable to purchase one ordinary share.
Exercise price
$5.00
Exercise period
The warrants will become exercisable on the later of:
• the consummation of our initial business combination with one or more target businesses; or
• one year from the date of this prospectus,
provided in each case that there is an effective registration statement covering the ordinary shares underlying the warrants in effect.
The warrants will expire at 5:00 p.m., New York City time, on , 2012 or earlier upon redemption.
We have no obligation to settle the warrants for cash in the absence of an effective registration statement or under any other circumstances. The warrants may be deprived of any value, the market for the warrants may be limited and the holders of warrants may not be able to exercise their warrants if there is no registration statement in effect covering the ordinary shares issuable upon the exercise of the warrants or the prospectus relating to the ordinary shares issuable upon the exercise of the warrants is not current and the warrants may expire worthless.
Redemption
Once the warrants become exercisable and except as described below with respect to the private placement warrants, we may redeem the outstanding warrants:
• in whole but not in part;
• at a price of $.01 per warrant;
• upon a minimum of 30 days’ prior written notice of redemption;
• if, and only if, an effective registration statement covering the ordinary shares issuable upon exercise of the warrants is current and available throughout the 30-day redemption period; and

•

if, and only if, the last sale price of our ordinary shares equals or exceeds $10.00 per share for any 20 trading days within a 30 trading day period ending three business days before we send the notice of redemption.

The underwriters do not have the right to consent before we can exercise our redemption rights.
Reasons for redemption limitations
We have established the above conditions to our exercise of redemption rights to provide:
• warrant holders with adequate notice of exercise only after the then-prevailing ordinary share price is substantially above the warrant exercise price; and

•

a sufficient differential between the then-prevailing ordinary share price and the warrant exercise price so there is a buffer to absorb the market reaction, if any, to our redemption of the warrants.

If the foregoing conditions are satisfied and we issue a notice of redemption, each warrant holder can exercise his, her or its warrant prior to the scheduled redemption date.
Existing shareholders’ initial investment
On December 12, 2007, we sold 1,257,813 ordinary shares and warrants to Ralco Capital Limited, (100% owned by our Chief Executive Officer, Chun Yi Hao), Rising Year Group, Limited, (100% owned by the Chairman of our board of directors, Hope Ni), Dr. Q.Y. Ma, a member of our board of directors and Tan Xiao Wei, our special advisor. These ordinary shares and warrants were sold in a private placement for a total purchase price of $25,000. In January 2008, Ralco Capital Limited transferred 45,000 ordinary shares and warrants of the Company to Oliveira, including 5,875 ordinary shares and warrants that are subject to forfeiture to the extent that the underwriters do not exercise their over-allotment option. In January 2008, Rising Year Group Limited transferred 45,000 ordinary shares and warrants of the Company to Globis, including 5,870 ordinary shares and warrants that are subject to forfeiture to the extent that the underwriters do not exercise their over-allotment option. On April 14, 2008, we repurchased from Ralco Capital Limited and Rising Year Group Limited an aggregate of 179,688 ordinary shares and warrants at nominal cost, leaving 1,078,125 ordinary shares and warrants outstanding (140,625 of which are subject to forfeiture on a pro rata basis, if the underwriters do not exercise their over-allotment option).
Our existing shareholders have:

•

agreed to vote their existing ordinary shares either for or against the extended period or initial business combination in the same manner as a majority of the shares held by the public shareholders (including with respect to shares purchased in this offering or otherwise acquired in the public markets by them) that are voted at the special or annual meeting called for the purpose of approving the extended period or our initial business combination (each as described below) are voted and have agreed to waive their redemption rights with respect to such existing shareholder’s ordinary shares;

•

agreed to vote any shares they may acquire in or after this offering in favor of a proposal relating to the extended period or to approve our initial business combination effectively waiving their redemption rights; and

• waived their rights to participate in any liquidation distribution with respect to such existing shareholder’s ordinary shares if we fail to consummate a business combination.
If the size of the offering is increased or decreased, a stock dividend, stock combination, or a contribution back to capital, as applicable, would be effectuated in order to maintain our existing shareholders’ ownership at 20% of the number of shares outstanding after this offering with any such adjustment.
Transfer restrictions on existing shareholders ordinary shares
Our existing shareholders have entered into an escrow agreement in which they have agreed, subject to certain exceptions described below, not to sell or otherwise transfer any of the existing shareholders’ ordinary shares and warrants until six months from the date of the consummation of a business combination, other than to permitted transferees. The permitted transferees will be our existing shareholders and other persons or entities associated with these persons, provided that the transferees agree to be subject to the transfer restrictions and, in the case of the existing shareholders’ shares, agree to be subject to the transfer, voting and forfeiture provisions described above. Any transfer to a permitted transferee will be in a private transaction exempt from registration under Section 4(1) of the Securities Act of 1933. Please see “Principal Shareholders — Permitted Transferees.”
Private placement warrants purchased through private placement
Our private placement investors have agreed to purchase an aggregate of 1,944,444 warrants at a price of $0.90 per warrant ($1.75 million in the aggregate) from us in a private placement that will occur immediately prior to the consummation of this offering. These warrants will be purchased separately and not in combination with ordinary shares in the form of units. Our founders will each purchase 305,556 warrants, Oliveira will purchase 555,555 warrants, Globis International Investments LLC will purchase 277,778 warrants, Globis Capital Partners L.P. will purchase 194,444 warrants and Globis Overseas Fund Ltd. will purchase 83,333 warrants. One of our underwriters, Chardan Capital Markets, LLC, has also agreed to purchase 222,222 of these private placements warrants in order to increase the funds to be held in the trust account and to better align its interests with those of the company’s public securities holders. We refer to these warrants as the private placement warrants throughout this prospectus. The purchasers do not have any right to rescind the agreement to purchase the warrants, nor are there any conditions on their obligations to purchase the warrants, nor would they be entitled to a refund for the purchase price of the warrants.

The private placement warrants will be identical to the warrants underlying the units being offered by this prospectus except that if we call the warrants for redemption as described below, the private placement warrants may be exercised on a cashless basis so long as such warrants are held by the purchasers or their affiliates. Such purchasers have also agreed that the private placement warrants will not be sold or transferred by them until after we have completed a business combination.
The proceeds from the sale of the private placement warrants will be added to the proceeds from this offering to be held in the trust account pending our consummation of a business combination. If we do not complete a business combination that meets the criteria described in this prospectus, then the $1.75 million purchase price of the private placement warrants will become part of any liquidating distribution to our public shareholders following our liquidation and dissolution and the private placement warrants will expire worthless. The private placement warrants will be non-redeemable so long as they are held by our private placement investors or their permitted transferees. See the section entitled “Principal Shareholders — Permitted Transferees.” In addition, pursuant to the registration rights agreement, the holders of our private placement warrants and the underlying ordinary shares will be entitled to certain registration rights commencing upon the consummation of our initial business combination. With those exceptions, the private placement warrants have terms and provisions that are otherwise identical to those of the warrants being sold as part of the units in this offering.
Registration rights agreement
Upon consummation of this offering, our existing shareholders will hold an aggregate of 937,500 ordinary shares and warrants and our private placement investors, including one of our underwriters, Chardan Capital Markets, LLC, will hold private placement warrants to purchase 1,944,444 ordinary shares. Pursuant to a registration rights agreement between us and our existing shareholders and private placement investors, these investors will be entitled to demand certain registration rights. Specifically, (i) holders of the private placement warrants and the underlying ordinary shares, will be entitled to demand certain registration rights commencing upon the consummation of a business combination; and (ii) the existing shareholders’ ordinary shares and warrants will be entitled to certain demand registration rights commencing six months after the consummation of a business combination. We will bear the expenses incurred in connection with the filing of any such registration statements. Please see “Description of Securities — Securities Eligible for Future Sale — Registration rights” for more information.

Transfer restrictions on private placement warrants
Each of our existing shareholders and private placement investors have entered into an escrow agreement in which they have agreed, subject to certain exceptions described in the section of this prospectus entitled “Description of Securities — Warrants — Private Placement Warrants,” not to transfer, assign or sell any of his private placement warrants (including the ordinary shares to be issued upon exercise of the private placement warrants) until after we consummate a business combination. However, prior to the consummation of a business combination, each of our existing shareholders and private placement investors will be permitted to transfer their private placement warrants in certain limited circumstances, such as to our existing shareholders and other persons or entities associated with such persons pursuant to Section 4(1) of the Securities Act of 1933, but the transferees receiving such private placement warrants will be subject to the same sale restrictions imposed on such existing shareholders.
Proposed OTC Bulletin Board symbols for our:
Units
“ ”
Ordinary Shares
“ ”
Warrants
“ ”
Offering and private placement proceeds to be held in the trust account and amounts payable prior to trust account distribution or liquidation
Approximately $30.0 million, or approximately $8.00 per unit (approximately $34.3 million, or approximately $7.96 per unit, if the over-allotment option is exercised in full) of the proceeds of this offering, the proceeds of the sale of the private placement warrants and $1,050,000 of deferred underwriting discounts and commissions (or $1,207,500 if the underwriters’ over-allotment option is exercised in full), will be placed in a trust account at the London branch of the JPMorgan Chase Bank, N.A. maintained by Continental Stock Transfer & Trust Company, as trustee, pursuant to an agreement signed on the date of this prospectus. We believe that the inclusion in the trust account of the purchase price of the private placement warrants and the deferred underwriting discounts and commissions is a benefit to our public shareholders because additional proceeds will be available for distribution to investors if a liquidation of our company occurs prior to our completing an initial business combination. Other than as described below, proceeds in the trust account will not be released until the earlier of our consummation of our initial business combination or our liquidation. Unless and until our initial business combination is consummated, proceeds held in the trust account will not be available for our use for any purpose (except for (i) interest earned on the trust account to pay taxes, (ii) up to an aggregate of $0.85 million of the interest, net of taxes, earned by the trust account, subject to adjustment as described in “Use of Proceeds”, which may be released to us to fund our working capital and general corporate requirements and (iii) amounts to be paid to redeeming shareholders voting against the extended period, if approved, as described in the prospectus, including the payment of expenses related to:
• this offering,
• indemnification, investigation, selection and negotiation of an agreement with one or more target businesses, and
• fees and expenses for consultants and advisors who assist us in the identification, investigation, selection and negotiation of an agreement with one or more target businesses.
With these exceptions, expenses incurred by us while seeking a business combination may be paid prior to a business combination only from the net proceeds of this offering not held in the trust account (initially, approximately $150,000). Following the consummation of this offering, up to an aggregate of $0.85 million, subject to adjustment, of the interest income, net of taxes, on the trust account may be released to us to fund our working capital and general corporate requirements. If the underwriters determine the size of this offering should be increased, or the underwriters exercise their over-allotment option, it could also result in a proportionate increase in the amount of interest we may withdraw from the trust account. To the extent that these expenses exceed the available proceeds not deposited in the trust account and interest income that is released to us from the trust account, Mr. Hao and Ms. Ni have agreed in writing in letter agreements to satisfy any such shortfall. Such out-of-pocket expenses by Mr. Hao and Ms. Ni would not be reimbursed by us unless we consummate a business combination and the target business’ owners agrees to reimburse such expenses.
Warrant proceeds paid to us
None of the warrants or private placement warrants may be exercised until after the consummation of our initial business combination and, thus, after the proceeds of the trust account have been disbursed. Accordingly, the warrant exercise price for both the warrants and the private placement warrants, to the extent warrants are exercised for cash, will be paid directly to us and not placed in the trust account. This could provide an additional source of liquidity for us, although there can be no assurance as to when the warrants or private placement warrants will be exercised, if at all.
Limited payments to insiders
There will be no fees, reimbursements or payments made to our officers, directors or their affiliates other than:
• a payment of $7,500 per month to Olympic Spring

Limited, a company jointly and equally owned by Chun Yi Hao, our chief executive officer and Hope Ni, the Chairman of our board of directors, for office space, administrative services and secretarial support for a period commencing on the date of this prospectus and ending on the earlier of our consummation of our initial business combination or our liquidation;

•

reimbursement of out-of-pocket expenses incident to identifying, investigating and consummating a business combination with one or more target businesses, none of which have been incurred to date; and

• repayment of loans in the approximate amount of $70,000 that are non-interest bearing made to us by our existing shareholders to cover certain offering expenses.
The proceeds held in the trust account may be subject to claims which would take priority over the claims of our public shareholders and, as a result, the per-share liquidation price could be less than $8.00 per share due to claims of such creditors.
All amounts held in the trust account that are not paid to redeem ordinary shares, released to us in the form of interest income or payable to the underwriters for deferred discounts and commissions will be released to use on closing of our initial business combination
All amounts held in the trust account that are not:
• distributed to public shareholders who exercise redemption rights (as described below),
• released to us as interest income,
• released to us to pay taxes, or
• payable to the underwriters for deferred discounts and commissions, will be released to us on closing of our initial business combination.
At the time we complete an initial business combination, following our payment of amounts due to any public shareholders who exercise their redemption rights, there will be released to the underwriters from the trust account their deferred underwriting discounts and commissions equal to 3.5% of the gross proceeds of this offering, or $1,050,000 (or $1,207,500 if the underwriters’ over-allotment option is exercised in full). Funds released from the trust account to us can be used to pay all or a portion of the purchase price of the business or businesses with which our initial business combination occurs. If the business combination is paid for using stock or debt securities, we may apply the cash released to us from the trust account to general corporate purposes, including for maintenance or expansion of operations of the acquired businesses, the payment of principal or interest due on indebtedness incurred in consummating our initial business combination or to fund the acquisition of other companies or assets, or for working capital and general corporate requirements.
Shareholders must approve our initial business combination
Pursuant to our amended and restated articles of association, we are required to seek shareholder approval before effecting our initial business combination, even if the business combination would not ordinarily require shareholder approval under applicable Cayman Islands law. Notwithstanding that Cayman Islands law requires a minimum of 10 clear days’ notice, we have committed to provide in our amended and restated articles of association a minimum of 20 days’ notice prior to a meeting to approve a business combination. We will publicly announce the record date for determining the shareholders entitled to vote at the meeting to approve our business combination at least two business days prior to such record date. We will proceed with a business combination only if a majority of the ordinary shares voted by public shareholders (including our existing shareholders with respect to shares purchased in this offering or otherwise acquired in the public markets by them) are voted in favor of the business combination (even if such business combination results in our acquiring substantially less than 100% of the interest or assets of the target business(es)), if a majority of our outstanding ordinary shares approve an amendment to our memorandum and articles of association to permit our perpetual existence and public shareholders owning less than 35.0% of the aggregate shares sold in this offering exercise their redemption rights, on a cumulative basis, which includes any shareholders who previously exercised their redemption rights in connection with the shareholder vote required to approve the extended period and our initial business combination as described below under “Proposed Business — Opportunity for Shareholder Approval of Business Combination.” Our threshold for redemption rights has been established at 35.0% of the shares sold in this offering. However, historically, a 20% threshold has been more typical in offerings of this type. We have selected the higher threshold to reduce the risk of a small group of shareholders exercising undue influence on the shareholder approval process and to make it easier for us to receive shareholder approval of a business combination and the extended period. However, the 35.0% threshold entails certain risks described under the headings “Risk Factors — Unlike other blank check offerings, we allow up to approximately 35.0% of the ordinary shares purchased by the public shareholders in this offering, on a cumulative basis, to be redeemed. This higher threshold will make it easier for us to consummate a business combination with which you may not agree” and “ — The ability of our shareholders to exercise their redemption rights may not allow us to effectuate the most desirable business combination or optimize our capital structure and may require us to raise additional funds in order to complete a business combination, including incurring indebtedness at a higher than desirable level or through the sale of additional equity securities, which may adversely affect our remaining shareholders.”
If, at the end of the applicable 18 or 24 month period, as described below, we have not obtained shareholder approval for an initial business combination, or at the end of the 24 month period we have not obtained shareholder approval of the extended period, we will dissolve as promptly as practicable and liquidate and release only to our public shareholders, as part of our plan of distribution, the proceeds of the trust account, including accrued interest, net of income taxes paid and payable on such interest and net of interest income of up to an aggregate of $0.85 million of the interest earned, net of taxes payable, on the trust account previously released to us. If we seek approval from our shareholders to approve the extended period or to consummate a business combination 24 months after the consummation of this offering, the proxy statement related to the extended period or the business combination will also seek shareholder approval for our board of directors’ recommended plan of distribution and liquidation in the event our shareholders do not approve the extended period or the business combination. If, at the end of the 36 month period after the date of this prospectus, we have not obtained shareholder approval for an initial business combination, our corporate existence will automatically cease.
The requirement that we seek shareholder approval before effecting our initial business combination is set forth in article 170 of our articles of association. Article 170 may not be amended prior to the consummation of our initial busines combination.
In connection with the shareholder vote required to approve the extended period and/or our initial business combination, our existing shareholders have agreed to vote their existing shareholders’ ordinary shares in the same manner as a majority of the public shareholders (including our existing shareholders with respect to shares purchased in this offering or otherwise acquired in the public markets by them) who vote at the special or annual meeting called for the purpose of approving the extended period or our initial business combination and to waive their redemption rights with respect to these shares. In addition, each of our existing shareholders has agreed that if they acquire any units or ordinary shares in or following this offering, they will vote all such acquired shares in favor of the extended period and our initial business combination. As a result, they will not be able to exercise the redemption rights described below with respect to any of our shares that they may acquire prior to, in or after this offering. In addition, none of our existing shareholders are prohibited from purchasing units in this offering or our ordinary shares in the open market or in privately negotiated transactions. If they do so, they will have a greater influence on the vote taken in connection with a business combination or extending the period during which we may consummate a business combination. If a significant number of shareholders vote, or indicate an intention to vote, against a proposed business combination or the extension of the period in which we may consummate a business combination, our existing shareholders or private placement investors could make such purchases in order to influence the vote.
Right of first review
In order to minimize potential conflicts of interest which may arise from multiple corporate affiliations, each of our officers and directors has agreed, until the earliest of our initial business combination, our liquidation, or such time as he or she ceases to be an officer, to present to our company for consideration, prior to presentation to any other entity, any business opportunity in China with a fair market value of $26.0 million or more, before presenting these opportunities to other entities, subject to any pre-existing fiduciary or contractual obligations he or she might have.
Conditions to consummating our initial business combination
Our initial business combination must occur with one or more target businesses that have a fair market value of at least 80% of the balance in the trust account (excluding deferred underwriting discounts and commissions of $1,050,000 or $1,207,500 if the underwriters’ over-allotment option is exercised in full). Our board of directors will determine whether the transaction meets the 80% threshold both at the time of execution of definitive documentation with respect to the proposed business combination and immediately prior to the consummation of the business combination. It will determine the fair market value of the target based upon one or more standards generally accepted by the financial community (which may include actual and potential sales, earnings, cash flow and/or book value). There is no limitation on our ability to raise funds privately or through loans that would allow us to acquire a target business or businesses with a fair market value in an amount greater than 80% of the amount in our trust account at the time of such acquisition. We have not entered into and are not currently contemplating any financing arrangements with any third parties to raise additional funds. If our initial business combination involves a transaction in which we acquire less than a 100% interest in the target company, the value of that interest that we acquire will be equal to at least 80% of the balance in the trust account (excluding deferred underwriting discounts and commissions). In all instances, we would control the target company. The key factors that we will rely on in determining control would be our acquisition of at least 51% of the voting equity interests of the target company and/or control of the majority of any governing body of the target company through contractual arrangements or otherwise.
We intend to acquire an operating business or businesses through a stock exchange, asset acquisition or other similar business combination; however, there are a number of industries in China in which direct foreign investment is restricted (including telecommunications services, online commerce and advertising). Therefore, if our target business operates in an industry that is subject to these requirements we may seek to acquire control of our target business through contractual arrangements with licensed companies operating in China and their owners. We may enter into a business combination in which we, our subsidiaries and/or affiliates, and the target business and its shareholders enter into a series of contracts that are designed to secure for us economic benefits and to require us to assume the risks of losses that are substantially similar to full ownership, although we would not be allowed to own the assets or obtain direct control of an operating company in a restricted industry in China. These contracts could, for example, result in a structure where, in exchange for our payment of the acquisition consideration, the target business would be owned 100% by Chinese residents whom we designate, and the target business would continue to hold the requisite licenses necessary to operate its business. We may also establish a new subsidiary in China which would provide technology, technical support, consulting and related services to the target business in exchange for fees, which are designed to transfer to us substantially all of the economic benefits of ownership of the target business. We will not consider any transaction that does not meet such criteria.
We will consummate the initial business combination only if the following three conditions are met: (i) a majority of the ordinary shares voted by the public shareholders are voted in favor of the business combination, (ii) a majority of our outstanding ordinary shares approve an amendment to our memorandum and articles of association allowing our perpetual existence, and (iii) public shareholders owning 35.0% or more of the shares sold in this offering do not vote against the business combination and do not exercise their redemption rights on a cumulative basis (including any shares previously redeemed in connection with the extended period).
Our amended and restated articles of association provides that our corporate existence will automatically cease 36 months after the date of this prospectus except for the purposes of winding up our affairs and liquidating pursuant to the Companies Law of the Cayman Islands. However, in connection with the vote to approve our initial business combination, our public shareholders will also vote to amend this provision to allow for our perpetual existence. If the business combination is approved by our public shareholders, then our articles will also be amended to allow for our perpetual existence. Failure by our shareholders to approve a business combination would also defeat any proposal calling for our perpetual existence.
Possible extension of time to consummate a business combination to 36 months
Unlike many other blank check companies, if we have entered into a letter of intent, agreement in principle or definitive agreement within 18 months following the consummation of this offering (and we anticipate that we may not be able to consummate a business combination within the 24 month period), we may seek to extend the time period within which we may complete our business combination to 36 months, by calling a special (or annual) meeting of our shareholders for the purpose of soliciting their approval for such extension. However, during the extended period, we may consummate a business combination that is different from the originally proposed business combination pursuant to which such letter of intent, agreement in principle or definitive agreement was executed.
We believe that extending the date before which we must complete our business combination to 36 months may be advisable due to the circumstances involved in the evaluation and closing of a business combination in China, including obtaining audited U.S. GAAP financial statements or financial statements prepared in accordance with International Financial Reporting Standards, or IFRS, as issued by the International Accounting Standards Board, or IASB, of potential targets that have previously kept their accounts in accordance with PRC GAAP, the possible need for restructuring and reorganizing corporate entities and assets (particularly with respect to PRC state-owned enterprises) and the requirements of complex regulatory filings and approvals in China. If we enter into an agreement near the end of this 18 month period, we would have only six months in which to accomplish the necessary accounting reconciliations, complete the restructuring of the company, satisfy U.S. and PRC regulatory requirements, secure the approval of our shareholders and provide for customary closing conditions.
If holders of 35.0% or more of the shares sold in this offering both vote against the proposed extension to 36 months and elect to redeem their shares for a pro rata share of the trust account, we will not extend the date before which we must complete our business combination beyond 24 months. In such event, if we cannot complete the initial business combination within such 24 month period, we will liquidate. Subject to the foregoing, approval of the extension to 36 months will require the affirmative vote of the majority of the votes cast by public shareholders who vote at the special (or annual) meeting called for the purpose of approving such extension.

If we receive shareholder approval for the extended period and holders of 35.0% or more of the shares sold in this offering do not vote against the extended period and elect to redeem their ordinary shares in connection with the vote for the extended period, we will then have an additional 12 months in which to complete the initial business combination. We will still be required to seek shareholder approval before completing our initial business combination, even if the business combination would not ordinarily require shareholder approval under applicable law. As a result of an approval of the extended period, we may be able to hold the funds in the trust account for at least three years.
A shareholder’s election to redeem its shares in connection with the vote on the extended period will only be honored if the extended period is approved. Shareholders who vote against the extended period and exercise their redemption rights will not be able to vote on the initial business combination. All other shareholders will be able to vote on the initial business combination.
Public shareholders who cause us to redeem their shares into their share of the trust account will still have the right to exercise the warrants that they received as part of the units.
If at the end of such 36 month period we have not effected a business combination, pursuant to our memorandum and articles of association, our corporate existence will automatically cease without the need for a shareholder vote.
Redemption rights for shareholders voting to reject the extended period or our initial business combination
Public shareholders voting against the extended period or our initial businesscombination, as the case may be, will be entitled to cause us to redeem their ordinary shares for a pro rata share of the aggregate amount then in the trust account, before payment of deferred underwriting discounts and commissions and including interest earned on their pro rata portion of the trust account, net of income taxes payable on such interest and net of up to an aggregate of $0.85 million of the interest income, net of taxes, on the trust account balance previously released to us to fund our working capital and general corporate requirements. Voting against the proposal for the extended period, if any, or for our initial business combination alone will not result in the redemption of a shareholder’s shares for a pro-rata portion of the trust account. The right of redemption is only valid when a shareholder exercises such redemption rights. Shareholders voting against (i) the extended period will only have the right to cause us to redeem their shares if the extended period is approved and (ii) the business combination will only have the right to cause us to redeem their shares if our initial business combination is approved and completed. Public shareholders who cause us to redeem their ordinary shares for a pro rata share of the trust account will be paid their redemption price as promptly as practicable after the date of the meeting for the extended period or upon consummation of a business combination, as the case may be, and will have the right to exercise any warrants they own when the warrants are exercisable. This redemption could have the effect of reducing the amount distributed to us from the trust account by up to approximately $10.5 million (assuming redemption of the maximum of one share less than 35.0% of the eligible ordinary shares). We intend to structure and consummate any potential business combination in a manner such that approximately 35.0% of the ordinary shares purchased by the public shareholders in this offering, on a cumulative basis, could cause us to redeem the public shareholders’ ordinary shares for a pro rata share of the aggregate amount then on deposit in each case in the trust account, and the business combination could still be consummated. For additional details, see “Risk Factors — The ability of our shareholders to execute their redemption rights may not allow us to effectuate the most desirable business combination or optimize our capital structure, and may require us to raise additional funds in order to complete a business combination, including incurring indebtedness at a higher than desirable level or through the sale of additional equity securities, which may adversely affect our remaining shareholders.”
The initial per share redemption price in both cases is approximately $8.00 per share. Since this amount may be lower than the market price of the ordinary shares on the date of redemption, there may be a disincentive on the part of public shareholders to exercise their redemption rights. Because shareholders who exercise their redemption rights will receive their proportionate share of deferred underwriting compensation and the underwriters will be paid the full amount of the deferred underwriting compensation at the time of closing of our initial business combination, the non-redeeming shareholders will bear the financial effect of such payments to both the redeeming shareholders and the underwriters.
Notwithstanding the foregoing, a public shareholder, together with any affiliate of his or any other person with whom he is acting in concert or as a “group”, will be restricted from seeking redemption rights with respect to more than 10% of the shares sold in this offering. Such a public shareholder would still be entitled to vote against a proposed business combination with respect to all shares owned by him or his affiliates. We believe this restriction will prevent shareholders from accumulating large blocks of shares before the vote held to approve a proposed business combination and attempt to use the redemption right as a means to force us or our management to purchase their shares at a significant premium to the then current market price. Absent this provision, a small group of investors holding a large block of our ordinary shares could threaten to vote against a proposed business combination and seek redemption, regardless of the merits of the transaction, if their shares are not purchased by us or our management at a premium to the then current market price (or if management refuses to transfer to them some of management’s shares). By limiting a shareholder’s ability to redeem only 10% of the shares sold in this offering, we believe we have limited the ability of a small group of shareholders to unreasonably attempt to block a transaction which is favored by our other public shareholders. However, we are not restricting the shareholders’ ability to vote all of their shares against the transaction.
We may require public shareholders whether they are a record holder or hold their shares in “street name,” to tender their certificates to our transfer agent prior to the shareholder meeting or to deliver their shares to the transfer agent electronically using the Depository Trust Company’s DWAC (Deposit/Withdrawal At Custodian) System. Shares will not be considered tendered for redemption purposes based solely on a shareholder request. The proxy solicitation materials that we will furnish to shareholders in connection with the vote to extend our corporate existence or on any proposed business combination will indicate whether, depending on timing considerations, we are requiring shareholders to satisfy such certification and delivery requirements. Accordingly, a shareholder would have from the time we send out our proxy statement through the vote on the business combination or the vote to extend our corporate existence to tender his shares if he wishes to seek to exercise his redemption rights. This time period varies depending on the specific facts of each transaction. The minimum amount of time between the mailing of the proxy and the date when the shares must be tendered for redemption rights will be 10 days. However, as the delivery process can be accomplished by the shareholder, whether or not he is a record holder or his shares are held in “street name”, by contacting the transfer agent or his broker and requesting delivery of his shares through the DWAC System, we believe this time period is sufficient for an average investor. In order to obtain a physical share certificate, a shareholder’s broker and/or clearing broker, DTC and our transfer agent will need to act to facilitate this request. It is our understanding that shareholders should generally allot at least two weeks to obtain physical certificates from the transfer agent. However, because we do not have any control over this process, it may take significantly longer than we anticipated and investors may not be able to seek redemption in time. We will notify investors on a current report on Form 6-K and in our proxy statement related to the initial business combination if we impose this requirement. The foregoing is different from the procedures used by many blank check companies. There is a nominal cost associated with the above-referenced tendering process and the act of certificating the shares or delivering them through the DWAC system. The transfer agent will typically charge the tendering broker approximately $35 and it would be up to the broker whether or not to pass this cost on to the redeeming holder. However, this fee would be incurred regardless of whether or not we require holders seeking to exercise redemption rights to tender their shares prior to the meeting – the need to deliver shares is a requirement of redemption regardless of the timing of when such delivery must be effectuated. Accordingly, we do not believe that would result in any increased cost to shareholders when compared to the traditional process. However, these requirements may take it more difficult for investors to elect redemption and are more likely to result in shareholders potentially not meeting all of the requirements for redemption.
Dissolution and liquidation if no business combination
If we do not enter into a letter of intent, agreement in principle or a definitive agreement within 18 months after the consummation of this offering, or if the holders of 35.0% or more of the shares sold in this offering vote against a proposed extension, if any, beyond 24 months to 36 months and elect to redeem their shares for a pro rata share of the trust account or we do not receive shareholder approval for such extension (and we are not able to complete our initial business combination within such 24 month period), our memorandum and articles of association provides that our corporate purposes and powers will immediately thereupon be limited to acts and activities related to dissolving and winding up our affairs, including liquidation, and we will not be able to engage in any other business activities. As a result, this has the same effect as if we had formally went through a voluntary liquidation procedure under the Companies Law (2007) Revision) of the Cayman Islands, referred to in this prospectus as the Companies Law. In such a situation under the Companies Law, a liquidator would give at least 21 days’ notice to creditors of his intention to make a distribution by notifying known creditors (if any) who have not submitted claims and by placing a public advertisement in the Cayman Islands Official Gazette, although in practice this notice requirement need not necessarily delay the distribution of assets as the liquidator may be satisfied that no creditors would be adversely affected as a consequence of a distribution before this time period has expired. We anticipate we would liquidate to our public shareholders the amount in our trust account (including any accrued interest) plus any remaining net assets (subject to our provision for creditors) shortly following expiration of the 21 day period as part of our plan of dissolution and distribution. We cannot assure you that we will properly assess all claims that may be potentially brought against us. As such, our shareholders could potentially be liable for any claims of creditors to the extent of distributions received by them (but no more). Furthermore, while we will seek to have all vendors and service providers (which would include any third parties we engaged to assist us in any way in connection with our search for a target business) and prospective target businesses execute agreements with us waiving any right, title, interest or claim of any kind they may have in or to any monies held in the trust account, there is no guarantee that they will execute such agreements. Nor is there any guarantee that, even if such entities execute such agreements with us, they will not seek recourse against the trust account or that a court would not conclude that such agreements are not legally enforceable. Our officers, Chun Yi Hao and Hope Ni, have agreed that they will be personally liable to ensure that the proceeds in the trust account are not reduced by the claims of target businesses or claims of vendors or other entities that are owed money by us for services rendered or contracted for or products sold to us. However, we cannot assure you that they will be able to satisfy those obligations, if they are required to do so. As a result, we cannot assure you that the per-share distribution from the trust fund, if we liquidate, will not be less than $8.00, plus interest then held in the trust fund.
Additionally, in any liquidation proceedings of the company under Cayman Islands’ law, the funds held in our trust account may be included in our estate and subject to claims of third parties with priority over the claims of our shareholders. To the extent any such claims deplete the trust account, we cannot assure you will be able to return to our public shareholders the liquidation amounts payable to them.
Furthermore, a liquidator of the company might seek to hold a shareholder liable to contribute to our estate to the extent of distributions received by them pursuant to the dissolution of the trust account beyond the date of dissolution of the trust account.
Our existing shareholders have waived their rights to participate in any liquidation distribution with respect to their ordinary shares and warrants. We will pay the costs of liquidation from our remaining assets outside of the trust account.
If such funds are insufficient, Mr. Hao and Ms. Ni have agreed to advance us the funds necessary to complete such liquidation (currently anticipated to be no more than approximately $75,000 to $125,000) and have agreed not to seek repayment for such expenses.
Escrow of existing shareholders’ ordinary shares and warrants and private placement warrants
On the date of this prospectus, our existing shareholders will place their ordinary shares, warrants and private placement warrants into an escrow account maintained by Continental Stock Transfer & Trust Company, acting as escrow agent. Holders of these securities will not be able to sell or transfer their securities except (i) to an entity’s beneficiaries upon its liquidation, (ii) to relatives and trusts for estate planning purposes, (iii) by virtue of the laws of descent and distribution upon death, (iv) pursuant to a qualified domestic relations order, (v) to our existing shareholders and persons affiliated with such persons or (vi) by private sales with respect to up to 33% of the existing shareholders’ securities made at or prior to the consummation of a business combination at prices no greater than the price at which the securities were originally purchased, in each case where the transferee agrees to the terms of the escrow agreement, including that in connection with a vote to consummate a business combination, such purchaser would vote all ordinary shares acquired by it prior to the initial public offering, in accordance with the majority of votes cast be the holders of the shares offered in the initial public offering. These securities, excluding the private placement warrants, will not be released from escrow until the earlier of (i) 2 1/2 years from the close of the offering or (ii) six months after the close of a business combination, unless a shorter period of time is approved by our public shareholders. The private placement warrants will not be released from escrow until the earlier of (i) 2 1/2 years from the close of the offering or (ii) our consummation of a business combination. However, if after a business combination, there is a transaction whereby all of the outstanding shares are exchanged or converted into cash (as they would be in a post-sale liquidation) or another issuer’s shares, then the Ordinary Shares shall be permitted to be released from escrow to participate in the transaction. Additionally, a portion of the initial shares will be forfeited by our existing shareholders and returned to us for cancellation if the holders of more than 35.0% of the shares sold in this offering vote against a proposed business combination and seek to exercise their conversion rights and such business combination is consummated so that the initial shares would never exceed 20% of our outstanding ordinary shares post business combination.
Underwriters’ purchase option
We have also agreed to sell to the underwriters, for $100, as additional compensation, an option to purchase up to a total of 225,000 units, with the warrants issued as part of such units exercisable at $5.00 per share. The units issuable upon exercise of this option are identical to the other units offered by this prospectus, except that the warrants will be exercisable for cash or on a cashless basis. This option is exercisable, in whole or in part, at $10.00 per unit, commencing six months from the effective date of the registration statement and expiring five years from the effective date of the registration statement. The exercise price and the number of units issuable upon exercise of the option may be adjusted in certain circumstances. The purpose of this option is to compensate the underwriters for the portion of their deferred underwriting discount that will be placed into the trust account and therefore is at risk of loss.
Status as foreign private issuer
As a foreign private issuer, we are exempt from the proxy rules under the Securities Exchange Act of 1934, as amended, which prescribe the form and content of proxy statements. Because of this exemption, at the time we seek approval from our shareholders of our initial business combination or an extension of the time period to complete a business combination, it is our expectation that we will not file with the SEC preliminary proxy solicitation materials regarding our business combination, but will rather prepare and mail proxy solicitation materials in accordance with Cayman Islands law and, as required, furnish such materials to the SEC after mailing. Although we anticipate that such materials will contain many of the same disclosures as proxy materials prepared in conformance with the SEC’s proxy rules, investors are cautioned that such materials will not have been reviewed by the SEC and may not have all of the material disclosures required under such rules.
Determination of offering amount
In determining the size of this offering, our management concluded, based on their collective experience, that an offering of this size, together with the proceeds of the private placement warrants, would provide us with sufficient equity capital to execute our business plan. Our management also considered the size of the offering to be an amount the company and the underwriters believed to be successfully received given market conditions, our proposed industry focus, our management and the size of initial public offerings of other similarly structured blank check companies. We believe that this amount of equity capital, plus our ability to finance an acquisition using stock or debt in addition to the cash held in the trust account, will give us substantial flexibility in selecting an acquisition target and structuring our initial business combination. This belief is not based on any research, analysis, evaluations, discussions, or compilations of information with respect to any particular investment or any such action undertaken in connection with our organization. We cannot assure you that our belief is correct, that we will be able to successfully identify acquisition candidates, that we will be able to obtain any necessary financing or that we will be able to consummate a transaction with one or more target businesses whose fair market value, collectively, is equal to at least 80% of the balance in the trust account (excluding deferred underwriting discounts and commissions of $1,050,000 or $1,207,500 if the over-allotment option is exercised in full) at the time of the initial business combination.

Risks

We are a newly formed company that has conducted no operations and has generated no revenues. Until we complete a business combination, we will have no operations and will generate no operating revenues. In making your decision whether to invest in our securities, you should take into account not only the background of our management team but also the special risks we face as a blank check company. This offering is not being conducted in compliance with Rule 419 promulgated under the Securities Act. Accordingly, you will not be entitled to protections normally afforded to investors in Rule 419 blank check offerings. For additional information concerning how Rule 419 blank check offerings differ from this offering, please see “Proposed

Business — Comparison of This Offering to Those of Blank Check Companies Subject to Rule 419.” Additionally, our existing shareholders’ initial investment is below that which is required under the guidelines of the North American Securities Administrators’ Association, Inc. You should carefully consider these and the other risks set forth in the section entitled “Risk Factors” beginning on page 27 of this prospectus.

SELECTED FINANCIAL DATA

The following table summarizes the relevant financial data for our business and should be read with our financial statements, which are included in this prospectus.

	January 8, 2008
Balance Sheet Data	Actual	As Adjusted
Working capital (deficiency)	$(87,497)	$29,120,003
Total assets	142,503	30,170,003
Total liabilities	122,500	1,050,000
Value of ordinary shares which may be redeemed for cash (approximately $8.00 per share)	—	10,499,992
Total shareholders’ equity	20,003	18,620,011

Statement of Operations Data	Period from December 12, 2007 (inception) to January 8, 2008
Revenues	$—
Formation and operating costs	(4,997)
Net loss	(4,997)
Net loss per share-basic and diluted	(0.00)

The “as adjusted” information gives effect to the sale of the units we are offering including the application of the related gross proceeds, the receipt of $1.75 million from the sale of the private placement warrants and the payment of the estimated remaining expenses of this offering. The “as adjusted” working capital, “as adjusted” total assets and “as adjusted” total liabilities include $1,050,000 being held in the trust account representing deferred underwriting discounts and commissions. The “as adjusted” information consists of 1,312,499 ordinary shares which may be redeemed for cash and 3,375,001 ordinary shares in shareholders’ equity. For additional details, see “Capitalization.”

The “as adjusted” working capital and total assets amounts include approximately $30.0 million to be held in the trust account, which will be distributed (i) to public shareholders who exercise their redemption rights in connection with a vote on the extended period, if any, or in connection with our initial business combination (assuming that the extension period and business combination are approved, respectively), (ii) upon the consummation of a business combination, to the underwriters in the amount of $1,050,000 in payment of their deferred underwriting discounts and commissions and (iii) upon the consummation of a business combination, to us in the amount remaining in the trust account following the payment to any public shareholders who exercise their redemption rights and payment of deferred discounts and commissions to the underwriters. All such proceeds will be distributed from the trust account only as described in this prospectus. If a business combination is not so consummated, we will dissolve and the proceeds held in the trust account, including the deferred underwriting discounts and commission and all interest thereon, net of income taxes on such interest and net of interest income on the trust account balance previously released to us to fund our working capital and general corporate requirements, will be distributed to our public shareholders as part of a plan of distribution.

The working capital deficiency excludes $107,500 of costs related to this offering which were incurred prior to January 8, 2008. These deferred offering costs have been recorded as a long-term asset and are reclassified against shareholders’ equity in the “as adjusted” information.

We will not consummate a business combination if public shareholders owning 35.0% or more of the shares sold in this offering vote against a proposed extension, if any, and the business combination, on a cumulative basis, and exercise their redemption rights. Accordingly, we may effect a business combination if public shareholders owning up to one share less than 35.0% of the 3,750,000 ordinary shares sold in this offering exercise their redemption rights on a cumulative basis. If this occurred, we would be required to redeem for cash up to one share less than 35.0% of the ordinary shares sold in this offering, or 1,312,499 ordinary shares (1,509,374 if the underwriters exercises their over-allotment option in full) at an initial per-share redemption price of approximately $8.00 for approximately $10.5 million in the aggregate

(approximately $7.96 for approximately $12.0 million in the aggregate if the underwriters exercises their over-allotment option in full). The actual per-share redemption price will be equal to the aggregate amount then on deposit in the trust account, before payment of deferred underwriting discounts and commissions and including accrued interest, net taxes and net of interest income on the trust account balance previously released to us as described above, calculated as of the date of the special or annual meeting of shareholders called for the purpose of approving the extended period, or two business days prior to the proposed consummation of the business combination, as the case may be, divided by the number of ordinary shares included in the units sold in this offering. We intend to structure and consummate any potential business combination in a manner such that public shareholders holding up to (but not including) 35.0% of the ordinary shares sold in this offering voting against the extended period or our initial business combination could cause us to redeem their ordinary shares for a pro rata share of the aggregate amount then on deposit in the trust account as previously described in this paragraph, and the business combination could still be consummated.

RISK FACTORS

An investment in our securities involves a high degree of risk. The following risks describe all material risks that are currently known to the Company and are reasonably foreseeable. You should consider carefully all of the material risks described below, together with the other information contained in this prospectus before making a decision to invest in our units. If any of the following events occur, our business, financial condition and operating results may be materially adversely affected. In that event, the trading price of our securities could decline, and you could lose all or part of your investment.

We are a newly formed, development stage company with no operating history and no revenues, and you have no basis on which to evaluate our ability to achieve our business objective.

We are a recently formed development stage company with no operating results, and we will not commence operations until obtaining funding through this offering. Because we lack an operating history, you have no basis on which to evaluate our ability to achieve our business objective of completing a business combination with one or more target businesses. We have no plans, arrangements or understandings with any prospective target businesses concerning a business combination and may be unable to complete a business combination. We will not generate any revenues from operations until after completing a business combination. If we expend all of the $150,000 in proceeds from this offering not held in the trust account and interest income earned (net of income taxes on such interest) on the balance of the trust account that may be released to us to fund our working capital and general corporate requirements in seeking a business combination but fail to complete such a combination, we will never generate any operating revenues.

Our independent registered public accounting firm’s report contains an explanatory paragraph that expresses substantial doubt about our ability to continue as a “going concern”.

We currently have a working capital deficit whereby our current liabilities exceed our current assets (cash). The report of our independent registered public accountants on our financial statements includes an explanatory paragraph stating that our ability to continue as a going concern is dependent on the consummation of this offering. The financial statements do not include any adjustments that might result from our inability to consummate this offering or our ability to continue as a going concern. We may not be able to consummate a business combination within the required time frame, in which case, we would dissolve and liquidate our assets.

Pursuant to our articles of association we must complete a business combination with a fair market value of at least 80% of the balance of the trust account at the time of the business combination (excluding deferred underwriting discounts and commissions of $1,050,000 or $1,207,500 if the underwriters’ over-allotment option is exercised in full) within 18 months after the consummation of this offering (or within 24 months after the consummation of this offering if a letter of intent, agreement in principle or a definitive agreement has been executed within 18 months after the consummation of this offering and the business combination relating thereto has not yet been consummated within such 18-month period, or, if extended pursuant to a shareholder vote as described in this prospectus, within 36 months from the consummation of this offering). Unless extended to 36 months, if we fail to consummate a business combination within the required time frame, we will, in accordance with our memorandum and articles of association dissolve, liquidate and wind up. In any event, if, at the end of the 36 month period we have not obtained shareholder approval for an initial business combination, our corporate existence will automatically cease. The foregoing requirements are set forth in paragraph of our articles of association and may not be eliminated prior to the consummation of our initial business combination. We may not be able to find suitable target businesses within the required time frame. In addition, our negotiating position and our ability to conduct adequate due diligence on any potential target may be reduced as we approach the deadline for the consummation of a business combination. We do not have any specific business combination under consideration, and neither we, nor any representative acting on our behalf, has had any contacts with any target businesses regarding a business combination, nor taken any direct or indirect actions to locate or search for a target business.

Unlike many other blank check companies, we are permitted, pursuant to our memorandum and articles of association, to seek to extend the date before which we must complete an initial business combination to 36 months. As a result, your funds may be held in the trust account for at least three years.

Unlike many other blank check companies, if we have entered into a letter of intent, agreement in principle or definitive agreement within 18 months following the consummation of this offering, we may seek to extend the date before which we must complete our business combination, to avoid being required to liquidate, beyond the more typical 24 months to 36 months by calling a special (or annual) meeting of our shareholders for the purpose of soliciting their approval for such extension. We believe that an extension could be necessary due to the circumstances involved in the evaluation and closing of a business combination in China, including obtaining audited U.S. GAAP financial statements, or financial statements prepared in accordance with IFRS, as approved by the IASB, of potential targets that have previously kept their accounts in accordance with PRC GAAP, the possible need for restructuring and reorganizing corporate entities and assets (particularly with respect to PRC state-owned enterprises) and the requirements of complex Chinese regulatory filings and approvals. Without the option of extending to 36 months, if we enter into such agreement near the end of the initial 18 month period, we would have only six months in which to accomplish the necessary accounting reconciliations, satisfy U.S. and PRC regulatory requirements, secure the approval of our shareholders and provide for customary closing conditions. If the proposal for the extension to 36 months is approved by our shareholders as described in this prospectus, we will have an additional 12 months beyond the more usual 24 month period with which to complete our initial business combination. As a result we may be able to hold your funds in the trust account for more than three years and thus delay the receipt by you of your funds from the trust account on redemption or liquidation.

We may not be able to consummate a business combination within the required time frame, in which case, we would dissolve and liquidate our assets. In addition, our negotiating position and the terms on which we may effect a business combination can be expected to become less favorable as we approach our 24 month deadline or our 36 month deadline, in the event the extended period is approved.

Under our amended and restated articles of association, we must complete a business combination with a fair market value of at least 80% of the balance of the trust account at the time of the business combination (excluding deferred underwriting discounts and commissions of $1,050,000 or approximately $1,207,500 if the underwriters’ over-allotment option is exercised in full and taxes payable) within 18 months after the consummation of this offering (or within 24 months after the consummation of this offering if a letter of intent, agreement in principle or a definitive agreement has been executed within 18 months after the consummation of this offering and the business combination relating thereto has not yet been consummated within such 18-month period, or, if extended pursuant to a shareholder vote as described under “Proposed Business — Extension of Time to Complete a Business Combination to 36 Months,” within 36 months from the consummation of this offering). However, during the extended period, we may consummate a business combination that is different from the originally proposed business combination pursuant to which such letter of intent, agreement in principle or definitive agreement was executed. We may not be able to find suitable target businesses within the required time frame. In addition, our negotiating position and our ability to conduct adequate due diligence on any potential target may be reduced as we approach the deadline for the consummation of a business combination, as our counterparty will be aware of our approaching timing deadlines amended and restated. If we fail to consummate a business combination within the required time frame, in accordance with our articles of association, we will be required to dissolve, liquidate and wind up.

Being a foreign private issuer exempts us from certain Securities and Exchange Commission requirements that provide shareholders the protection of information that must be made available to shareholders of United States public companies, including with respect to our business combination.

We are a “foreign private issuer” within the meaning of the rules promulgated under the Securities Exchange Act of 1934, as amended. As such, we are exempt from certain provisions applicable to United States public companies including:

•	the rules requiring the filing with the SEC of quarterly reports on Form 10-Q or current reports on Form 8-K;
•	the sections of the Exchange Act regulating the solicitation of proxies, consents or authorizations with respect to a security registered under the Exchange Act;

•	provisions of Regulation FD aimed at preventing issuers from making selective disclosures of material information; and
•	the sections of the Exchange Act requiring insiders to file public reports of their share ownership and trading activities and establishing insider liability for profits realized from any “short swing” trading transactions (i.e., a purchase and sale, or a sale and purchase, of the issuer’s equity securities within less than six months).

Because of these exemptions, our shareholders will not be afforded the same protections or information generally available to investors holding shares in public companies organized in the United States. In particular, as a foreign private issuer, we are exempt from the rules under the Exchange Act prescribing the furnishing and content of proxy statements. Because of this exemption, at the time we seek approval from our shareholders of our initial business combination or an extension of the time to complete a business combination, it is our expectation that we will not file with the SEC preliminary proxy solicitation materials regarding our business combination, but will rather prepare and mail proxy solicitation materials in accordance with Cayman Islands law and, as required, file such materials with the SEC after mailing. Although we anticipate that such materials will contain many of the same disclosures as proxy materials prepared in conformance with the SEC’s proxy rules, investors are cautioned that such materials will not have been reviewed by the SEC and may not have all of the material disclosures required under such rules.

Certain provisions contained in our memorandum and articles of association may be amended by the vote of our board of directors and the affirmative vote of at least two-thirds of the voting power of our shareholders. This could reduce or eliminate the protection afforded to our shareholders by such provisions.

Our memorandum and articles of association contain certain requirements and restrictions relating to this offering that will apply to us until the consummation of our initial business combination. Specifically, our memorandum and articles of association provides, among other things, that:

•	if we have entered into a letter of intent or definitive agreement with respect to a business combination within 18 months of the consummation of this offering, and we anticipate that we may not be able to consummate a business combination within 24 months, we may seek shareholder approval to extend the period of time to consummate a business combination by an additional 12 months. In such case, we will present such proposal to our shareholders. In order to approve the extended period, we must receive shareholder approval of a majority of our ordinary shares voted by our public shareholders and public shareholders owning less than 35.0% of the ordinary shares purchased by the public shareholders in this offering both vote against the extended period and exercise their redemption rights;
•	if we do not enter into a letter of intent, agreement in principle or a definitive agreement within 18 months after the consummation of this offering, or if the holders of 35.0% or more of the shares sold in this offering vote against the proposed extension beyond 24 months to 36 months and elect to redeem their shares for a pro rata share of the trust account or we do not receive shareholder approval for such extension (and we are not be able to complete our initial business combination within such 24 month period), our corporate purposes and powers will immediately thereupon be limited to acts and activities related to dissolving and winding up our affairs, including liquidation, and we will not be able to engage in any other business activities;
•	our corporate existence will cease 36 months after the date of this prospectus for the purposes of winding up our affairs and liquidating pursuant to the Companies Law (2007 Revision) of the Cayman Islands, if we are unable to complete a business combination;
•	if the extended period is approved, public shareholders who voted against such proposal and exercised their redemption rights will receive their pro rata share of the trust account;
•	prior to the consummation of our initial business combination, we shall submit such business combination to our shareholders for approval;
•	we may consummate our initial business combination if: (i) the business combination is approved by a majority of the ordinary shares voted by our public shareholders, (ii) an amendment to our memorandum and articles of association allowing our perpetual existence is approved by a majority of our outstanding ordinary shares and (iii) shareholders owning less than 35.0% of the ordinary shares purchased by the public shareholders in this offering exercise their redemption rights (on a cumulative basis, including shares redeemed in connection with our seeking shareholder approval for the extended period, if applicable);
•	if our initial business combination is approved and consummated, public shareholders who voted against the business combination and exercised their redemption rights will receive their pro rata share of the trust account;
•	if a business combination is not consummated or a letter of intent, an agreement in principle or a definitive agreement is not signed within the time periods specified in this prospectus, then we will be dissolved and distribute to all of our public shareholders their pro rata share of the trust account;
•	our management will take all actions necessary to liquidate our trust account to our public shareholders as part of our plan of distribution if a business combination is not consummated or a letter of intent, an agreement in principle or a definitive agreement is not signed within the time periods specified in this prospectus;
•	our shareholders’ rights to receive a portion of the trust fund are limited such that they may only receive a portion of the trust fund upon liquidation of our trust account to our public shareholders as part of our plan of distribution or upon the exercise of their redemption rights; and
•	we may not consummate any other merger, capital stock exchange, stock purchase, asset acquisition or control through contractual arrangements or similar transaction other than a business combination that meets the conditions specified in this prospectus, including the requirement that our initial business combination be with one or more operating businesses whose fair market value, either individually or collectively, is equal to at least 80% of the amount in the trust account (excluding deferred underwriting discounts and commissions) at the time of such business combination.

Our memorandum and articles of association provides that until the consummation of our initial business combination, the above requirements and restrictions may not be amended. Following an initial business combination, if an amendment was proposed and approved, it could reduce or eliminate the protection afforded to our public shareholders by these requirements and restrictions. However, we view these provisions as obligations to our shareholders and have agreed not to take any action to amend or waive these provisions.

We intend to have our securities quoted on the OTC Bulletin Board, which will limit the liquidity and price of our securities more than if our securities were quoted or listed on The Nasdaq Global Market or a national exchange.

Our securities will be traded in the over-the-counter market. It is anticipated that they will be quoted on the OTC Bulletin Board, a FINRA-sponsored and operated inter-dealer automated quotation system for equity securities not included on The Nasdaq Market. Quotation of our securities on the OTC Bulletin Board will limit the liquidity and price of our securities more than if our securities were quoted or listed on The Nasdaq Market or a national exchange.

You will not receive protections normally afforded to investors in blank check companies.

Since the net proceeds of this offering are designated for completing a business combination with a target business that has not been identified, we may be deemed a “blank check” company under the United States securities laws. However, since our securities will be quoted on the OTC Bulletin Board, and upon the consummation of this offering we will have net tangible assets in excess of $5.0 million and will at that time file a Current Report on Form 6-K with the SEC that includes an audited balance sheet demonstrating this fact, we are exempt from SEC rules such as Rule 419 that are designed to protect investors in blank check companies. Accordingly, investors in this offering will not receive the benefits or protections of that rule. Among other things, this means our units will be immediately tradable and we will have a longer period of time to complete a business combination in some circumstances than do companies subject to Rule 419.

If third parties bring claims against us, the proceeds held in the trust account may be reduced and the per share liquidation price received by you will be less than $8.00 per share.

Our placing of funds in the trust account may not protect those funds from third party claims against us. Although we will seek to have all vendors that we engage after the consummation of this offering, prospective target businesses or other entities we engage execute agreements with us waiving any right, title, interest or claim of any kind in or to any monies held in the trust account, there is no guarantee that they will execute such agreements, or if executed, that this will prevent potential contracted parties from making claims against the trust account. Nor is there any guarantee that such entities will agree to waive any claims they may have in the future as a result of, or arising out of, any negotiations, contracts or agreements with us and will not seek recourse against the trust account for any reason. Accordingly, the proceeds held in the trust account may be subject to claims which would take priority over the claims of our public shareholders and, as a result, the per-share liquidation price could be less than $8.00 due to claims of such creditors. If we are unable to complete a business combination and are forced to dissolve and liquidate, each of Chun Yi Hao and Hope Ni will, by agreement, agree to indemnify us (each in an amount proportional to the number of shares beneficially owned by them as compared to all of the shares beneficially owned by them as a group) for all claims of creditors (including claims of lawyers, accountants, printers, and investment bankers) or any potential target businesses, to the extent we fail to obtain waivers from such parties to ensure that the proceeds in the trust account are not reduced.

Additionally, if we are forced to file a bankruptcy case or an involuntary bankruptcy case is filed against us which is not dismissed, the funds held in our trust account will be subject to applicable bankruptcy law, and may be included in our bankruptcy estate and subject to claims of third parties with priority over the claims of our public shareholders. To the extent bankruptcy claims deplete the trust account, we cannot assure you we will be able to return to our public shareholders the liquidation amounts due them.

Our shareholders may be held liable for claims by third parties against us to the extent of distributions received by them.

Our articles of association provides that we will continue in existence only for 36 months (assuming the period in which we need to consummate a business combination has been extended, as provided in our articles of association) from the date of this prospectus. If we have not completed a business combination by such date and amended this provision in connection thereto, our corporate existence will cease except for the purposes of winding up our affairs and liquidating. As a result, this has the same effect as if we had formally went through a voluntary liquidation procedure under the Companies Law (2007 Revision) of the Cayman Islands, referred to in this prospectus as the Companies Law. In such a situation under the Companies Law, a liquidator would give at least 21 days’ notice to creditors of his intention to make a distribution by notifying known creditors (if any) who have not submitted claims and by placing a public advertisement in the Cayman Islands Official Gazette, although in practice this notice requirement need not necessarily delay the distribution of assets as the liquidator may be satisfied that no creditors would be adversely affected as a consequence of a distribution before this time period has expired. We anticipate the trust account would be liquidated shortly following expiration of the 21 day period. As soon as the affairs of the company are fully wound-up, the liquidator must present his final report and accounts before a final general meeting which must be called by a public notice at least one month before it takes place. After the final meeting, the liquidator must make a return to the Registrar confirming the date on which the meeting was held and three months after the date of such filing the company is dissolved.

Additionally, in any liquidation proceedings of the company under Cayman Islands’ law, the funds held in our trust account may be included in our estate and subject to the claims of third parties with priority over the claims of our shareholders. To the extent any such claims deplete the trust account, we cannot assure you we will be able to return to our public shareholders the liquidation amounts payable to them. Furthermore, a liquidator of the company might seek to hold a shareholder liable to contribute to our estate to the extent of distributions received by them pursuant to the dissolution of the trust account beyond the date of dissolution of the trust account. Additionally, we cannot assure you that third parties will not seek to recover from our shareholders amounts owed to them by us. Furthermore, our board may be viewed as having breached their fiduciary duties to our creditors and/or may have acted in bad faith, and thereby exposing itself and our company to claims for having paid public shareholders from the trust account prior to addressing the claims of creditors. We cannot assure you that claims will not be brought against us for these reasons.

If we are unable to consummate a transaction within 36 months (assuming the period in which we need to consummate a business combination has been extended, as provided in our articles of association) from the date of this prospectus our purpose and powers will be limited to dissolving, liquidating and winding up.

Upon notice from us, the trustee of the trust account will distribute the amount in our trust account to our public shareholders as part of our plan of dissolution and distribution. Concurrently, we shall pay, or reserve for payment, from funds not held in trust, our liabilities and obligations, although we cannot assure you that there will be sufficient funds for such purpose. If there are insufficient funds held outside the trust account for such purpose, Chun Yi Hao and Hope Ni have agreed that they will be jointly and severally liable (each in an amount proportional to the number of shares beneficially owned by them as compared to all of the shares beneficially owned by them as a group) to ensure that the proceeds in the trust account are not reduced by the claims of target businesses or claims of vendors or other entities that are owed money by us for services rendered or contracted for or products sold to us.

If we dissolve and liquidate before concluding a business combination, our public shareholders will receive less than $8.00 per share on distribution of trust account funds and our warrants will expire worthless.

If we are unable to complete a business combination and must dissolve and liquidate our assets, the per-share liquidating distribution will be less than $8.00 because of the expenses of this offering, our general and administrative expenses and the planned costs of seeking a business combination. We expect these costs and expenses to include approximately $100,000 for expenses for the due diligence and investigation of a target business or businesses; approximately $500,000 for legal, accounting and other expenses associated with structuring, negotiating and documenting an initial business combination; an aggregate of up to $180,000 for office space, administrative services and secretarial support payable to Olympic Spring Limited, a company jointly and equally owned by Chun Yi Hao and Hope Ni, representing $7,500 per month for 24 months; $120,000 for legal and accounting fees relating to our SEC reporting obligations; and approximately $400,000 for working capital and general corporate requirements that will be used for miscellaneous expenses (including directors and officers liability insurance) and reserves. If we were unable to conclude an initial business combination and expended all of the net proceeds of this offering, other than the proceeds deposited in the trust account, and without taking into account interest, if any, earned on the trust account, net of income taxes payable on such interest and net of interest income on the trust account balance previously released to us to fund working capital and general corporate requirements, the initial per-share liquidation price would be approximately $8.00, or equal to the per-share offering price of $8.00 (assuming that the entire offering amount was allocated to the shares included in the units). Furthermore, our outstanding warrants are not entitled to participate in a liquidating distribution and the warrants will therefore expire worthless if we dissolve and liquidate before completing an initial business combination; and as a result purchasers of our units will have paid the full unit purchase price solely for the ordinary shares included in each unit, will realize less than $8.00 for each such share, and will not receive any money for such warrant. For a more complete discussion of the effects on our shareholders if we are unable to complete an initial business combination, please see “Proposed Business — Effecting a Business Combination — Dissolution and Liquidation if No Business Combination.”

We will dissolve and liquidate if we do not consummate a business combination, in which case our public shareholders will receive less than $8.00 per share on distribution.

Pursuant to our memorandum and articles of association, among other things, we must liquidate if we do not complete a business combination within 18 months after the consummation of this offering (or within 24 months after the consummation of this offering if a letter of intent, agreement in principle or a definitive agreement has been executed within 18 months after the consummation of this offering and the business combination relating thereto has not yet been consummated within such 18-month period, or within 36 months if the extended period is approved. The foregoing requirement is set forth in article 170 of our amended and restated articles of association and may not be eliminated prior to our initial business combination. Upon dissolution, we will distribute to all of our public shareholders, in proportion to their respective equity interests, an aggregate sum equal to the amount in the trust account (net of taxes payable and that portion of the interest earned previously released to us) and net assets held outside the trust account. Our existing shareholders have waived their rights to participate in any liquidating distribution with respect to their existing shareholders’ ordinary shares and have agreed to vote in favor of any dissolution and plan of distribution which we will present to our shareholders for vote. There will be no distribution from the trust account with respect to our warrants which will expire worthless. We will pay the costs of our dissolution and liquidation of the trust account from our remaining assets outside of the trust account, and we estimate such costs to be between $75,000 and $125,000, if not done in connection with a shareholder vote with respect to the extended period of a potential business combination. Upon notice from us, the trustee of the trust account will liquidate the investments constituting the trust account and will turn over the proceeds to our transfer agent for distribution to our public shareholders as part of our shareholder-approved dissolution and plan of distribution. Concurrently, we shall pay, or reserve for payment, from interest released to us from the trust account if available, our liabilities and obligations, although we cannot give you assurances that there will be sufficient funds outside the trust account for such purpose. The amounts held in the trust account may be subject to claims by third parties, such as vendors, prospective target business or other entities, if we do not obtain waivers in advance from such third parties prior to such parties providing us with services or entering into arrangements with them. We have not received any waiver agreements at this time and we cannot assure you that such waivers will be obtained or will be enforceable. Each of Chun Yi Hao and Hope Ni have agreed that, if we dissolve prior to the consummation of a business combination, they will indemnify us (each in an amount proportional to the number of shares beneficially owned by them as compared to all of the shares beneficially owned by them as a group) for all claims of creditors (including claims of lawyers, accountants, printers, and investment bankers) or any potential target businesses, to the extent we fail to obtain valid and enforceable waivers from such parties to ensure that the proceeds in the trust account are not reduced. However, we cannot assure you that they will be able to satisfy those obligations. We do not intend to take any additional measures to ensure that the funds of the trust account will not be depleted by claims against the trust account. Accordingly, upon dissolution and liquidation, the estimated per-share liquidating distribution will be approximately $8.00, which is less than $8.00 per share because of the expenses of this offering, our general and administrative expenses and the planned costs of seeking a business combination.

Unlike many other blank check offerings, we allow up to approximately 35.0% of the ordinary shares purchased by the public shareholders in this offering, on a cumulative basis, to be redeemed. This higher threshold will make it easier for us to consummate a business combination with which you may not agree.

When we seek shareholder approval for the extended period, if any, and our initial business combination, we will offer each public shareholder (other than our existing shareholders) the right to have its ordinary shares converted to cash if the shareholder votes against the extended period or business combination, as the case may be, and such proposal is approved and, in the case of the business combination, it is also consummated. We will consummate the initial business combination only if the following three conditions are met: (i) a majority of the ordinary shares voted by the public shareholders are voted in favor of the business combination, (ii) a majority of our outstanding ordinary shares approve an amendment to our memorandum and articles of association allowing our perpetual existence, and (iii) public shareholders owning 35.0% or more of the shares sold in this offering do not vote against the business combination and on a cumulative basis exercise their redemption rights (including any shares previously redeemed in connection with a vote, if any, on the extended period). Many other blank check companies have a redemption threshold of 20%, which makes it more difficult for such companies to consummate their initial business combination. Thus, because we permit a larger number of shareholders to exercise their redemption rights, it will be easier for us to consummate an initial business combination with a target business which shareholders may believe is not suitable for us, and you may not receive the full amount of your original investment upon exercise of your redemption rights. We have increased the redemption percentage to 35.0% from the more typical 20% in order to reduce the likelihood that a small group of investors holding a block of our stock will be able to stop us from completing a business combination that is otherwise approved by a majority of our public shareholders and to be similar to other offerings by blank check companies currently in the market. Additionally, because we permit a larger number of shareholders to exercise their redemption rights, we could pay redeeming shareholders more of our trust funds than other blank check companies, which may result in our having to obtain additional financing to consummate the business combination or result in less money being available for use as working capital post-business combination.

We may require shareholders who wish to redeem their shares to comply with specific requirements for redemption that may make it more difficult for them to exercise their redemption rights prior to the deadline for exercising redemption rights.

We may require public shareholders who wish to redeem their shares to tender their certificates to our transfer agent prior to the shareholder meeting or to deliver their shares to the transfer agent electronically using the Depository Trust Company’s DWAC (Deposit/Withdrawal At Custodian) System. In order to obtain a physical share certificate, a shareholder’s broker and/or clearing broker, DTC and our transfer agent will need to act to facilitate this request. It is our understanding that shareholders should generally allot at least two weeks to obtain physical certificates from the transfer agent. However, because we do not have any control over this process or over the brokers or DTC, it may take significantly longer than two weeks to obtain a physical share certificate. If it takes longer than we anticipate to obtain a physical certificate, shareholders who wish to redeem may be unable to obtain physical certificates by the deadline for exercising their redemption rights and thus will be unable to redeem their shares. These requirements may take it more difficult for investors to elect redemption and are more likely to result in shareholders potentially not meeting all of the requirements for redemption.

Public shareholders, together with any of their affiliates or any other person with whom they are acting in concert or as a “group” with, will be restricted from seeking redemption rights with respect to more than 10% of the shares sold in this offering.

When we seek shareholder approval of any business combination, we will offer each public shareholder (but not our existing shareholders) the right to have his, her, or its ordinary shares redeemed for cash if the shareholder votes against the business combination and the business combination is approved and completed. Notwithstanding the foregoing, a public shareholder, together with any affiliate of his or any other person with whom he is acting in concert or as a “group” will be restricted from seeking redemption rights with respect to more than 10% of the shares sold in this offering. Accordingly, if you purchase more than 10% of the shares sold in this offering and a proposed business combination is approved, you will not be able to seek redemption rights with respect to the full amount of your shares and may be forced to hold such additional shares or sell them in the open market. We cannot assure you that the value of such additional shares will appreciate over time following a business combination or that the market price of the ordinary shares will exceed the per-share redemption price.

Since we have not yet selected a particular industry or any target business with which to complete a business combination, you will be unable to currently ascertain the merits or risks of the industry or business in which we may ultimately operate.

We intend to consummate a business combination with a company in any industry we choose that we believe will provide significant opportunities for growth, and we are not limited to any particular industry or type of business. Accordingly, there is no current basis for you to evaluate the possible merits or risks of the particular industry in which we may ultimately operate or the target business or businesses with which we may ultimately enter a business combination. Although we will evaluate the risks inherent in a particular target business, we cannot assure you that we will properly ascertain or assess all of the significant risks present in that target business. Even if we properly assess those risks, some of them may be outside of our control or ability to affect. We also cannot assure you that an investment in our units will not ultimately prove to be less favorable to investors in this offering than a direct investment, if an opportunity were available, in a target business.

Your only opportunity to evaluate and affect the investment decision regarding a potential business combination will be limited to voting for or against the business combination submitted to our shareholders for approval.

You will be relying on the ability of our officers and members of our board, with the assistance of our advisor and consultants, to choose a suitable business combination. At the time of your investment in us, you will not be provided with an opportunity to evaluate the specific merits or risks of one or more target businesses. Accordingly, your only opportunity to evaluate and affect the investment decision regarding a potential business combination will be limited to voting for or against the business combination submitted to our shareholders for approval. In addition, a proposal that you vote against could still be approved if a sufficient number of public shareholders vote for the proposed business combination. Alternatively, a proposal that you vote for could still be rejected if a sufficient number of public shareholders vote against the proposed business combination.

We will not be required to obtain a fairness opinion from an independent investment banking firm as to the fair market value of the target business unless the Board of Directors is unable to independently determine the fair market value.

The fair market value of a target business or businesses will be determined by our board of directors based upon standards generally accepted by the financial community, such as actual and potential sales, the values of comparable businesses, earnings and cash flow, and book value. If our board is not able to independently determine that the target business has a sufficient fair market value to meet the threshold criterion, we will obtain an opinion from an unaffiliated, independent investment banking firm which is a member of FINRA with respect to the satisfaction of such criterion. In all other instances, we will have no obligation to obtain or provide you with a fairness opinion.

If we issue capital stock or redeemable debt securities to complete a business combination, your equity interest in us could be reduced or there may be a change in control of our company.

Our memorandum and articles of association authorizes the issuance of up to 50 million ordinary shares, par value $0.001 per share, and 1 million preferred shares, par value $0.001 per share. Immediately after this offering (assuming no exercise of the underwriters’ over-allotment option), there will be 38,847,222 authorized but unissued ordinary shares available for issuance (after appropriate reservation for the issuance of shares upon full exercise of our outstanding warrants, including the private placement warrants, and assuming no exercise of the underwriters’ purchase option) and all of the 1 million preferred shares available for issuance. We have no other commitments as of the date of this offering to issue any additional securities. We may issue a substantial number of additional ordinary shares or preferred stock, or a combination of both, including through redeemable debt securities, to complete a business combination. The issuance of additional equity in a follow-on offering would not reduce the $8.00 expected to be paid to initial investors if the trust is liquidated. Our issuance of additional ordinary shares or any preferred shares:

•	may significantly reduce your equity interest in us;
•	may cause a change in control if a substantial number of our ordinary shares are issued, which may among other things limit our ability to use any net operating loss carry forwards we have, and result in the resignation or removal of our officers and directors;
•	may, in certain circumstances, have the effect of delaying or preventing a change in control of us; and
•	may adversely affect the then-prevailing market price for our ordinary shares.

The value of your investment in us may decline if any of these events occur.

If we acquire a company by issuing debt securities, our post-combination operating results may decline due to increased interest expense or our liquidity may be adversely affected by an acceleration of our indebtedness.

We may elect to enter into a business combination that requires us to issue debt securities as part of the purchase price for a target business. If we issue debt securities, such issuances may result in:

•	default and foreclosure on our assets if our operating cash flow after a business combination were insufficient to pay our debt obligations;
•	acceleration, even if we are then current in our debt service obligations, if the debt securities have covenants that require us to meet certain financial ratios or maintain designated reserves, and any such covenants are breached without a waiver or renegotiation;
•	a required immediate payment of all principal and accrued interest, if any, if the debt security was payable on demand; and
•	our inability to obtain additional financing, if necessary, if the debt securities contain covenants restricting our ability to obtain additional financing.

Our existing shareholders currently control us and may influence certain actions requiring a shareholder vote.

Assuming none of our existing shareholders purchases units in this offering or shares in the open market or in privately negotiated transactions, they will beneficially own, in the aggregate, 20.0% of our issued and outstanding ordinary shares when this offering is completed. None of our existing shareholders has indicated to us that they intend to purchase units in this offering. Our existing shareholders have agreed that they will vote any ordinary shares they acquire in or after this offering in favor of a vote to approve the extended period, a business combination or a plan of distribution that is presented to our public shareholders. Accordingly, ordinary shares acquired by our existing shareholders in or after this offering will not have the same voting or redemption rights as our public shareholders with respect to the extended period or a potential business combination, and our existing shareholders will not be eligible to exercise redemption rights for those shares if a business combination is approved by a majority of the votes cast by our public shareholders.

Because our private placement investors, including Chardan Capital Markets, LLC, will hold warrants to purchase 1,944,444 ordinary shares that they purchased in the private placement, after a business combination, the exercise of those warrants may increase their ownership in us. This increase could allow our private placement investors to influence the outcome of matters requiring shareholder approval, including the election of directors and approval of significant corporate transactions after consummation of our initial business combination. In addition, neither our existing shareholders nor our private placement investors are prohibited from purchasing units in this offering or our ordinary shares in the open market or in privately negotiated transactions. If they do so, they will have a greater influence on the vote taken in connection with a business combination. If a significant number of shareholders vote, or indicate an intention to vote, against a proposed business combination, our existing shareholders or private placement investors could make such purchases in order to influence the vote.

Resources could be wasted in researching acquisitions that are not consummated, which could materially adversely affect subsequent attempts to locate and acquire or merge with another business.

It is anticipated that the investigation of each specific target business and the negotiation, drafting, and execution of relevant agreements, disclosure documents, and other instruments will require substantial management time and attention and substantial costs for accountants, attorneys and others. If a decision is made not to complete a specific business combination, the costs incurred up to that point for the proposed transaction likely would not be recoverable. Furthermore, even if an agreement is reached relating to a specific target business, we may fail to consummate the business combination for any number of reasons including those beyond our control such as that more than 35.0% cumulatively of the ordinary shares purchased by the public shareholders in this offering vote against extending the period of time that we have to consummate a business combination and/or the business combination and opt to have us redeem their stock for a pro rata share of the trust account even if a majority of our public shareholders approve the business combination. Any such event will result in a loss to us of the related costs incurred which could materially adversely affect subsequent attempts to locate and acquire or merge with another business.

Our directors and officers may have a conflict of interest in deciding if a particular target business is a good candidate for a business combination.

Our existing shareholders have agreed to waive their rights to receive distributions with respect to their existing shareholders’ ordinary shares purchased before this offering if we dissolve and liquidate because we fail to complete a business combination. In addition, our private placement investors, including Chardan Capital Markets, LLC, will purchase an aggregate of 1,944,444 private placement warrants immediately prior to the consummation of this offering and our existing shareholders will own 937,500 existing shares (assuming they do not purchase any units in this offering and assuming the forfeiture of up to 140,625 ordinary shares and warrants to the extent that the underwriters do not exercise their over-allotment option). The ordinary shares which are beneficially owned by our existing shareholders will be worthless if we do not consummate a business combination. Furthermore, the $1.75 million purchase price of the private placement warrants will be included in the trust account that is distributed to our public shareholders in the event of our dissolution and liquidation. Our directors’ and officer’s desire to avoid rendering their ordinary shares and warrants worthless may result in a conflict of interest when they determine whether the terms, conditions and timing of a particular business combination are appropriate and in our shareholders’ best interest.

If our ordinary shares become subject to the SEC’s penny stock rules, broker-dealers may experience difficulty in completing customer transactions and trading activity in our securities may be adversely affected.

If at any time we have net tangible assets of $5,000,000 or less and our ordinary shares have a market price per share of less than $5.00, transactions in our ordinary shares may be subject to the “penny stock” rules promulgated under the Securities Exchange Act of 1934. Under these rules, broker-dealers who recommend such securities to persons other than institutional accredited investors must:

•	make a special written suitability determination for the purchaser;
•	receive the purchaser’s written agreement to the transaction prior to sale;
•	provide the purchaser with risk disclosure documents which identify certain risks associated with investing in “penny stocks” and which describe the market for these “penny stocks” as well as a purchaser’s legal remedies; and
•	obtain a signed and dated acknowledgment from the purchaser demonstrating that the purchaser has actually received the required risk disclosure document before a transaction in a “penny stock” can be completed.

If our ordinary shares become subject to these rules, broker-dealers may find it difficult to effectuate customer transactions and trading activity in our securities may be adversely affected. As a result, the market price of our securities may be depressed, and you may find it more difficult to sell our securities.

Unless we complete a business combination, our officers and directors will not receive reimbursement for any out-of-pocket expenses they incur if such expenses exceed the amount available to us for working capital and general corporate purposes. Therefore, they may have a conflict of interest in determining whether a particular target business is appropriate for a business combination and in the public shareholders’ best interest.

Our directors will not receive reimbursement for any out-of-pocket expenses incurred by them to the extent that such expenses exceed the amount not required to be retained in the trust account unless the business combination is consummated. Our directors may, as part of any such combination, negotiate the repayment of some or all of any such expenses. If the target business’ owners do not agree to such repayment, this could cause our management to view such potential business combination unfavorably, thereby resulting in a conflict of interest. The financial interest of our directors could influence their motivation in selecting a target business and thus, there may be a conflict of interest when determining whether a particular business combination is in the shareholders’ best interest.

Our directors may not be considered “independent” under the policies of the North American Securities Administrators Association, Inc. and, therefore, may take actions or incur expenses that are not deemed to be independently approved or independently determined to be in our best interest.

Under the policies of the North American Securities Administrators Association, Inc., an international organization devoted to investor protection, because all of our directors may receive reimbursement for out-of-pocket expenses incurred by them in connection with activities on our behalf such as attending meetings of the board of directors, identifying potential target businesses, and performing due diligence on suitable business combinations, and certain of our directors indirectly own shares of our securities, state securities administrators could take the position that such individuals are not “independent.” If this were the case, they would take the position that we would not have the benefit of independent directors examining the propriety of expenses incurred on our behalf and subject to reimbursement. There is no limit on the amount of out-of-pocket expenses that could be incurred and there will be no review of the reasonableness of the expenses by anyone other than our board of directors, or a court of competent jurisdiction if such reimbursement is challenged. To the extent such out-of-pocket expenses exceed the available proceeds not deposited in the trust account, such out-of-pocket expenses would not be reimbursed by us unless we complete a business combination. Although we believe that all actions taken by our directors on our behalf will be in our best interests, whether or not they are deemed to be “independent,” we cannot assure you that this will actually be the case. If actions are taken, or expenses are incurred that actually are not in our best interests, it could have a material adverse effect on our business and operations and the price of our stock held by the public shareholders.

Because our existing shareholders’ initial equity investment for their ordinary shares and warrants was only $25,000, our offering may be disallowed by state administrators that follow the North American Securities Administrators Association, Inc. Statement of Policy on development stage companies.

Pursuant to the Statement of Policy Regarding Promoter’s Equity Investment promulgated by The North American Securities Administrators Association, Inc., any state administrator may disallow an offering of a development stage company if the initial equity investment by a company’s promoters does not equal a certain percentage of the aggregate public offering price. Our promoters’ initial investment of $25,000 for their ordinary shares and warrants is less than the required $1,010,000 minimum amount pursuant to this policy. Accordingly, a state administrator would have the discretion to disallow our offering if it wanted to. We cannot assure you that our offering would not be disallowed pursuant to this policy. If the offering were disallowed, it would further restrict your ability to engage in resale transactions with respect to our securities. Additionally, if we are unable to complete a business combination, our existing shareholders’ loss will be limited to their initial investment. Conversely, if we are able to complete a business combination, the ordinary shares and warrants acquired prior to this offering will be worth significantly more than $25,000.

Because we are incorporated under the laws of the Cayman Islands, you may face difficulties in protecting your interests, and your ability to protect your rights through the U.S. federal courts may be limited.

We are a company incorporated under the laws of the Cayman Islands, and, following a business combination, substantially all of our assets will be located outside the United States, including our trust fund which will be deposited at the London branch of JPMorgan Chase Bank, N.A., maintained by Continental Stock Transfer & Trust Company, as trustee. In addition, certain of our directors and officers are nationals or residents of jurisdictions other than the United States and all or a substantial portion of their assets are located outside the United States. As a result, it may be difficult for investors to effect service of process within the United States upon us or our directors or officers, or enforce judgments obtained in the United States courts against us or our directors or officers. Moreover, we have been advised that the PRC does not have treaties providing for the reciprocal recognition and enforcement of judgments of courts with the United States. Further, it is unclear if extradition treaties now in effect between the United States and the PRC would permit effective enforcement of criminal penalties of the United States federal securities laws.

Our corporate affairs will be governed by our memorandum and articles of association, the Companies Law (as the same may be supplemented or amended from time to time) or the common law of the Cayman Islands. The rights of shareholders to take action against the directors, actions by minority shareholders and the fiduciary responsibilities of our directors to us under Cayman Islands law are to a large extent governed by the common law of the Cayman Islands. The common law of the Cayman Islands is derived in part from comparatively limited judicial precedent in the Cayman Islands as well as from English common law, the decisions of whose courts are of persuasive authority, but are not binding on a court in the Cayman Islands. The rights of our shareholders and the fiduciary responsibilities of our directors under Cayman Islands law are not as clearly established as they would be under statutes or judicial precedent in some jurisdictions in the United States. In particular, the Cayman Islands has a less developed body of securities laws as compared to the United States, and some states, such as Delaware, have more fully developed and judicially interpreted bodies of corporate law. In addition, Cayman Islands companies may not have standing to initiate a shareholder derivative action in a federal court of the United States.

The Cayman Islands courts are also unlikely:

•	to recognize or enforce against us judgments of courts of the United States based on certain civil liability provisions of U.S. securities laws; and
•	to impose liabilities against us, in original actions brought in the Cayman Islands, based on certain civil liability provisions of U.S. securities laws.

There is no statutory recognition in the Cayman Islands of judgments obtained in the United States, although the courts of the Cayman Islands will in certain circumstances recognize and enforce a non-penal judgment of a foreign court of competent jurisdiction without retrial on the merits. The Grand Court of the Cayman Islands may stay proceedings if concurrent proceedings are being brought elsewhere.

As a result of all of the above, public shareholders may have more difficulty in protecting their interests in the face of actions taken by management, members of the board of directors or controlling shareholders than they would as public shareholders of a United States company.

We will probably complete only one business combination with the proceeds of this offering, meaning our operations will depend on a single business that is likely to operate in a non-diverse industry or segment of an industry.

The net proceeds from this offering and the offering of the private placement warrants will provide us with approximately $30.0 million (approximately $34.3 million if the underwriters’ over-allotment option is exercised in full) that we may use to complete a business combination. Our initial business combination must be with a target business or businesses with a fair market value of at least 80% of the balance in the trust account at the time of such business combination (excluding deferred underwriting discounts and commissions of $1,050,000 or $1,207,500 if the underwriters’ over-allotment option is exercised in full). There is no limitation on our ability to raise funds privately or through loans that would allow us to acquire a target business or businesses with a fair market value in an amount greater than 80% of the amount in our trust account at the time of such acquisition. We have not entered into and are not currently contemplating any financing arrangements with any third parties to raise additional funds. We may not be able to acquire more than one target business because of various factors, including the existence of complex accounting issues and the requirement that we prepare and file pro forma financial statements with the SEC that present operating results and the financial condition of several target businesses as if they had been operated on a combined basis. Additionally, we may encounter numerous logistical issues if we pursue multiple target businesses, including the difficulty of coordinating the timing of negotiations, proxy statement disclosure and closings. We may also be exposed to the risk that our inability to satisfy conditions to closing with one or more target businesses would reduce the fair market value of the remaining target businesses in the combination below the required threshold of 80% of the balance in the trust account (excluding deferred underwriting discounts and commissions of $1,050,000 or $1,207,500 if the underwriters’ over-allotment option is exercised in full). Due to these added risks, we are more likely to choose a single target business with which to pursue a business combination than multiple target businesses. Unless we combine with a target business in a transaction in which the purchase price consists substantially of ordinary shares and/or preferred stock, it is likely we will complete only our initial business combination with the proceeds of this offering. Accordingly, the prospects for our success may depend solely on the performance of a single business. If this occurs, our operations will be highly concentrated and we will be exposed to higher risk than other entities that have the resources to complete several business combinations, or that operate in, diversified industries or industry segments.

If we do not conduct an adequate due diligence investigation of a target business with which we combine, we may be required to subsequently take write-downs or write-offs, restructuring, and impairment or other charges that could have a significant negative effect on our financial condition, results of operations and our stock price, which could cause you to lose some or all of your investment.

In order to meet our disclosure and financial reporting obligations under the federal securities laws, and in order to develop and seek to execute strategic plans for how we can increase the revenues and/or profitability of a target business, realize operating synergies or capitalize on market opportunities, we must conduct a due diligence investigation of one or more target businesses. Intensive due diligence is time consuming and expensive due to the operations, accounting, finance and legal professionals who must be involved in the due diligence process. Even if we conduct extensive due diligence on a target business with which we combine, we cannot assure you that this diligence will surface all material issues that may be present inside a particular target business, or that factors outside of the target business and outside of our control will not later arise. If our diligence fails to identify issues specific to a target business, industry or the environment in which the target business operates, we may be forced to later write-down or write-off assets, restructure our operations, or incur impairment or other charges that could result in our reporting losses. Even though these charges may be non-cash items and not have an immediate impact on our liquidity, the fact that we report charges of this nature could contribute to negative market perceptions about us or our ordinary shares. In addition, charges of this nature may cause us to violate net worth or other covenants to which we may be subject as a result of assuming pre-existing debt held by a target business or by virtue of our obtaining post-combination debt financing.

We will depend on the limited funds available outside of the trust account and a portion of the interest earned on the trust account balance to fund our search for a target business or businesses and to complete our initial business combination.

Of the net proceeds of this offering, $150,000 will be available to us initially outside the trust account to fund our working capital and general corporate requirements. We will depend on sufficient interest being earned on the proceeds held in the trust account to provide us with the additional working capital we will need to identify one or more target businesses and to complete our initial business combination. While we are entitled to have released to us for such purposes up to an aggregate of $0.85 million, subject to adjustment, of the interest income, net of income taxes on such interest, a substantial decline in interest rates may result in our having insufficient funds available with which to structure, negotiate or close an initial business combination. In such event, we would need to borrow additional funds from our founders to operate or we may dissolve and liquidate.

The ability of our shareholders to exercise their redemption rights may not allow us to effectuate the most desirable business combination or optimize our capital structure and may require us to raise additional funds in order to complete a business combination, including incurring indebtedness at a higher than desirable level or through the sale of additional equity securities, which may adversely affect our remaining shareholders.

When we seek shareholder approval of any business combination, we will offer each public shareholder, but not our existing shareholders, the right to have his, her or its shares of ordinary shares converted to cash if the shareholder votes against the business combination and the business combination is approved and completed. Such holder must both vote against such business combination and then exercise his, her or its redemption rights to receive a pro rata portion of the trust account. We may proceed with a business combination as long as public shareholders owning less than 35% of the shares sold in this offering exercise their redemption rights. Accordingly, public shareholders owning up to approximately 34.99% of the shares sold in this offering may exercise their redemption rights and we could still consummate a proposed business combination. Therefore, as much as approximately $10.5 million (plus the redeeming shareholder’ share of all accrued interest after distribution of interest income on the trust account balance to us as described above) may be required to fund the exercise of redemption rights. We have set the redemption percentage at 35% in order to reduce the likelihood that a small group of investors holding a block of our shares will be able to stop us from completing a business combination that is otherwise approved by a substantial majority of our public shareholders. While there are several offerings similar to ours which include redemption provisions of between 20% and 40% , the 20% threshold had been customary and standard for offerings similar to ours.

Our business combination may require us to use substantially all of our cash to pay the purchase price. In such a case, because we will not know how many shareholders may exercise such redemption rights, we may need either to reserve part of the trust account for possible payment upon such redemption if the transaction is approved, or we may need to arrange third party financing to help fund our business combination in case a larger percentage of shareholders exercise their redemption rights than we expect. Additionally, even if our business combination does not require us to use substantially all of our cash to pay the purchase price, if a significant number of shareholders exercise their redemption rights, we will have less cash available to use in furthering our business plans following a business combination and may need to arrange third party financing. Since we have no specific business combination under consideration, we have not taken any steps to secure third party financing for either situation. We cannot assure you that we will be able to obtain such third party financing on terms favorable to us or at all. Therefore, we may not be able to consummate a business combination that requires us to use all of the funds held in the trust account as part of the purchase price, or we may end up having a leverage ratio that is not optimal for our business combination. In the event that the acquisition involves the issuance of our shares as consideration, we may be required to issue a higher percentage of our shares to make up for a shortfall in funds. Raising additional funds to cover any shortfall may involve dilutive equity financing or incurring indebtedness at a higher than desirable level, adversely affecting our remaining shareholders. This may limit our ability to effectuate the most attractive business combination available to us.

We may be unable to obtain additional financing if necessary to complete a business combination or to fund the operations and growth of a target business, which could compel us to restructure or abandon a particular business combination.

We may consider a business combination that will require additional financing. However, we cannot assure you that we will be able to complete a business combination or that we will have sufficient capital with which to complete a combination with a particular target business. If the net proceeds of this offering are not sufficient to facilitate a particular business combination because:

•	of the size of the target business;
•	of the depletion of offering proceeds not in the trust account or available to us from interest earned on the trust account balance that is expended in search of a target business; or
•	we must redeem for cash a significant number of ordinary shares owned by shareholders who elect to exercise their redemption rights,

we will be required to seek additional financing. We cannot assure you that such financing would be available on acceptable terms, if at all. If additional financing is unavailable to consummate a particular business combination, we would be compelled to restructure or abandon the combination and seek an alternative target business. Even if we do not need additional financing to consummate a business combination, we may require such financing to operate or grow the target business. If we fail to secure such financing, this failure could have a material adverse effect on the operations or growth of the target business. None of our directors nor any other party is required to provide any financing to us in connection with, or following, a business combination.

Our existing shareholders paid approximately $0.02 (assuming the underwriters do not exercise their over-allotment option) per unit (if one ordinary share and one warrant were treated as consisting, together, a single unit), and, accordingly, you will experience immediate and substantial dilution from the purchase of our ordinary shares.

The difference between the public offering price per share of our ordinary shares (allocating all of the unit purchase price to the ordinary shares and none to the warrant included in the unit) and the pro forma net tangible book value per share of our ordinary shares after this offering constitutes the dilution to you and other investors in this offering. The fact that our existing shareholders acquired their ordinary shares and warrants at a nominal price significantly contributed to this dilution. Assuming this offering is completed and no value is ascribed to the warrants included in the units, you and the other new investors will incur an immediate and substantial dilution of approximately 31.0% or $2.48 per share (the difference between the pro forma net tangible book value per share after this offering of $5.52, and the initial offering price of $8.00 per unit), or 31.5% or $2.52 per share if the underwriters fully exercises their over-allotment option in full.

Our outstanding warrants may adversely affect the market price of our ordinary shares and make it more difficult to effect a business combination.

The units being sold in this offering include warrants to purchase 3,750,000 ordinary shares (or 4,312,500 ordinary shares if the over-allotment option is exercised in full). We also have sold, in a private placement, warrants to our private placement investors to purchase an aggregate 1,944,444 ordinary shares. One of our underwriters, Chardan Captial Markets, LLC, has agreed to purchase 222,222 of these private placement warrants in order to increase the funds to be held in the trust account and to better align its interests with those of the company’s public securities holders. The warrants sold in this private placement are identical to those warrants sold as part of the units in this offering except the warrants are not redeemable by the holders of our private placement warrants and the underlying ordinary shares will be entitled to certain registration rights commencing upon the consummation of our initial business combination. If we issue ordinary shares to consummate a business combination, the potential issuance of additional ordinary shares on exercise of these warrants could make us a less attractive acquisition vehicle to some target businesses. This is because exercise of the warrants will increase the number of issued and outstanding ordinary shares and may reduce the value of the shares issued to complete the business combination. Our warrants may make it more difficult to complete a business combination or increase the purchase price sought by one or more target businesses. Additionally, the sale or possibility of sale of the shares underlying the warrants could have an adverse effect on the market price for our ordinary shares or our units, or on our ability to obtain other financing. If and to the extent these warrants are exercised, you may experience dilution to your holdings.

The grant of registration rights to our existing shareholders may make it more difficult to complete a business combination, and the future exercise of such rights may adversely affect the market price of our ordinary shares.

Our existing shareholders’ ordinary shares and warrants will be entitled to certain demand registration rights commencing six months after the consummation of a business combination, and holders of the private placement warrants and the underlying ordinary shares will be entitled to demand certain registration rights commencing upon the consummation of a business combination. We will bear the cost of registering these securities. If our existing shareholders exercise their registration rights in full and we successfully register the shares and warrants described above, there will then be an additional 1,078,125 ordinary shares and warrants (assuming the underwriters’ over-allotment option is exercised) and 1,944,444 warrants and/or up to 1,944,444 ordinary shares issued on exercise of the warrants that are eligible for trading in the public market. The registration and availability of such a significant number of securities for trading in the public market may have an adverse effect on the market price of our securities. In addition, the existence of the registration rights may make a business combination more costly or difficult to conclude. This is because the shareholders of the target business may increase the equity stake they seek in the combined entity or ask for more cash consideration to offset the negative impact on the market price of our ordinary shares that is expected when the securities owned by our existing shareholders are registered.

You will not be able to exercise your warrants if we do not have an effective registration statement in place when you desire to do so.

No warrants will be exercisable, and we will not be obligated to issue ordinary shares upon exercise of warrants by a holder unless, at the time of such exercise, we have a registration statement under the Securities Act of 1933, as amended, in effect covering the ordinary shares issuable upon the exercise of the warrants and a current prospectus relating to the ordinary shares. We have agreed to use our best efforts to have a registration statement in effect covering the ordinary shares issuable upon exercise of the warrants from the date the warrants become exercisable and to maintain a current prospectus relating to the ordinary shares until the warrants expire or are redeemed. However, we cannot assure you that we will be able to do so. Additionally, we have no obligation to settle the warrants for cash in the absence of an effective registration statement or under any other circumstances. The warrants may be deprived of any value, the market for the warrants may be limited, the holders of warrants may not be able to exercise their warrants if there is no registration statement in effect covering the ordinary shares issuable upon the exercise of the warrants or the prospectus relating to the ordinary shares issuable upon the exercise of the warrants is not current and the warrants may expire worthless.

There is currently no market for our securities and a market for our securities may not develop, which would adversely affect the liquidity and price of our securities.

There is currently no market for our securities. Shareholders therefore have no access to information about prior market history on which to base their investment decision. Following this offering, the price of our securities may vary significantly due to our reports of operating losses, one or more potential business combinations, the filing of periodic reports with the SEC, and general market or economic conditions. Furthermore, an active trading market for our securities may never develop or, if developed, it may not be sustained. You may be unable to sell your securities unless a market can be established and sustained.

If we are deemed to be an investment company, we may be required to institute burdensome compliance requirements and our activities may be restricted, which may make it difficult for us to complete a business combination.

We may be deemed to be an investment company, as defined under Sections 3(a)(1)(A) and (C) of the Investment Company Act of 1940, if, following this offering and prior to the consummation of a business combination, we are viewed as engaging in the business of investing in securities or we own investment securities having a value exceeding 40% of our total assets. If we are deemed to be an investment company under the Investment Company Act of 1940, we may be subject to certain restrictions that may make it difficult for us to complete a business combination, including:

•	restrictions on the nature of our investments; and
•	restrictions on our issuance of securities.

In addition, we may have imposed upon us burdensome requirements, including:

•	registration as an investment company;
•	adoption of a specific form of corporate structure; and
•	reporting, record keeping, voting, proxy and disclosure requirements and other rules and regulations.

We do not believe that our anticipated activities will subject us to the Investment Company Act of 1940. In this regard, our agreement with the trustee states that proceeds in the trust account will be invested only in U.S. “government securities,” defined as any Treasury Bill issued by the United States having a maturity of 180 days or less, or in money market funds meeting certain conditions under Rule 2a-7 promulgated under the Investment Company Act that only invest in government securities having a maturity of 180 days or less. This investment restriction is intended to facilitate our not being considered an investment company under the Investment Company Act. If we are deemed to be subject to the Investment Company Act, compliance with these additional regulatory burdens would increase our operating expenses and could make our initial business combination more difficult to complete.

Companies with similar business plans to ours have had limited success in completing a business transaction. There can be no assurance that we will successfully identify a potential target business, or complete a business combination.

Based upon publicly available information as of April 4, 2008, we have identified approximately 156 similarly structured companies which have gone public since August 2003, of which only 49 have completed a business combination, while 14 have liquidated or will be liquidating. The remaining 93 blank check companies have more than $16.0 billion in the trust account and are seeking to consummate business combinations. Of these companies, only 22 have announced that they have entered into definitive agreements or letters of intent for potential business combinations but have not yet consummated these transactions. While some of those companies have specific industries or geographies that they must complete a business combination in, a number of them may consummate a business combination in any industry they choose. We may therefore be subject to competition from these and other companies seeking to consummate a business plan similar to ours, which will, as a result, increase demand for privately-held companies to combine with companies structured similarly to ours. Further, the fact that only 49 of such companies have completed a business combination and another 22 of such companies have entered into a definitive agreement for a business combination may be an indication that there are only a limited number of attractive target businesses available to such entities or that many privately-held target businesses may not be inclined to enter into business combinations with publicly held blank check companies like us. We cannot assure you that we will be able to successfully compete for an attractive business combination. Additionally, because of this competition, we cannot assure you that we will be able to effectuate a business combination within the required time periods. If we are unable to find a suitable target business within such time periods, we will be forced to liquidate.

We are dependent upon Chun Yi Hao and Hope Ni and the loss of either of them could adversely affect our ability to operate.

Our operations are dependent upon a small group of individuals and, in particular, upon Chun Yi Hao, our Chief Executive Officer, and Hope Ni, the Chairman of our board of directors. We believe that our success depends on the continued service of these persons, at least until we have consummated a business combination. We cannot assure you that such individuals will remain with us for the immediate or foreseeable future. In addition, there is no minimum amount of time that either Mr. Hao or Ms. Ni have agreed to devote to our business nor are they required to commit any specified amount of time to our affairs and, accordingly, they will have conflicts of interest in allocating management time among various business activities, including identifying potential business combinations and monitoring the related due diligence. We do not have employment agreements with, or key-man insurance on the life of, either of these individuals. The unexpected loss of the services of either of these individuals could have a detrimental effect on us.

Our ability to successfully effect a business combination and to be successful upon completion of a business combination will be dependent upon the efforts of our management, some of whom may join us following a business combination and whom we would have only a limited ability to evaluate. It is also likely that our current officers and directors will resign upon the completion of a business combination.

Our ability to successfully effect a business combination will be dependent upon the efforts of our management. The future role of our management following a business combination, however, cannot presently be fully ascertained. Although certain members of our management team may remain associated with us following a business combination, it is unlikely that our entire management team will be able to remain with the combined company after the completion of a business combination. Thus, we will likely employ other personnel following the business combination. While we intend to closely scrutinize any additional individuals we engage after a business combination, we cannot assure you that our assessment of these individuals will prove to be correct. These individuals may be unfamiliar with the requirements of operating a public company, as well as U.S. securities laws, which could cause us to have to expend time and resources helping them become familiar with such laws. This could be expensive and time consuming and could lead to various regulatory issues which may adversely affect our operations.

Investors in this offering may engage in resale transactions only in those states that we have registered this offering and a limited number of other jurisdictions where an applicable exemption from registration exists.

We have applied to register our securities, or have obtained or will seek to obtain an exemption from registration, in Colorado, Delaware, the District of Columbia, Florida, Hawaii, Illinois, Indiana, New York and Rhode Island. If you are not an “institutional investor,” you must be a resident of these jurisdictions to purchase our securities in the offering. Institutional investors in every state except Idaho may purchase units in this offering pursuant to exemptions provided to such entities under the Blue Sky laws of various states. The definition of an “institutional investor” varies from state to state but generally includes financial institutions, broker-dealers, banks, insurance companies and other qualified entities. Under the National Securities Markets Improvement Act of 1996, the resale of the units and, once they become separately transferable, the ordinary shares and warrants comprising the units are exempt from state registration requirements. However, each state retains jurisdiction to investigate and bring enforcement actions with respect to fraud or deceit, or unlawful conduct by a broker or dealer, in connection with the sale of securities. Although we are not aware of a state having used these powers to prohibit or restrict resales of securities issued by blank check companies generally, certain state securities commissioners view blank check companies unfavorably and might use these powers, or threaten to use these powers, to hinder the resale of securities of blank check companies in their state. This restriction on resale may limit your ability to resell the securities purchased in this offering and may impact the price of the securities.

The determination of the offering price of our units and the size of this offering is more arbitrary than the pricing of securities and the size of an offering of an operating company in a particular industry and therefore it is possible that management will have raised too much or too little money in this offering to consummate a business combination that satisfies the requirements of our organizational documents.

Prior to this offering there has been no public market for any of our securities. The public offering price of the units and the terms of the warrants were negotiated between us and the underwriters. In determining the size of this offering, management held customary organizational meetings with representatives of the underwriters, both prior to our inception and thereafter, with respect to the state of capital markets, generally, and the amount the representatives believed they reasonably could raise on our behalf. Factors considered in determining the size of this offering, prices and terms of the units, including the ordinary shares and warrants underlying the units, include:

•	the history and prospects of companies whose principal business is the acquisition of other companies;
•	prior offerings of those companies;
•	our prospects for acquiring an operating business at attractive values;
•	whether the net proceeds of this offering would be sufficient to allow us to acquire an operating business having a valuation within our targeted range, assuming the need to raise additional funds, through a private offering of debt or equity securities;
•	a review of debt to equity ratios in leveraged transactions;
•	our capital structure;
•	an assessment of our management and their experience in identifying operating companies;
•	general conditions of the securities markets at the time of this offering; and
•	other factors as were deemed relevant.

However, although these factors were considered, the determination of our offering price is more arbitrary than the pricing of securities of an operating company in a particular industry since we have no historical operations or financial results to compare them to. Therefore, it is possible that management will have raised too much or too little money in this offering to consummate a business combination that satisfies the requirements of our organizational documents. In such event, management might not be able to consummate a business combination and we may be forced to liquidate.

Because we must furnish our shareholders with target business financial statements prepared in accordance with or reconciled to U.S. generally accepted accounting principles or IFRS, we may not be able to complete a business combination with some prospective target businesses unless their financial statements are first reconciled to U.S. generally accepted accounting principles or IFRS.

The federal securities laws require that a business combination meeting certain financial significance tests include historical and pro forma financial statement disclosure in periodic reports and proxy materials submitted to shareholders. Because our initial business combination must be with a target business that has a fair market value of at least 80% of the balance in the trust account (excluding deferred underwriting discounts and commissions of $1,050,000 or $1,207,500 if the underwriters’ over-allotment option is exercised in full) at the time of our initial business combination, we will be required to provide historical and pro forma financial information to our shareholders when seeking approval of a business combination with one or more target businesses. These financial statements must be prepared in accordance with, or be reconciled to, U.S. generally accepted accounting principles, or GAAP, or prepared in accordance with IFRS, as issued by the IASB, and the historical financial statements must be audited in accordance with the standards of the Public Company Accounting Oversight Board (United States), or PCAOB. If a proposed target business, including one located outside of the U.S., does not have financial statements that have been prepared in accordance with, or that can be reconciled to, U.S. GAAP, or prepared in accordance with IFRS as issued by the IASB, and audited in accordance with the standards of the PCAOB, we will not be able to acquire that proposed target business. These financial statement requirements may limit the pool of potential target businesses with which we may combine.

We believe that we will likely be classified as a passive foreign investment company (or “PFIC”), which could result in adverse U.S. federal income tax consequences to U.S. investors.

We believe we will likely be classified as a PFIC for United States federal income tax purposes. As a result of being classified as a PFIC, U.S. Holders (as defined in the section of this prospectus captioned “Taxation — United States Federal Income Taxation”) of our ordinary shares and warrants may be subject to increased United States federal income tax liability and may be subject to additional reporting requirements. A United States investor may be able to mitigate this potential increased United States federal income tax liability by making a QEF Election (as defined in the section of this prospectus captioned “Taxation — United

States Federal Income Taxation”) in respect of our ordinary shares. The QEF Election will not, however, shield a U.S. holder from imposition of such tax and interest charge on gain recognized on the disposition of an investment in our warrants. Each prospective investor is urged to consult his tax advisor regarding the possible application of the PFIC rules. For a summary of the tax consequences of PFIC classification to U.S. Holders, see the section of this prospectus captioned “Taxation — United States Federal Income Taxation — Passive Foreign Investment Company Rules.”

Risks Associated with Acquiring and Operating a Target Business in China

After a business combination, substantially all of our assets could be located in China and substantially all of our revenue will be derived from our operations in China. Accordingly, our results of operations and prospects will be subject, to a significant extent, to the economic, political and legal developments in China.

The PRC’s economic, political and social conditions, as well as government policies, could affect our business. The PRC economy differs from the economies of most developed countries in many respects.

Since 1978, China has been one of the world’s fastest-growing economies in terms of gross domestic product (GDP) growth. We cannot assure you, however, that such growth will be sustained in the future. If in the future China’s economy experiences a downturn or grows at a slower rate than expected, there may be less demand for spending in certain industries. A decrease in demand for spending in certain industries could materially and adversely affect our ability to find an attractive target business with which to consummate a business combination and if we make an acquisition, the ability of that target business to become profitable.

Our ability to find an attractive target business with which to consummate a business combination is based in part on the assumption that the Chinese economy will continue to grow. The PRC’s economic growth has been uneven, both geographically and among various sectors of the economy. The PRC government has implemented various measures to encourage sustainable economic growth and guide the allocation of resources. The PRC government has also begun to use macroeconomic tools to decelerate the rate of Chinese economic growth. Some of these measures benefit the overall PRC economy, but may also have a negative effect on us, depending on the industry in which we engage in a business combination. For example, our business, prospects, financial condition and results of operations may be materially adversely affected by PRC government control over capital investments or changes in tax regulations that are applicable to a potential target business and a business combination.

The PRC economy has been transitioning from a planned economy to a more market-oriented economy. Although in recent years the PRC government has implemented measures emphasizing the use of market forces for economic reform, the reduction of state ownership of productive assets and the establishment of sound corporate governance in business enterprises, a substantial portion of productive assets in China is still owned by the PRC government. In addition, the PRC government continues to play a significant role in regulating industry development by imposing industrial policies. It also exercises significant control over PRC economic growth through the allocation of resources, controlling payment of foreign currency-denominated obligations, setting monetary policy and providing preferential treatment to particular industries or companies. We cannot assure you that China’s economic, political or legal systems will not develop in a way that becomes detrimental to our business, prospects, financial conditions and results of operations.

If the PRC government finds that the possible future agreements that establish the structure for operating our China businesses do not comply with PRC governmental restrictions on foreign investment, or if these regulations or the interpretation of existing regulations change in the future, we could be subject to significant penalties or be forced to relinquish our interests in those operations.

PRC regulations currently prohibit or restrict foreign ownership in certain industries.

If we or any of our potential future subsidiaries or affiliated entities are found to be in violation of any existing or future PRC laws or regulations (for example, if we are deemed to be holding equity interests in certain of our affiliated entities in which direct foreign ownership is prohibited) the relevant PRC regulatory authorities might have the discretion to:

•	revoke the business and operating licenses of possible future PRC subsidiaries or affiliates;
•	confiscate relevant income and impose fines and other penalties;

•	discontinue or restrict possible future PRC subsidiaries’ or affiliates’ operations;
•	require us or possible future PRC subsidiaries or affiliates to restructure the relevant ownership structure or operations;
•	restrict or prohibit our use of the proceeds of this offering to finance our businesses and operations in China;
•	restrict or prohibit remittance of any profits or dividends abroad by our future PRC subsidiaries or affiliates; or
•	impose conditions or requirements with which we or possible future PRC subsidiaries or affiliates may not be able to comply.

The imposition of any of these penalties could result in a material and adverse effect on our ability to conduct our business.

In addition, the relevant PRC regulatory authorities may impose further penalties. Any of these consequences could have a material and adverse effect on our operations.

In many cases, existing regulations with regard to investments from foreign investors and domestic private capital lack detailed explanations and operational procedures, and are subject to interpretation, which may change over time. We thus cannot be certain how the regulations will be applied to our business, either currently or in the future. Moreover, new regulations may be adopted or the interpretation of existing regulations may change, any of which could result in similar penalties, resulting in a material and adverse effect on our ability to conduct our business.

If we acquire a target business through contractual arrangements with one or more operating businesses in China, such contracts may not be as effective in providing operational control as direct ownership of such businesses.

The government of the PRC has restricted or limited foreign ownership of certain kinds of assets and companies operating in certain industries. The industry groups that are restricted are wide ranging, including certain aspects of telecommunications, advertising, food production, and heavy equipment manufacturers, for example. In addition there can be restrictions on the foreign ownership of businesses that are determined from time to time to be in “important industries” that may affect the national economic security or having “famous trademarks” or “traditional Chinese brand names.” Subject to the review and approval requirements of the Ministry of Commerce and other relevant agencies as discussed elsewhere for acquisitions of assets and companies in the PRC and subject to the various percentage ownership limitations that exist from time to time, acquisitions involving foreign investors and parties in the various restricted categories of assets and industries may nonetheless sometimes be consummated using contractual arrangements with permitted Chinese parties. To the extent that such agreements are employed, they may be for control of specific assets such as intellectual property or control of blocks of the equity ownership interests of a company which may provide exceptions to the merger and acquisition regulations mentioned below since these types of arrangements typically do not involve a change of equity ownership in PRC operating company. The agreements would be designed to provide our company with the economic benefits of and control over the subject assets or equity interests similar to the rights of full ownership, while leaving the technical ownership in the hands of Chinese parties who would be our nominees and, therefore, may exempt the transaction from the merger and acquisition regulations, including the application process required thereunder. However, since there has been limited implementation guidance provided with respect to the merger and acquisition regulations, there can be no assurance that the relevant government agencies would not apply them to a business combination effected through contractual arrangements. If such an agency determines that such an application should have been made, consequences may include ordering the application to be made with proper government agencies levying fines, revoking business and other licenses, requiring restructure of ownership or operations and requiring discontinuation of any portion of all of the acquired business. These agreements likely also would provide for increased ownership or full ownership and control by us when and if permitted under PRC law and regulation. If we choose to effect a business combination that employs the use of these types of control arrangements, we may have difficulty in enforcing our rights. Therefore, these contractual arrangements may not be as effective in providing us with the same economic benefits, accounting consolidation or control over a target business as would direct ownership. For example, if the target business or any other entity fails to perform its obligations under these contractual arrangements, we may have to incur substantial costs and expend substantial resources to enforce such arrangements, and rely on legal remedies under Chinese law, including seeking specific performance, and claiming damages, which we cannot assure will be sufficient to off-set the cost of enforcement and may adversely affect the benefits we expect to receive from the business combination.

Contractual arrangements we enter into with potential future subsidiaries and affiliated entities or acquisitions of offshore entities that conduct PRC operations through affiliates in China may be subject to a high level of scrutiny by the PRC tax authorities.

Under PRC law, arrangements and transactions among related parties may be subject to audit or challenge by the PRC tax authorities. If any of the transactions we enter into with potential future subsidiaries and affiliated entities are found not to be on an arm’s-length basis, or to result in an unreasonable reduction in tax under PRC law, the PRC tax authorities have the authority to disallow any tax savings, adjust the profits and losses of such possible future PRC entities and assess late payment interest and penalties. A finding by the PRC tax authorities that we are ineligible for any such tax savings, or that any of our possible future affiliated entities are not eligible for tax exemptions, would substantially increase our possible future taxes and thus reduce our net income and the value of your investment. In addition, in the event that in connection with an acquisition of an offshore entity that conducted its PRC operations through affiliates in China, the sellers of such entities failed to pay any taxes required under PRC law, the PRC tax authorities could require us to withhold and pay the tax, together with late-payment interest and penalties. The occurrence of any of the foregoing could have a negative impact on our operating results and financial condition.

Potential future PRC targets or strategic partners may have previously engaged or may engage in activities without appropriate licenses or approvals or outside the authorized scope of their business licenses or permitted activities. This could subject those companies to fines and other penalties, which could have a material adverse effect on our business.

Potential future targets or strategic partners may have previously engaged or may currently engage in activities without appropriate licenses or approvals or outside the authorized scope of their business licenses or permitted activities. If we or our strategic partners do not receive any necessary licenses or approvals, broaden the authorized business scope or narrow the scope of the activities as appropriate, we or the relevant strategic partner may have to cease operations or contract our operations to third parties who hold the appropriate licenses. In addition, counterparties to contracts we make when engaging in activities that require licenses may legally default on those contracts if we or the relevant strategic partner do not possess the appropriate licenses. The occurrence of any of these events would have an adverse effect on our business and results of operations.

PRC authorities may refuse to grant any licenses we may seek. For companies that exceeded the scope of their business licenses or permitted activities or operated without a license or needed approval in the past but are now compliant, as well as for any companies that may currently operate without the appropriate license or approval or outside the scope of their business license or permitted activities, the relevant PRC authorities have the authority to impose fines or other penalties, sometimes as much as five to ten times the amount of the illegal revenues and may require the disgorgement of profits or revocation of the business license. Due to the inconsistent nature of regulatory enforcements in the PRC, those of our possible future PRC strategic partners that exceeded the scope of their business licenses or permitted activities or operated without the appropriate licenses or approvals in the past or do so in the future may be subject to the above fines or penalties, including the disgorgement of profits or revocation of the business license of one or more of these companies. These fines or penalties may have a material adverse effect on our business.

Because Chinese law governs almost all of any target business’ current material agreements, we may not be able to enforce our rights within the PRC or elsewhere, which could result in a significant loss of business, business opportunities or capital.

We believe that it is highly likely that Chinese law governs almost all of any target business’ current material agreements, some or many of which could be with Chinese governmental agencies. We cannot assure you that the target business will be able to enforce any of its material agreements or that remedies will be available outside of the PRC. The Chinese legal system is similar to a civil law system based on written statutes. Unlike common law systems, it is a system in which decided legal cases have little precedential value. Although legislation in China over the past 25 years has significantly improved the protection afforded to various forms of foreign investment and contractual arrangements in China, these laws, regulations and legal requirements are relatively new. Due to the limited volume of published judicial decisions, their non-binding nature, the short history since their enactments, the discrete understanding of the judges or government agencies of the same legal provision, inconsistent professional abilities of the judicators, and the inclination to protect local interest in the court rooms, interpretation and enforcement of PRC laws and regulations involve uncertainties, which could limit the legal protection available to us, and foreign investors, including you. The inability to enforce or obtain a remedy under any of our future agreements could result in a significant loss of business, business opportunities or capital and could have a material adverse impact on our business, prospects, financial condition, and results of operations. In addition, the PRC legal system is based in part on government policies and internal rules (some of which are not published on a timely basis or at all) that may have a retroactive effect. As a result, we may not be aware of our violation of these policies and rules until some time after the violation. In addition, any litigation in China, regardless of outcome, may be protracted and result in substantial costs and diversion of resources and management attention.

If relations between the United States and the PRC deteriorate, potential target businesses or their goods or services could become less attractive.

The relationship between the United States and the PRC is subject to sudden fluctuation and periodic tension. For instance, if the United States imposes quotas on Chinese imports, such import quotas may adversely affect political relations between the two countries and result in retaliatory countermeasures by the PRC in industries that may affect our ultimate target business. Relations may also be compromised if the U.S. becomes a more vocal advocate of Taiwan or proceeds to sell certain military weapons and technology to Taiwan. Relations may also be compromised if either the PRC government or the Taiwan government unilaterally alters the current political status quo between Taiwan and the Chinese mainland. Changes in political conditions in the PRC and changes in the state of Sino-U.S. relations are difficult to predict and could adversely affect our operations or cause potential target businesses or their goods and services to become less attractive.

We face risks related to health epidemics and other outbreaks, which could adversely affect our operations.

Our target business could be materially and adversely affected by the outbreak of avian flu, severe acute respiratory syndrome or another epidemic. From time to time, there have been reports on the occurrences of avian flu in various parts of China, including a few confirmed human cases and deaths. Any prolonged recurrence of avian flu, severe acute respiratory syndrome or other adverse public health developments in China or elsewhere in Asia may have a material and adverse effect on our business operations.

If the PRC imposes restrictions to reduce inflation, future economic growth in the PRC could be severely curtailed which could lead to a significant decrease in our profitability following a business combination.

While the economy of the PRC has experienced rapid growth, this growth has been uneven among various sectors of the economy and in different geographical areas of the country. Rapid economic growth can lead to growth in the supply of money and rising inflation. In order to control inflation in the past, the PRC has imposed controls on bank credits, limits on loans for fixed assets and restrictions on state bank lending. If similar restrictions are imposed, it may lead to a slowing of economic growth and decrease the interest in the services or products we may ultimately offer leading to a decline in our profitability.

As a result of merger and acquisition regulations which became effective on September 8, 2006 relating to acquisitions of assets and equity interests of Chinese companies by foreign persons, it is expected that acquisitions will take longer and be subject to economic scrutiny by the PRC government authorities such that we may not be able to complete a transaction, negotiate a transaction that is acceptable to our shareholders, or sufficiently protect shareholder’s interests in a transaction.

On August 8, 2006, six PRC regulatory agencies, namely, the Ministry of Commerce (MOFCOM), the State Assets Supervision and Administration Commission (SASAC), the State Administration for Taxation, the State Administration for Industry and Commerce (SAIC), the China Securities Regulatory Committee (CSRC),

and the PRC State Administration of Foreign Exchange (SAFE), jointly adopted the Regulations on Mergers and Acquisitions of Domestic Enterprises by Foreign Investors, which became effective on September 8, 2006 (M&A Rules). These comprehensive rules govern the approval process by which a Chinese company may participate in an acquisition of its assets or its equity interests and by which a Chinese company may obtain public trading of its securities on a securities exchange outside the PRC.

Although prior to September 8, 2006 there was a complex series of regulations administered by a combination of provincial and centralized agencies in place for acquisition approval of Chinese enterprises by foreign investors, the M&A Rules have largely centralized and expanded the approval process to MOFCOM, SAIC, SAFE or its branch offices, SASAC, and the CSRC. The M&A Rules established, among other things, additional procedures and requirements that could make merger and acquisition activities by foreign investors more time-consuming and complex, including requirements in some instances that the MOFCOM be notified in advance when a foreign investor acquires equity or assets of a PRC domestic enterprise. Complying with the requirements of the M&A Rules to complete such transactions could be time-consuming and involves significant uncertainty, and any required approval processes, including obtaining approval from the MOFCOM, may delay or inhibit our ability to complete such transactions, which could affect our ability to expand our business or maintain our market share.

Depending on the structure of the transaction, these regulations will require the Chinese parties to make a series of applications and supplemental applications to the aforementioned agencies, some of which must be made within strict time limits and require approvals from one or more of the aforementioned agencies. The application process has been supplemented to require the presentation of economic data concerning a transaction, introducing aspects of economic and substantive analysis of the target business and the acquirer and the terms of the transaction by MOFCOM and the other governing agencies as well as an evaluation of compliance with legal requirements. The application process for approval now includes submissions of an appraisal report, an evaluation report and the acquisition agreement, depending on the structure of the transaction. An employee settlement plan for the target company shall also be included in the application.

The M&A Rules also prohibit a transaction at an acquisition price obviously lower than the appraised value of the Chinese business or assets. The regulations require that in certain transaction structures, the consideration must be paid within strict time periods, generally not in excess of a year. In the agreement reached by the foreign acquirer, target, creditors and other parties, there must be no harm to third parties and the public interest in the allocation of assets and liabilities being assumed or acquired. These aspects of the regulations will limit our ability to negotiate various terms of the acquisition, including aspects of the initial consideration, contingent consideration, holdback provisions, indemnification provisions and provisions relating to the assumption and allocation of assets and liabilities. Therefore, we may not be able to negotiate a transaction with terms that will satisfy our investors and protect our shareholders interests in an acquisition of a Chinese business or assets.

It is expected that compliance with the regulations will be more time consuming than in the past, will be more costly for the Chinese parties and will permit the government much more extensive evaluation and control over the terms of the transaction. Therefore, acquisitions in China may not be able to be completed because the terms of the transaction may not satisfy aspects of the approval process and may not be completed, even if approved, if they are not consummated within the time permitted by the approvals granted.

The M&A Rules have introduced national security review and industry protection and have incorporated anti-trust review in the acquisition of Chinese companies and assets which may limit our ability to effect an acquisition.

Under the PRC merger and acquisition regulations, acquisitions of Chinese domestic companies relating to “important industries” that may affect the national economic security or result in the transfer of “actual control” of companies having “famous trademarks” or “traditional Chinese brand names” must be reported and approved by the relevant agencies. The “important industries,” “famous trademarks” or the “traditional Chinese brand names” are often difficult to define, and therefore make us vulnerable to the government scrutiny under these reviews.

The merger and acquisition regulations also provide for antitrust review requirements for certain large transactions or transactions involving large companies and roll-up transactions with the same effect in the relevant Chinese market. In addition, certain mergers and acquisitions among foreign companies occurring outside of the PRC could also be subject to antitrust review in China which is similar to United States anti-trust law concepts. Exemptions may be sought from the MOFCOM and SAIC. Notwithstanding the M&A Rules, a new anti-monopoly law was recently promulgated on August 30th, 2007 and will take effect on August 1st, 2008, and will replace or supplement the above provisions.

Any transaction that we contemplate will have to comply with these regulations and may require additional approval or abandonment if we are not able to satisfy the requirements of the governmental authorities. When we evaluate a potential transaction, we will consider the need to comply with these regulations which may result in our modifying or not pursuing a particular transaction.

Ambiguities in the M & A Rules may make it difficult for us to properly comply with all applicable rules and may affect our ability to consummate a business combination.

Although the M&A Rules set forth many requirements that have to be followed, there are many ambiguities with respect to the meaning of many provisions of the M&A Rules. Moreover, the ambiguities give regulators wide latitude in the enforcement of regulations and approval of transactions. Therefore, we cannot predict the extent to which the M&A Rules will apply to a transaction, and therefore, there may be uncertainty in whether or not a transaction will be completed until the approval process is under way or until the preliminary approvals are obtained. This may negatively impact our ability to consummate a business combination.

Any devaluation of currencies used in the PRC could negatively impact our target business’ results of operations and any appreciation thereof could cause the cost of a target business as measured in dollars to increase.

Because our objective is to complete a business combination with a target business having its primary operating facilities located in the PRC, and because substantially all revenues and income following a business combination would be received in a foreign currency such as Renminbi, the main currency used in the PRC, the dollar equivalent of our net assets and distributions, if any, would be adversely affected by reductions in the value of the Renminbi. The value of the Renminbi fluctuates and is affected by, among other things, changes in the PRC’s political and economic conditions. To the extent that we need to convert United States dollars into Chinese Renminbi for our operations, appreciation of this currency against the United States dollar could have a material adverse effect on our business, financial condition and results of operations. Conversely, if we decide to convert our Renminbi into United States dollars for other business purposes and the United States dollar appreciates against this currency, the United States dollar equivalent of the Renminbi we convert would be reduced. The conversion of Renminbi into foreign currencies such as the United States dollar has been generally based on rates set by the People’s Bank of China, which are set daily based on the previous day’s interbank foreign exchange market rates and current exchange rates on the world financial markets. Historically, China “pegged” its currency to the United States dollar. This meant that each unit of Chinese currency had a set ratio for which it could be exchanged for United States currency, as opposed to having a floating value like other countries’ currencies. Many countries argued that this system of keeping the Chinese currency low when compared to other countries gave Chinese companies an unfair price advantage over foreign companies. Due to mounting pressure from other countries, the PRC recently reformed its economic policies to establish a floating value for its currency. However, since July 21, 2005, RMB has been re-pegged to a basket of currencies, and is permitted to fluctuate within a managed band. As of December 31, 2007, the exchange rate of the Renminbi was 7.3141 against the United States dollar, amounting to a 6.6% appreciation of the Renminbi since December 31, 2006. This floating exchange rate, and any appreciation of the Renminbi that may result from such rate, could cause the cost of a target business as measured in dollars to increase. Further, target companies may be adversely affected since the competitive advantages that existed as a result of the former policies will cease. We cannot assure you that a target business with which we consummate a business combination will be able to compete effectively with the new policies in place.

Exchange controls that exist in the PRC may limit our ability to utilize our cash flow effectively following a business combination.

Following a business combination with a PRC target company, we will be subject to the PRC’s rules and regulations on currency conversion. In the PRC, the State Administration for Foreign Exchange (SAFE) regulates the conversion of the Renminbi into foreign currencies. The principal regulation governing foreign currency exchange in China is the Foreign Currency Administration Rules (1996), as amended. Under these rules and regulations, significant restrictions still remain, including primarily the restriction that foreign invested enterprises may only buy, sell and/or remit foreign currencies at those banks authorized to conduct foreign exchange business after providing valid commercial documents. In addition, conversion of RMB for capital account items, including direct investment and loans, is subject to governmental approval in China, and companies are required to open and maintain separate foreign exchange accounts for capital account items. Currently, foreign investment enterprises (FIEs) are required to apply to the SAFE for “Foreign Exchange Registration Certificates for FIEs.” Following a business combination, we will likely be an FIE as a result of our ownership structure. With such registration certificates, which need to be renewed annually, FIEs are allowed to open foreign currency accounts including a “basic account” and “capital account.” Currency conversion within the scope of the “basic account,” such as remittance of foreign currencies for payment of dividends, can be effected without requiring the approval of the SAFE. However, conversion of currency in the “capital account,” including capital items such as direct investment, loans and securities, still require approval of the SAFE. We cannot assure you that the PRC regulatory authorities will not impose further restrictions on the convertibility of the Renminbi. Any future restrictions on currency exchanges may limit our ability to use our cash flow for the distribution of dividends to our shareholders or to fund operations we may have outside of the PRC.

If the PRC enacts regulations in our target business’ proposed industry segments which forbid or restrict foreign investment, our ability to consummate a business combination could be severely impaired.

Many of the rules and regulations that companies face in China are not explicitly communicated. If new laws or regulations forbid foreign investment in industries in which we want to complete a business combination, they could severely limit the candidate pool of potential target businesses. Additionally, if the relevant Chinese authorities find us or the target business with which we ultimately complete a business combination to be in violation of any existing or future Chinese laws or regulations, they would have broad discretion in dealing with such a violation, including, without limitation:

•	levying fines;
•	revoking our business and other licenses;
•	requiring that we restructure our ownership or operations; and
•	requiring that we discontinue any portion or all of our business.

Recent regulations relating to offshore investment activities by PRC residents may increase the administrative burden we face and create regulatory uncertainties that may limit or adversely effect our ability to acquire PRC companies.

On October 21, 2005 SAFE issued Circular 75 on “Relevant Issues Concerning Foreign Exchange Control on Domestic Residents’ Corporate Financing and Roundtrip Investment Through Offshore Special Purpose Vehicles”. Circular 75 confirms that the use of offshore special purpose vehicles as holding companies for PRC investments are permitted as long as proper foreign exchange registrations are made with the SAFE. To implement Circular 75, SAFE issued an implementation notice in May 2007, or Circular 106. Circular 106 specified the circumstances under which PRC residents are required to comply with Notice 75 and which procedures are to be followed. The SAFE regulations retroactively require approval and registration of direct or indirect investments previously made by PRC residents in offshore companies. In the event that a PRC shareholder with a direct or indirect stake in an offshore parent company fails to obtain the required SAFE approval and make the required registration, the PRC subsidiaries of such offshore parent company may be prohibited from making distributions of profits to the offshore parent and from paying the offshore parent proceeds from any reduction in capital, share transfer or liquidation in respect of the PRC subsidiaries. Further, failure to comply with the various SAFE approval and registration requirements described above could result in liability under PRC law for foreign exchange evasion.

Since any future business combination may involve corporate financing or roundtrip investment by PRC residents through an offshore special purpose vehicle for the purpose of Circular 75 and Circular 106, we or the owners of the target companies who are PRC residents may be subject to registration and filing requirements of SAFE under Circular 75 and Circular 106. We cannot assure you that we, or the owners of the target business we intend to acquire, as the case may be, will be able to complete the necessary filings and registrations with SAFE for a proposed business combination on a timely basis. This may restrict our ability to implement our business combination strategy and adversely affect the operation results of our future PRC subsidiaries and affiliates.

Because any target business in China with which we attempt to complete a business combination will be required to provide our shareholders with financial statements prepared in accordance with or reconciled to United States generally accepted accounting principles or IFRS, the number of prospective target businesses may be limited.

In accordance with requirements of United States federal securities laws, in order to seek shareholder approval of a business combination, a proposed target business will be required to have certain financial statements which are prepared in accordance with, or which are reconciled to, U.S. generally accepted accounting principles, or GAAP, or IFRS, as issued by the IASB. To the extent that a proposed target business does not have financial statements which have been prepared with, or which can be reconciled to, U.S. GAAP or IFRS, as issued by the IASB, we will not be able to acquire that proposed target business. These financial statements may limit the pool of potential target businesses which we may acquire.

If our management following a business combination is unfamiliar with United States securities laws, they may have to expend time and resources becoming familiar with such laws which could lead to various regulatory issues.

Following a business combination, our management will likely resign from their positions as officers of the company and the management of the target business at the time of the business combination will remain in place. We cannot assure you that management of the target business will be familiar with United States securities laws. If new management is unfamiliar with our laws, they may have to expend time and resources becoming familiar with such laws. This could be expensive and time-consuming and could lead to various regulatory issues which may adversely affect our operations.

After we consummate a business combination, our operating company in China will be subject to restrictions on dividend payments.

After we consummate a business combination, we may rely on dividends and other distributions from our operating company to provide us with cash flow and to meet our other obligations. Current regulations in China would permit our operating company in China to pay dividends to us only out of its accumulated distributable profits, if any, determined in accordance with Chinese accounting standards and regulations. In addition, our operating company in China will be required to set aside at least 10% (up to an aggregate amount equal to half of its registered capital) of its accumulated profits each year. Such cash reserve may not be distributed as cash dividends. In addition, if our operating company in China incurs debt on its own behalf in the future, the instruments governing the debt may restrict its ability to pay dividends or make other payments to us.

The PRC government has enacted a new law on enterprise income tax, and as it implements this law the tax and fee benefits provided to foreign investors and companies to encourage development within the country will be or have been reduced or removed resulting in rising expenses which will impact margins and net income.

On March 16, 2007, the NPC approved and promulgated a new tax law, the PRC Enterprise Income Tax Law. This new tax law and the implementation rules for the new tax law took effect on January 1, 2008. Before the new tax law came into force, FIEs and PRC domestic companies were taxed differently and FIEs used to enjoy certain preferential treatments and benefits in tax and other areas under Chinese laws. Under the new tax law, FIEs and domestic companies are subject to a uniform tax rate of 25%. The new tax law provides a five-year transition period starting from its effective date for those enterprises which were established before the promulgation date of the new tax law and which were entitled to a preferential lower tax rate under the then-effective tax laws or regulations. In accordance with regulations issued by the State Council, the tax rate of such enterprises may gradually transition to the uniform tax rate within the transition period. For those enterprises which are enjoying tax holidays, such tax holidays may continue until their expiration in accordance with the regulations issued by the State Council, but where the tax holiday has not yet started because of losses, such tax holiday shall be deemed to commence from the first effective year of the new tax law. While the new tax law equalizes the tax rates for FIEs and domestic companies, preferential tax treatment would continue to be given to companies in certain encouraged sectors and to entities classified as high-technology companies supported by the PRC government, whether FIEs or domestic companies. According to the new tax law, entities that qualify as high-technology companies especially supported by the PRC government are expected to benefit from a tax rate of 15% as compared to the uniform tax rate of 25%. Nevertheless, there can be no assurances that any particular company will continue to qualify as a high-technology company supported by the PRC government in the future, and benefit from such preferential tax rate. Following the effectiveness of the new tax law, an FIE’s effective tax rate may increase, unless it is otherwise eligible for preferential treatment.

Additionally, under the new tax law, an income tax rate of 10% will be assessed on dividends payable to non-PRC investors derived from sources within the PRC.

Investors should note that the new tax law and its implementation rules still leave many details on the the interpretation and specific applications of various provisions unclear and unspecified. Any increase in our tax rate in the future could have a material adverse effect on our financial conditions and results of operations.

If the PRC government determines that we failed to obtain requisite PRC governmental approvals for, or register with the PRC government, for our future import and export of technologies, we could be subject to sanctions.

China imposes controls on technology import and export. The term “technology import and export” is broadly defined to include, without limitation, the transfer or license of patents, software and know-how, and the provision of services in relation to technology. Depending on the nature of the relevant technology, the import and export of technology require either approval by, or registration with, the relevant PRC governmental authorities. We can make no assurances that we will successfully obtain such approval or complete such registration.

If we are found to be in violation of PRC laws or regulations, the relevant regulatory authorities have broad discretion in dealing with such violation, including, but not limited to, issuing a warning, levying fines, restricting us from remitting royalties or any other fees, if any, relating to these technologies outside of China, confiscating our earnings generated from the import or export of such technology or even restricting our future export and import of any technology. Even if we successfully obtain such approval or complete such registration, if the PRC government determines that our import and export of technology is inconsistent with, or insufficient for, the proper operation of our business, we could be subject to similar sanctions. Any of these or similar sanctions could cause significant disruption to our business operations or render us unable to conduct a substantial portion of our business operations and may adversely affect our business and result of operations.

Additional Risks Associated with Acquiring and Operating a Target Business in Other Locations in Asia

In addition to the risks described above relating to acquiring and operating a business in China, we will be subject to risks related to owning and operating business in other locations in Asia.

We will be subject to risks relating to international business ownership or control, including risks related to changes in local, political, economic and market conditions, interest rates, zoning laws, compliance with environmental laws, costs and terms of financing and the potential for uninsured casualty and other losses. Various international jurisdictions have laws limiting the ability of entities not formed in such jurisdictions to pay dividends and remit earnings to affiliated companies unless specified conditions are met. Sales in jurisdictions will generally be made in local currencies, which would subject us to risks associated with currency fluctuations. Currency devaluations and unfavorable changes in international monetary and tax policies could have a material adverse effect on our profitability and financing plans, as could other changes in the international regulatory climate and international economic conditions. We also may be subject to currency exchange controls or other monetary policies that require or prohibit the repatriation of profits.

When effecting a business combination with a company located outside of the United States, the laws applicable to such company will likely govern all of our material agreements and we may not be able to enforce our legal rights.

When effecting a business combination with a company located outside of the United States, the laws of the country in which such company operates will govern almost all of the material agreements relating to its operations. We cannot assure you that the target business will be able to enforce any of its material agreements or that remedies will be available in this new jurisdiction. The system of laws and the enforcement of existing laws in such jurisdiction may not be as certain in implementation and interpretation as in the United States. The inability to enforce or obtain a remedy under any of our future agreements could result in a significant loss of business, business opportunities or capital. Additionally, it is likely that substantially all of our assets will be located outside of the United States and some of our officers and directors might reside outside of the United States. As a result, it may not be possible for investors in the United States to enforce their legal rights, to effect service of process upon our directors or officers or to enforce judgments of United States courts predicated upon civil liabilities and criminal penalties of our directors and officers under Federal securities laws.

You should rely only on the information contained in this prospectus. We have not, and the underwriters have not, authorized anyone to provide you with different information. We are not, and the underwriters are not, making an offer of these securities in any state where the offer is not permitted.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

The statements contained in this prospectus that are not purely historical are forward-looking statements. Our forward-looking statements include, but are not limited to, statements regarding our or our management’s expectations, hopes, beliefs, intentions or strategies regarding the future. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words “anticipates,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “would” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. Forward-looking statements in this prospectus may include, for example, statements about our:

•	ability to complete a combination with one or more target businesses;
•	success in retaining or recruiting, or changes required in, our officer or directors following a business combination;
•	officers and directors allocating their time to other businesses and potentially having conflicts of interest with our business or in approving a business combination, as a result of which they would then receive expense reimbursements;
•	potential inability to obtain additional financing to complete a business combination;
•	limited pool of prospective target businesses;
•	the ability of our officers and directors to generate a number of potential investment opportunities;
•	potential change in control if we acquire one or more target businesses for stock;
•	public securities’ limited liquidity and trading;
•	use of proceeds not in the trust account or available to us from interest income on the trust account balance; or
•	financial performance following this offering.

The forward-looking statements contained in this prospectus are based on our current expectations and beliefs concerning future developments and their potential effects on us. There can be no assurance that future developments affecting us will be those that we have anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond our control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. These risks and uncertainties include, but are not limited to, those factors described under the heading “Risk Factors.” Should one or more of these risks or uncertainties materialize, or should any of our assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws and/or if and when management knows or has a reasonable basis on which to conclude that previously disclosed projections are no longer reasonably attainable.

USE OF PROCEEDS

We estimate that the net proceeds of this offering and the sale of the private placement warrants will be as set forth in the following table:

	Without Over-Allotment Option Exercised	With Over-Allotment Option Exercised
Gross proceeds
Offering gross proceeds	$30,000,000	$34,500,000
Private placement warrants purchased by our private placement investors	1,750,000	1,750,000
Total gross proceeds	$31,750,000	$36,250,000
Estimated offering expenses(1)
Underwriting discount (7.0% of gross proceeds, 3.5% of which is payable at closing and 3.5% of which is payable upon consummation of a business combination)	2,100,000	2,415,000
Legal fees and expenses	350,000	350,000
Printing and engraving expenses	60,000	60,000
Accounting fees and expenses	85,000	85,000
SEC registration fee	2,335	2,335
FINRA registration fee	6,444	6,444
Miscellaneous expenses	46,221	46,221
Total offering expenses	$2,650,000	$2,965,000
Proceeds after offering expenses	$29,100,000	$33,285,000
Net proceeds of the offering and the private placement held in trust account	$28,950,000	$33,135,000
Deferred underwriting discounts held in trust account(3)	$1,050,000	$1,207,500
Total held in trust	30,000,000	34,342,500
Net offering proceeds not held in trust	$150,000	$150,000
Percent held in trust	100.0%	99.5%
Working capital funded from net proceeds not held in the trust account and up to $0.85 million of interest, net of taxes, earned on monies held in the trust account released to us(2)
Due diligence of prospective target businesses, including fees for market research or consultants used to perform due diligence, if any, and reimbursement of out-of-pocket due diligence expenses incurred by our management team, finder’s fees	$100,000	10.0%
Legal, accounting and other non-due diligence expenses, including structuring and negotiating a business combination	450,000	45.0%
Payment for office space, administrative and support services to Olympic Spring Limited ($7,500 per month for up to 24 months)	180,000	18.0%
Legal and accounting fees relating to SEC reporting obligations	120,000	12.0%
Working capital to cover miscellaneous expenses (potentially including deposits or down payments for a proposed business combination), director and officer liability insurance premiums and reserves, fees payable to the trustee, transfer agent and warrant agent	150,000	15.0%
Total	$1,000,000	100.0%

(1)	The offering expenses will be primarily funded from the proceeds of this offering. All of the offering expenses to date have been paid from advances we received from our founders as described below. Pursuant to promissory notes between us and our founders, we will repay $30,000 of these advances upon the earlier of (i) consummation of this offering or (ii) May 15, 2008 and we will repay $40,000 of these advances upon the earlier to occur of (i) the consummation of this offering and (ii) July 15, 2008.
(2)	If the underwriters determine that the size of this offering should be increased or decreased, or the underwriters exercise their over-allotment option, the amount of interest income earned on the trust account that can be released to us to fund our working capital will be proportionately adjusted. The amount of interest income permitted to be released from the trust account may be increased by up to $ to the extent the over-allotment is exercised in full.
(3)	Represents 3.5% of the gross proceeds from the sale of the units in this offering that will be paid to the underwriters’ only upon consummation of a business combination. If a business combination is not consummated and we are liquidated, such amounts will be disbursed among our public shareholders.

A total of approximately $30.0 million (or approximately $34.3 million if the underwriters’ over-allotment option is exercised in full) of the net proceeds from this offering and the sale of the private placement warrants described in this prospectus, and $1,050,000 (or $1,207,500 if the underwriters’ over-allotment option is exercised in full) of deferred underwriting discounts and commissions, will be placed in a trust account at the London branch of JPMorgan Chase Bank, N.A., maintained by Continental Stock Transfer & Trust Company. We believe the $150,000 of funds initially available to us outside the trust account, together with the interest income, net of taxes, on the balance of the trust account to be released to us to fund our working capital and general corporate requirements, will be sufficient to allow us to operate for at least the next 36 months, assuming a business combination is not completed during that time. If the underwriters determine the size of this offering should be increased, or the underwriters exercise their over-allotment option, it could also result in a proportionate increase in the amount of interest we may withdraw from the trust account.

Except for up to an aggregate of $0.85 million of the interest income, subject to adjustment, net of taxes, earned on the balance in the trust account to be released to us to fund our working capital and general corporate requirements and any amounts paid to redeeming shareholders voting against the extended period, if any, upon approval by our shareholders, the proceeds held in the trust account will not be released from the trust account until the earlier of the consummation of a business combination or our liquidation. If the underwriters determine that the size of this offering should be increased, the amount of interest income earned on the trust account that can be released to us to fund our working capital will be increased proportionately. All amounts held in the trust account that are not:

•	distributed to public shareholders who exercise redemption rights,
•	released to us to pay taxes;
•	released to us as interest income, or
•	payable to the underwriters for deferred discounts and commissions,

will be released to us on closing of our initial business combination.

Our initial business combination will be with one or more target businesses that have a fair market value of at least 80% of the balance in the trust account (excluding deferred underwriting discounts and commissions of $1,050,000 or $1,207,500 if the underwriters’ over-allotment option is exercised in full) both at the time of the execution of definitive documentation with respect to a proposed business combination and immediately prior to the consummation of the business combination, subject to:

•	approval of a majority of our ordinary shares voted by our public shareholders (including our existing shareholders with respect to shares purchased in this offering or otherwise acquired in the public markets by them) and public shareholders holding less than 35.0% of the ordinary shares sold in this offering electing to exercise their redemption rights (on a cumulative basis in connection with the extended period and the business combination); and
•	such deferred underwriting discount and commission having been paid to the underwriters.

If our initial business combination involves a transaction in which we acquire less than a 100% interest in the target company, the value of that interest that we acquire will be equal to at least 80% of the sum of the balance in the trust account (excluding deferred underwriting discounts and commissions). In all instances, we would be the controlling shareholder of the target company. The key factors that we will rely on in determining controlling shareholder status would be our acquisition of at least 51% of the voting equity interests of the target company and control of the majority of any governing body of the target company. Except as described in the following paragraph, we will not consider any transaction that does not meet such criteria.

We intend to acquire an operating business in the PRC through a stock exchange, asset acquisition or other similar business combination. Our efforts in identifying a prospective target business will not be limited to a particular industry. However, there are a number of industries in China in which direct foreign investment is restricted (including telecommunications services, online commerce and advertising). Therefore, if our target business is an industry that is subject to these requirements we may seek to acquire control of our target business through contractual arrangements with licensed companies operating in China and their owners. We may enter into a business combination in which we, our subsidiaries and/or affiliates, and the target business and its shareholders enter into a series of contracts that are designed to secure for us economic benefits and to assume by us the risks of losses that are substantially similar to full ownership, although we would not be allowed to own the assets or obtain direct control of an operating company in a restricted industry in China. These contracts could, for example, result in a structure where, in exchange for our payment of the acquisition consideration, the target business would be owned 100% by Chinese residents whom we designate, and the target business would continue to hold the requisite licenses necessary to operate its business. We may also establish a new subsidiary in China which would provide technology, technical support, consulting and related services to the target business in exchange for fees, which are designed to transfer to us substantially all of the economic benefits of ownership of the target business.

On release of funds from the trust account and after payment of the redemption price to any public shareholders who exercise their redemption rights, the underwriters will receive their deferred underwriting discounts and commissions, and the remaining funds will be released to us and can be used to pay all or a portion of the purchase price of the business or businesses with which our initial combination occurs. If the business combination is paid for using stock or debt securities, we may apply the cash released to us from the trust account for general corporate purposes, including for maintenance or expansion of operations of the acquired business or businesses, the payment of principal or interest due on indebtedness incurred in consummating our initial business combination, to fund the purchase of other companies, or for working capital.

We have agreed to pay Olympic Spring Limited, a company jointly and equally owned by Chun Yi Hao and Hope Ni, a total of $7,500 per month for office space, administrative services and secretarial support for a period commencing on the date of this prospectus and ending on our consummation of a business combination. This arrangement is being agreed to by Olympic Spring Limited for our benefit and is not intended to provide Olympic Spring Limited compensation in lieu of a management fee or other remuneration because it is anticipated that the expenses to be paid by Olympic Spring Limited will approximate the monthly reimbursement. We believe that such fees are at least as favorable as we could have obtained from an unaffiliated person. Upon consummation of a business combination or our liquidation, we will cease paying these monthly fees.

We believe that amounts not held in the trust account and the interest income that may be released to us (as described in more detail below) will be sufficient to pay the costs and expenses to which such proceeds are allocated. This belief is based on the fact that in-depth due diligence will be undertaken only after we have negotiated and signed a letter of intent or other preliminary agreement that addresses the terms of a business combination. However, if our estimate of the costs of undertaking in-depth due diligence and negotiating a business combination is less than the actual amount necessary to do so, we may be required to raise additional capital, the amount, availability and cost of which is currently unascertainable. In this event, we could seek such additional capital through loans or additional investments from our founders. None of our founders is under any obligation to advance funds to, or invest in, us.

Our founders have provided us with $70,000 in loans to pay the expenses of this offering referenced in the line items above for the SEC registration fee, FINRA registration fee and certain accounting and legal fees and expenses. Advances under the loans are non-interest bearing and unsecured. Of these advances, $30,000 is due upon the earlier of (i) the consummation of this offering or (ii) May 15, 2008, and $40,000 is due upon the earlier to occur of (i) the consummation of this offering or (ii) July 15, 2008. The loans will be repaid out of the proceeds of this offering not placed in the trust account.

The net proceeds of this offering not held in the trust account and not immediately required for the purposes set forth above will be invested only in U.S. “government securities,” defined as any Treasury Bill issued by the United States having a maturity of 180 days or less, or in money market funds meeting certain conditions under Rule 2a-7 promulgated under the Investment Company Act that only invest in government securities having a maturity of 180 days or less so that we are not deemed to be an investment company under the Investment Company Act. Up to an aggregate of $0.85 million, subject to adjustment, of the interest income, net of taxes, on the trust account balance is releasable to us from the trust account to fund a portion of our working capital and general corporate requirements.

Other than the fee for office space and administrative and secretarial services described above, no compensation of any kind (including finder’s and consulting fees) will be paid to Chun Yi Hao and Hope Ni or our other directors, or any of their affiliates, for services rendered to us prior to or in connection with the consummation of the business combination. However, our officers and directors will receive reimbursement for any out-of-pocket expenses incurred by them in connection with activities on our behalf, such as identifying potential target businesses and performing due diligence on suitable business combinations. We expect that due diligence of prospective target businesses will be monitored or performed by Mr. Hao and Ms. Ni. Additionally, we may engage market research firms and/or third party consultants. Our board of directors will have the responsibility of reviewing and approving all expense reimbursements made to our officers and directors. To the extent that such expenses exceed the available proceeds not deposited in the trust account and interest income that is released to us from the trust account, Mr. Hao and Ms. Ni have agreed in writing in letter agreements to satisfy any such shortfall. Such out-of-pocket expenses by Mr. Hao and Ms. Ni would not be reimbursed by us unless we consummate a business combination. These expenses would be a liability of the post-combination business and would be treated in a manner similar to any other account payable of the combined business. Our officers and directors may, as part of any such combination, negotiate the repayment of some or all of any such expenses. If the target business’ owners do not agree to such repayment, this could cause our directors to view such potential business combination unfavorably and result in a conflict of interest. Since the role of present management after a business combination is uncertain, we have no current ability to determine what remuneration, if any, will be paid to those persons after a business combination.

A shareholder will be entitled to receive funds from the trust account (including interest earned on his, her or its portion of the trust account, net of taxes payable with respect to such interest, and less interest income released to us from the trust account in the manner described above) only in the event of (i) our liquidation if we fail to complete a business combination within the allotted time or (ii) if the public shareholder seeks to have us redeem such shares for cash in connection with (a) the proposal for the extended period that the shareholder voted against and was actually approved by our shareholders and/or (b) a business combination that the public shareholder voted against and that we actually complete. In no other circumstances will a shareholder have any right or interest of any kind in or to funds in the trust account.

On consummation of an initial business combination, the underwriters will receive the deferred underwriters’ discounts and commissions held in the trust account. If we do not complete an initial business combination and the trustee must therefore distribute the balance in the trust account on our liquidation, the underwriters have agreed (i) to forfeit any rights or claims to the deferred underwriting discounts and commissions, together with any accrued interest thereon, in the trust account and (ii) that the trustee is authorized to distribute the deferred underwriting discounts and commissions, together with any accrued interest thereon, net of income taxes payable on such interest, to the public shareholders on a pro rata basis.

DIVIDEND POLICY

We have not paid any dividends on our ordinary shares to date and we do not intend to pay cash dividends prior to the consummation of a business combination. After we complete a business combination, the payment of dividends will depend on our revenues and earnings, if any, capital requirements and general financial condition. The payment of dividends after a business combination will be within the discretion of our then-board of directors. Our board of directors currently intends to retain any earnings for use in our business operations and, accordingly, we do not anticipate the board declaring any dividends in the foreseeable future.

DILUTION

The difference between the public offering price per ordinary share, assuming no value is attributed to the warrants included in the units, and the pro forma net tangible book value per ordinary share after this offering constitutes the dilution to investors in this offering. Net tangible book value per share is determined by dividing our net tangible book value, which is our total tangible assets less total liabilities (including the value of the ordinary shares which may be redeemed for cash), by the number of outstanding ordinary shares. The information below assumes the payment in full of the underwriting discounts and commissions, including amounts held in the trust account, and no exercise of the over-allotment option.

At January 8, 2008, our net tangible deficit was a deficiency of ($87,497), or approximately ($0.09) per ordinary share. After giving effect to the sale of 3,750,000 ordinary shares included in the units and the sale of 1,944,444 private placement warrants, our repurchase at nominal cost of 179,688 ordinary shares and warrants from Ralco Capital Limited and Rising Year Group Limited, forfeiture of 140,625 of our existing shareholders’ ordinary shares and warrants assuming the underwriters’ over-allotment option is not exercised and the deduction of underwriting discounts and estimated expenses of this offering, our pro forma net tangible book value (as decreased by the value of 1,312,499 ordinary shares which may be redeemed for cash) at January 8, 2008 would have been $18,620,011 or approximately $5.52 per share, representing an immediate increase in net tangible book value of $5.61 per share to our existing shareholders and an immediate dilution of $2.48 per share or 31.0% to new investors not exercising their redemption rights. For purposes of presentation, our pro forma net tangible book value after this offering is approximately $10,499,992 less than it otherwise would have been because if we effect a business combination, the redemption rights of the public shareholders may result in the redemption for cash of up to approximately 35.0% of the aggregate number of the shares sold in this offering at a per-share redemption price equal to the amount in the trust account as of two business days prior to the proposed consummation of a business combination, inclusive of any interest, net of any taxes due on such interest and net of interest income on the trust account balance previously released to us to fund working capital and general corporate requirements, divided by the number of shares sold in this offering.

The following table illustrates the dilution to the new investors on a per-share basis, assuming no value is attributed to the warrants included in the units:

Public offering price		$8.00
Net tangible deficit before this offering.	$(0.09)
Increase attributable to new investors	$5.61
Pro forma net tangible book value after this offering.		$5.52
Dilution to new investors		$2.48

If the over-allotment is exercised in full, our net tangible book value at January 8, 2008 would have been $21,285,136 or $5.48 per share, representing an immediate increase in net tangible book of $5.57 per share to the initial shareholders and an immediate dilution of $2.52 per share or 31.5% to new investors not exercising their redemption rights.

The following table sets forth information with respect to our existing shareholders and the new investors:

	Shares Purchased		Total Consideration		Average Price Per Share
	Number	Percentage	Amount	Percentage
Existing shareholders(1)(2)	937,500	20.0%	$25,000	0.07%	$0.02
New Investors	3,750,000	80.0%	$30,000,000	99.93%	$8.00
Total	4,687,500	100.0%	$30,025,000	100.0%

(1)	Does not include the 1,944,444 shares underlying the private placement warrants to be purchased by our private placement investors, or up to 140,625 ordinary shares and warrants that will be forfeited by the existing shareholders to ensure that the number of shares they hold prior to this offering equals 20% of our outstanding ordinary shares after this offering and the exercise, if any, of the underwriters’ over-allotment option.
(2)	The amount of 937,500 shares is stated after accounting for the April 14, 2008 repurchase of an aggregate of 179,688 ordinary shares and warrants at nominal cost from Ralco Capital Limited and Rising Year Group Limited.

The pro forma net tangible book value after this offering assuming the underwriters’ over-allotment option is not exercised is calculated as follows:

Numerator:
Net tangible deficit before this offering and sale of private placement warrants	$(87,497)
Net proceeds from this offering and the pre-offering private placement(1)	29,100,000
Plus: Offering costs accrued for and paid in advance, excluded from tangible book value before this offering	107,500
Less: Proceeds held in the trust account subject for redemption to cash at approximately $8.00 per share	(10,499,992)
$18,620,011
Denominator:
Ordinary shares outstanding prior to this offering(2)	937,500
Ordinary shares included in the units offered	3,750,000
Less: shares subject to redemption ((3,750,000 × 35.0%)–1)	(1,312,499)
3,375,001

(1)	This amount is net of all offering expenses including the deferred portion of the underwriting compensation.
(2)	Does not include the maximum of 140,625 ordinary shares and warrants that will be forfeited, as necessary, by our existing shareholders to ensure that the number of shares they hold prior to this offering equals 20% of our outstanding ordinary shares after this offering and the exercise, if any, of the underwriters’ over-allotment option.

CAPITALIZATION

The following table sets forth our capitalization on January 8, 2008, and as adjusted to give effect for sale of our ordinary shares and warrants, units, and the private placement warrants and the application of the estimated net proceeds derived from the sale of such securities. The actual shareholders’ equity data as of January 8, 2008 is derived from our audited financial statements. The “as adjusted” shareholders’ equity data is unaudited.

	January 8, 2008
	Actual	As Adjusted(4)(5)
Notes payable to shareholders(1)	$30,000	—
Ordinary Shares, 0, and 1,312,499 shares which are subject to possible redemption, shares at redemption value(2)	—	10,499,992
Shareholders’ equity:
Preferred shares, $0.001 par value, 1,000,000 shares authorized; none issued or outstanding	—	—
Ordinary Shares, $0.001 par value, 50,000,000 shares authorized; actual; 1,257,813 shares issued and outstanding; as adjusted; 3,375,001 shares issued and outstanding (excluding 1,312,499 shares subject to possible redemption)(3)	1,258	3,375
Additional paid-in capital	23,742	18,621,633
Deficit accumulated during the development stage	(4,997)	(4,997)
Total shareholders’ equity	$20,003	$18,620,011
Total capitalization	$50,003	$29,120,003

(1)	Notes payable to shareholders are comprised of promissory notes issued in the amount of $30,000. The notes are payable upon the earlier of (i) the consummation of this offering or (ii) May 15, 2008.
(2)	If the extended period is approved or we consummate a business combination, the redemption rights afforded to our public shareholders may result in the redemption for cash of up to 1,312,499 ordinary shares (1,509,374 if the underwriters exercise their over-allotment in full) at a per-share redemption price equal to the aggregate amount then on deposit in the trust account (initially approximately $8.00 per share), before payment of deferred underwriting discounts and commissions and including accrued interest, net of any income taxes due on such interest, which income taxes, if any, shall be paid from the trust account, and net of interest income previously released to us for working capital and general corporate requirements, as of two business days prior to the proposed consummation of a business combination divided by the number of shares sold in this offering, as applicable.
(3)	Actual values do not include accounting for the April 14, 2008 repurchase of an aggregate of 179,688 ordinary shares and warrants at nominal cost from Ralco Capital Limited and Rising Year Group Limited.
(4)	Actual values do not include 140,625 ordinary shares and warrants that will be forfeited by the existing shareholders if the underwriters do not exercise their over-allotment option.
(5)	The “As Adjusted” amount includes the $1,750,000 to be paid in connection with the pre-offering private placement of warrants and accounts for the April 14, 2008 repurchase of an aggregate of 179,688 ordinary shares and warrants at nominal cost from Ralco Capital Limited and Rising Year Group Limited.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF
FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Overview

We are a limited life blank check company formed under the laws of the Cayman Islands on December 12, 2007. We were formed to acquire or acquire control of one or more operating businesses having its primary operations in the PRC, through a merger, stock exchange, asset acquisition, reorganization or similar business combination or contractual arrangements. Our efforts in identifying a prospective target business will not be limited to a particular industry. To date, our efforts have been limited to organizational activities. We may acquire less than 100% of the interests or assets of the target business but will not acquire less than a controlling interest (which would be at least 51% of the voting securities of the target business). We do not have any specific business combination under current consideration, and we have not (nor has anyone on our behalf) contacted any potential target business, or had any discussions, formal or otherwise, with respect to such transaction. We intend to effect a business combination using cash from the proceeds of this offering, our capital stock, debt or a combination of cash, stock and debt. The issuance of additional shares of our stock in a business combination:

•	may significantly reduce the equity interest of our shareholders;
•	may cause a change in control if a substantial number of shares of our stock are issued, and may also result in the resignation or removal of one or more of our officers and directors; and
•	may adversely affect prevailing market prices for our ordinary shares.

Similarly, debt securities issued by us in a business combination may result in:

•	default and foreclosure on our assets if our operating revenues after a business combination were insufficient to pay our debt obligations;
•	acceleration of our obligations to repay the indebtedness even if we have made all principal and interest payments when due if the debt security contained covenants requiring the maintenance of certain financial ratios or reserves and any such covenant was breached without a waiver or renegotiation of that covenant;
•	our immediate payment of all principal and accrued interest, if any, if the debt security was payable on demand; and
•	our inability to obtain additional financing, if necessary, if the debt security contained covenants restricting our ability to obtain additional financing while such debt security was outstanding.

We have neither engaged in any operations nor generated any revenues to date. Our only activities since inception have been organizational activities and those necessary to prepare for this offering. Following this offering, we will not generate any operating revenues until consummation of a business combination. We will generate non-operating income in the form of interest income on cash and cash equivalents after this offering.

Results of Operations and Known Trends or Future Events

We have neither engaged in any operations nor generated any revenues to date. Our entire activity since inception has been to prepare for our proposed fundraising through this offering, and concurrent private placement, of our equity securities. Following this offering, we will not generate any operating revenues until after completion of a business combination. We will generate non-operating income in the form of interest income on cash and cash equivalents after this offering. Immediately after the offering, we will begin paying monthly fees of $7,500 per month to Olympic Spring Limited, and expect to incur increased expenses as a result of being a public company (for legal, financial reporting, accounting and auditing compliance), as well as for due diligence expenses. We expect our expenses to increase substantially after the closing of this offering and the private placement.

As an entity formed to acquire only a business in China, the following is a summary of material risks associated with acquiring a business in China and measures we plan to implement to address them.

Structuring a Transaction in China

We will initially face risks associated with structuring and completing a transaction to acquire a business in China that will comply with Chinese law. The Ministry of Commerce (MOFCOM), the State Assets Supervision and Administration Commission (SASAC), the State Administration for Taxation, the State Administration for Industry and Commerce (SAIC), the China Securities Regulatory Committee (CSRC), and the PRC State Administration of Foreign Exchange (SAFE), jointly adopted the Regulations on Mergers and Acquisitions of Domestic Enterprises by Foreign Investors, which became effective on September 8, 2006 (M&A Rules). Depending on the structure of the transaction, these regulations will require the Chinese parties to make a series of applications and supplemental applications to the aforementioned agencies, some of which must be made within strict time limits and require approvals from one or more of the aforementioned agencies. The M&A Rules established, among other things, additional procedures and requirements that could make merger and acquisition activities by foreign investors more time-consuming and complex, including requirements in some instances that the MOFCOM be notified in advance when a foreign investor acquires equity or assets of a PRC domestic enterprise. Complying with the requirements of the M&A Rules to complete such transactions could be time-consuming, and any required approval processes, including obtaining approval from the MOFCOM, may delay or inhibit our ability to complete such transactions. The M&A Rules also prohibit a transaction at an acquisition price obviously lower than the appraised value of the Chinese business or assets. The regulations require that in certain transaction structures, the consideration must be paid within strict time periods, generally not in excess of a year. Because the Chinese authorities have been concerned with offshore transactions which converted domestic companies into foreign investment enterprises (FIEs) in order to take advantage of certain benefits, including reduced taxation in China, the M&A Rules require new foreign sourced capital of not less than 25% of the domestic company’s post-acquisition capital in order to obtain FIE treatment. Therefore, we will need to negotiate a transaction with terms that will satisfy our investors and protect our shareholders interests in an acquisition of a Chinese business or assets.

Furthermore, the government of the PRC has restricted or limited foreign ownership of certain kinds of assets and companies operating in certain industries. The industry groups that are restricted are wide ranging, including certain aspects of telecommunications, advertising, food production, and heavy equipment manufacturers, for example. In addition there can be restrictions on the foreign ownership of businesses that are determined from time to time to be in “important industries” that may affect the national economic security or having “famous trademarks” or “traditional Chinese brand names.” Acquisitions by foreign investors in the various restricted categories of assets and industries may sometimes be consummated using contractual arrangements with permitted Chinese parties. These types of arrangements typically do not involve a change of equity ownership in a PRC operating company. However, since there has been limited implementation guidance provided with respect to the application of the merger and acquisition regulations to these contractual arrangements, if it is determined that such an application should have been made, consequences may include ordering the application to be made with proper government agencies levying fines, revoking business and other licenses, requiring restructure of ownership or operations and requiring discontinuation of any portion of all of the acquired business. These contractual arrangements may not be as effective in providing us with the same economic benefits, accounting consolidation or control over a target business as would direct ownership and our legal protections under PRC law may be limited.

Until we consummate our business combination, we expect to retain legal experts in the PRC and the U.S. that are experienced with structuring offshore transactions with U.S. public companies. We plan to consult with PRC government officials when possible to assist us with complying with these structuring considerations and changing developments.

Financial Statements

Our search for a target business may be further hindered by the fact that we will be required to provide historical and pro forma financial information to our shareholders when seeking approval of a business combination with one or more target businesses. These financial statements must be prepared in accordance with, or be reconciled to, U.S. generally accepted accounting principles, or GAAP, or prepared in accordance with IFRS, as approved by the IASB, and the historical financial statements must be audited in accordance with the standards of the Public Company Accounting Oversight Board (United States), or PCAOB. If a proposed target business, including one located outside of the U.S., does not have financial statements that have been prepared in accordance with, or that can be reconciled to, U.S. GAAP, or prepared in accordance with IFRS as issued by the IASB, and audited in accordance with the standards of the PCAOB, we will not be able to acquire that proposed target business. These financial statement requirements may limit the pool of potential target businesses with which we may combine. Therefore, as part of our due diligence process, we will need to retain accounting consultants that will be able to evaluate whether our prospective acquisition targets will be able to satisfy those requirements.

Taxation

On March 16, 2007, the PRC National People’s Congress, or NPC, approved and promulgated a new tax law, the PRC Enterprise Income Tax Law. This new tax law and the implementation rules for the new tax law took effect on January 1, 2008. Under the new tax law, any dividends or profits from a foreign investment enterprise to non-PRC investors are subject to an effective tax rate of 10% absent a tax treaty between China and the other jurisdiction. Changes in tax laws or interpretation of tax laws by the government could significantly impact our return to the investors.

Foreign Exchange Considerations

Following a business combination, substantially all revenues and income will likely be received in a foreign currency such as Renminbi, the main currency used in the PRC. Thus, the dollar equivalent of our net assets and distributions, if any, would be adversely affected by reductions in the value of the Renminbi. To the extent that we need to convert United States dollars into Chinese Renminbi for our operations, appreciation of this currency against the United States dollar could have a material adverse effect on our business, financial condition and results of operations. Conversely, if we decide to convert our Renminbi into United States dollars for other business purposes and the United States dollar appreciates against this currency, the United States dollar equivalent of the Renminbi we convert would be reduced.

In the PRC, the State Administration for Foreign Exchange (SAFE) regulates the conversion of the Renminbi into foreign currencies. The principal regulation governing foreign currency exchange in China is the Foreign Currency Administration Rules (1996), as amended. Under these rules and regulations, significant restrictions still remain, including primarily the restriction that foreign invested enterprises may only buy, sell and/or remit foreign currencies at those banks authorized to conduct foreign exchange business after providing valid commercial documents. In addition, conversion of Renminbi for capital account items, including direct investment and loans, is subject to governmental approval in China, and companies are required to open and maintain separate foreign exchange accounts for capital account items. Any future restrictions on currency exchanges may limit our ability to use future cash flow for the distribution of dividends to our shareholders or to fund operations we may have outside of the PRC.

In addition, Circular 75 and Circular 106 could also restrict our ability to implement our business combination strategy and adversely affect the operation results of our future PRC subsidiaries and affiliates. The SAFE regulations retroactively require approval and registration of direct or indirect investments previously made by PRC residents in offshore companies. In the event that a PRC shareholder with a direct or indirect stake in an offshore parent company fails to obtain the required SAFE approval and make the required registration, the PRC subsidiaries of such offshore parent company may be prohibited from making distributions of profits to the offshore parent and from paying the offshore parent proceeds from any reduction in capital, share transfer or liquidation in respect of the PRC subsidiaries. Further, failure to comply with the various SAFE approval and registration requirements described above could result in liability under PRC law for foreign exchange evasion. Since some of our future business combination may involve corporate financing or roundtrip investment by the PRC residents through an offshore special purpose vehicle for the purpose of Circular 75 and Circular 106, we or the owners of the target companies who are PRC residents may be subject to registration and filing requirements of SAFE under Circular 75 and Circular 106. We cannot assure you that we or the owners of the target business we intend to acquire, as the case may be, will be able to complete the necessary filings and registrations with SAFE for a proposed business combination on a timely basis.

Dividends

We may rely on dividends and other distributions from our operating company to provide us with cash flow and to meet our other obligations. Current regulations in China would permit our operating company in China to pay dividends to us only out of its accumulated distributable profits, if any, determined in accordance with Chinese accounting standards and regulations. In addition, our operating company in China will be required to set aside at least 10% (up to an aggregate amount equal to half of its registered capital) of its accumulated profits each year. Such cash reserve may not be distributed as cash dividends. If our operating company in China incurs debt on its own behalf in the future, the instruments governing the debt may restrict its ability to pay dividends or make other payments to us.

If dividends are declared in the future and paid in a foreign currency, shareholders in the U.S. will be taxed on the U.S. dollar value of any dividends they receive on our ordinary shares at the time they receive them, even if the shareholders actually receive a smaller amount of U.S. dollars when the payment is in fact converted into U.S. dollars.

Liquidity and Capital Resources

Our liquidity needs have been satisfied to date through receipt of $25,000 from the sale of ordinary shares and warrants to affiliates of our Chief Executive Officer, Mr. Hao, the Chairman of our board of directors, Ms. Ni, as well as our director, Dr. Ma and our special advisor, Mr. Tan, of which 1,078,125 were outstanding as of the date of this prospectus (of which up to 140,625 ordinary shares and warrants purchased by our existing shareholders may be forfeited to the extent the underwriters do not exercise their over-allotment option), and advances from our existing shareholders that are more fully described below. Please see “Description of Securities” for additional information concerning the existing shareholders’ securities. We estimate that the net proceeds from (i) the sale of the units in this offering, after deducting approximately $2.7 million to be applied to underwriting discounts, offering expenses and working capital (or $3.0 million if the underwriters’ over-allotment option is exercised in full) and (ii) the sale of the private placement warrants for a purchase price of $1.75 million, will be approximately $29.1 million (or $33.3 million if the underwriters’ over-allotment option is exercised in full). Approximately $30.0 million (or approximately $34.3 million if the underwriters’ over-allotment option is exercised in full), will be held in the trust account, which includes $1,050,000 (or $1,207,500 if the underwriters’ over-allotment option is exercised in full) of deferred underwriting discounts and commissions. The remaining $150,000 will not be held in the trust account.

We will use substantially all of the net proceeds of this offering to acquire one or more target businesses, including identifying and evaluating prospective target businesses, selecting one or more target businesses, and structuring, negotiating and consummating the business combination. If the business combination is paid for using stock or debt securities, we may apply the cash released to us from the trust account for general corporate purposes, including for maintenance or expansion of operations of the acquired business or businesses, the payment of principal or interest due on indebtedness incurred in consummating our initial business combination, to fund the purchase of other companies, or for working capital.

Following the consummation of this offering, we believe that the funds available to us outside the trust account, together with up to an aggregate of $0.85 million of the interest income, net of taxes, on the balance of the trust account to be released to us to fund working capital and general corporate requirements, will be sufficient to allow us to operate for at least the next 36 months, assuming a business combination is not completed during that time. We expect our primary liquidity requirements during that period to include approximately $100,000 for expenses for the due diligence and investigation of a target business or businesses; approximately $450,000 for legal, accounting and other expenses associated with structuring, negotiating and documenting an initial business combination; an aggregate of up to $180,000 for office space, administrative services and secretarial support payable to Olympic Spring Limited, jointly and equally owned by Chun Yi Hao and Hope Ni, representing $7,500 per month for up to 24 months; $120,000 for legal and accounting fees relating to our SEC reporting obligations; and approximately $150,000 for working capital and general corporate purposes that will be used for miscellaneous expenses (including directors and officers liability insurance) and reserves, including additional expenses that may be incurred by us in connection with this offering over and above the amounts listed in the section entitled “Use of Proceeds.” These expenses are estimates only. Our actual expenditures for some or all of these items may differ from the estimates set forth herein. For example, we may incur greater legal and accounting expenses than our current estimates in connection with negotiating and structuring a business combination based upon the level of complexity of that business combination. We do not anticipate any change in our intended use of proceeds, other than fluctuations among the current categories of allocated expenses, which fluctuations, to the extent they exceed current estimates for any specific category of expenses, would be deducted from our excess working capital. Any such funds not used for our working capital and general corporate requirements or to repay advances from our existing shareholders for due diligence or legal, accounting and non-due diligence expenses will be usable by us to pay other expenses that may exceed our current estimates. If our estimate of the costs of undertaking in-depth due diligence and negotiating a business combination is less than the actual amount necessary to do so, we may be required to raise additional capital, the amount, availability and cost of which is currently unascertainable. In this event, we could seek such additional capital through loans or additional investments from our founders. None of our founders are under any obligation to advance funds to, or invest in, us. Any such interest income not used to fund our working capital and general corporate requirements or repay advances from our founders or for due diligence or legal, accounting and non-due diligence expenses will be usable by us to pay other expenses that may exceed our current estimates.

We do not believe we will need to raise additional funds following this offering in order to meet the expenditures required for operating our business. However, we will rely on interest earned of up to $0.85 million, subject to adjustment, on the trust account to fund such expenditures and, to the extent that the interest earned is below our expectations, we may have insufficient funds available to operate our business prior to our initial business combination. Based upon current market conditions, we expect to receive $0.85 million in interest income within approximately eighteen months of this offering. Moreover, we may need to raise additional funds through a private offering of debt or equity securities if such funds were required to consummate our initial business combination or because we become obligated to convert into cash a significant number of shares of public shareholders voting against our initial business combination or the extended period, in which case we may issue additional securities or incur debt in connection with such business combination. Such debt securities may include a working capital revolving debt facility or a longer term debt facility. Subject to compliance with applicable securities laws, we would only consummate such financing simultaneously with the consummation of a business combination.

Quantitative and Qualitative Disclosures about Market Risk

The net proceeds of this offering, including amounts in the trust account, will be invested only in U.S. “government securities,” defined as any Treasury Bill issued by the United States having a majority of 180 days or less, or in money market funds meeting certain conditions under Rule 2a-7 promulgated under the Investment Company Act that only invest in government securities having a maturity of 180 days or less. Due to the short-term nature of these investments, we believe there will be no associated material exposure to interest rate risk.

Related Party Transaction

Our Chief Executive Officer, Chun Yi Hao, and the Chairman of our board of directors, Hope Ni, have provided us with $70,000 in loans to pay certain expenses of this offering referenced in the use of proceeds table for the SEC registration fee, FINRA registration fee, blue sky filing fees and certain accounting and legal fees and expenses. The loans are non-interest bearing and unsecured. Of these loans, $30,000 are due upon the earlier of (i) the consummation of this offering or (ii) May 15, 2008, and $40,000 are due upon the earlier to occur of (i) the consummation of this offering and (ii) July†15, 2008. The loans will be repaid out of the proceeds of this offering not placed in the trust account.

PROPOSED BUSINESS

Introduction

We are a recently organized Cayman Islands limited life blank check company formed on December 12, 2007. We were formed to acquire or acquire control of one or more operating businesses having its primary operations in the PRC. Our efforts in identifying a prospective target business will not be limited to a particular industry. We do not have any specific merger, stock exchange, asset acquisition, reorganization or other business combination under consideration or contemplation and we have not, nor has anyone on our behalf, contacted, or been contacted by, any potential target business or had any discussions, formal or otherwise, with respect to such a transaction. To date our efforts have been limited to organizational activities as well as activities related to this offering.

Opportunities in the PRC

Opportunities for market expansion have emerged for businesses with operations in the PRC due to certain changes in the PRC’s political, economic and social policies as well as certain fundamental changes affecting the PRC and its neighboring countries. We believe that China represents both a favorable environment for making acquisitions and an attractive operating environment for a target business for several reasons, including:

•	prolonged economic expansion within China, including gross domestic product growth of approximately 9% on average over the last 25 years, including, 10.4% in 2005, 11.0% in 2006 and 11.5% in the first three quarters of 2007 (National Bureau of Statistics of China);
•	increased government focus within China on privatizing assets, improving foreign trade and encouraging business and economic activity;
•	favorable labor rates and efficient, low-cost manufacturing capabilities;
•	the recent entry of China into the World Trade Organization, the sole global international organization dealing with the rules of trade between nations, which may lead to a reduction on tariffs for industrial products, a reduction in trade restrictions and an increase in trading with the United States; and
•	the fact that China’s public equity markets are not as well developed and active as the equity markets within the United States, thereby causing Chinese companies to attempt to be listed on the United States equity markets.

We believe that these factors and others should enable us to acquire a target business with growth potential on favorable terms.

Our officers, directors and advisor have expertise in operating businesses in a number of diverse areas including, but not limited to, the automotive parts, electronics, finance, semi-conductor, technology and transportation services sectors. They also have substantial experience in sourcing, evaluating, negotiating, performing due diligence and completing business combinations. Although our efforts in identifying a prospective target business will not be limited to a particular industry, we intend to leverage the experience of our officers, directors and advisor, including their relationships and contacts, to drive our efforts in identifying one or more target businesses in China with which we can consummate a business combination.

Government Regulations

Government Regulations Relating to Foreign Exchange Controls

The principal regulation governing foreign exchange in China is the Foreign Currency Administration Rules (IPPS), as amended. Under these rules, the Renminbi, China’s currency, is freely convertible for trade and service related foreign exchange transactions (such as normal purchases and sales of goods and services from providers in foreign countries), but not for direct investment, loan or investment in securities outside of China without the prior approval of the State Administration for Foreign Exchange, or SAFE, of China. Foreign investment enterprises, or FIEs, are required to apply to the SAFE for “Foreign Exchange Registration Certificates for FIEs.” Following a business combination involving a change of equity ownership of a

PRC operating entity or through contractual arrangements with a PRC operating entity, our subsidiary will likely be an FIE as a result of our ownership structure. With such registration certificates, which need to be renewed annually, FIEs are allowed to open foreign currency accounts including a “basic account” and “capital account.” Currency translation within the scope of the “basic account,” such as remittance of foreign currencies for payment of dividends, can be effected without requiring the approval of the SAFE. However, conversion of currency in the “capital account,” including capital items such as direct investment, loans and securities, still require approval of the SAFE. This prior approval may delay or impair our ability to operate following a business combination.

On October 21, 2005 SAFE issued Circular 75 on “Relevant Issues Concerning Foreign Exchange Control on Domestic Residents’ Corporate Financing and Roundtrip Investment Through Offshore Special Purpose Vehicles”. Circular 75 confirms that the use of offshore special purpose vehicles as holding companies for PRC investments are permitted as long as proper foreign exchange registrations are made with the SAFE. To implement Circular 75, SAFE issued an implementation notice in May 2007, or Circular 106. Circular 106 specified the circumstances under which PRC residents are required to comply with Notice 75 and which procedures are to be followed. The SAFE regulations retroactively require approval and registration of direct or indirect investments previously made by PRC residents in offshore companies. In the event that a PRC shareholder with a direct or indirect stake in an offshore parent company fails to obtain the required SAFE approval and make the required registration, the PRC subsidiaries of such offshore parent company may be prohibited from making distributions of profits to the offshore parent and from paying the offshore parent proceeds from any reduction in capital, share transfer or liquidation in respect of the PRC subsidiaries. Further, failure to comply with the various SAFE approval and registration requirements described above could result in liability under PRC law for foreign exchange evasion.

Government Regulations Relating to Taxation

On March 16, 2007, the NPC approved and promulgated a new tax law “Enterprise Income Tax Law” which will take effect beginning January 1, 2008. Under this new Enterprise Income Tax Law, FIEs and domestic companies are subject to a uniform tax rate of 25%. The new tax law provides a five-year transition period starting from its effective date for those enterprises which were established before the promulgation date of the new tax law and which were entitled to a preferential lower tax rate under the then effective tax laws or regulations. In accordance with regulations issued by the State Council, the tax rate of such enterprises may gradually transition to the uniform tax rate within the transition period. For those enterprises which are enjoying tax holidays, such tax holidays may continue until their expiration in accordance with the regulations issued by the State Council, but where the tax holiday has not yet started because of losses, such tax holiday shall be deemed to commence from the first effective year of the new tax law. While the new tax law equalizes the tax rates for FIEs and domestic companies, preferential tax treatment would continue to be given to companies in certain encouraged sectors and to entities classified as high-technology companies supported by the PRC government, whether FIEs or domestic companies. According to the new tax law, entities that qualify as high-technology companies especially supported by the PRC government are expected to benefit from a tax rate of 15% as compared to the uniform tax rate of 25%. However, there can be no assurances that our PRC subsidiaries will continue to benefit from the preferential tax treatments. It is also uncertain whether and how the tax rate of our PRC subsidiaries will change after the new tax law takes effect. Following the effectiveness of the new tax law, our effective tax rate may increase, unless we are otherwise eligible for preferential treatment. The new tax law provides only a framework of the enterprise tax provisions, leaving many details on the definitions of numerous terms as well as the interpretation and specific application of various provisions unclear and unspecified.

Effecting a Business Combination

General

We are not presently engaged in, and we will not engage in, any operations for an indefinite period of time following this offering. We intend to utilize the cash proceeds of this offering, our capital stock, debt or a combination of these as the consideration to be paid in a business combination. While substantially all of the net proceeds of this offering are allocated to completing a business combination, the proceeds are not otherwise designated for more specific purposes. Accordingly, prospective investors will at the time of their investment in us not be provided an opportunity to evaluate the specific merits or risks of one or more target businesses. If the business combination is paid for using stock or debt securities, we may apply the cash released to us from the trust account for general corporate purposes, including for maintenance or expansion of operations of the acquired business or businesses, the payment of principal or interest due on indebtedness incurred in consummating our initial business combination, to fund the purchase of other companies, or for working capital. We may engage in a business combination with a company that does not require significant additional capital but is seeking a public trading market for its shares, and which wants to merge with an already public company to avoid the uncertainties associated with undertaking its own public offering. These uncertainties include time delays, compliance and governance issues, significant expense, a possible loss of voting control, and the risk that market conditions will not be favorable for an initial public offering at the time this offering is ready to be sold. We may seek to effect a business combination with more than one target business, although our limited resources may serve as a practical limitation on our ability to do so.

We do not have any specific business combination under consideration, and we have not (nor has anyone on our behalf) contacted any potential target business or had any discussions, formal or otherwise, with respect to such a transaction. We have not (nor have any of our agents or affiliates) been approached by any candidates (or representative of any candidates) with respect to a possible acquisition transaction with our company. Additionally, we have not, nor has anyone on our behalf, taken any measure, directly or indirectly, to identify or locate any suitable acquisition candidate, nor have we engaged or retained any agent or other representative to identify or locate any such acquisition candidate.

Prior to consummation of a business combination, we will seek to have all third party service providers, prospective target businesses or other entities that we may engage, which we refer to as potential contracted parties or a potential contracted party, execute agreements with us waiving any right, title, interest or claim of any kind in or to any monies held in the trust account for the benefit of our public shareholders. There is no assurance that we will be able to get waivers from these potential contracted parties and there is no assurance that such waivers will be enforceable by operation of law or that creditors would be prevented from bringing claims against the trust account. In the event that a potential contracted party were to refuse to execute such a waiver, we will execute an agreement with that entity only if our management first determines that we would be unable to obtain, on a reasonable basis, substantially similar services or opportunities from another entity willing to execute such a waiver. Examples of instances where we may engage a third party that refused to execute a waiver would be the engagement of a third party consultant whose particular expertise or skills are believed by management to be superior to those of other consultants that would agree to execute a waiver or a situation where management does not believe it would be able to find a provider of required services willing to provide the waiver. To the extent that we engage a third-party that has not executed a waiver, there is no assurance that the funds held in the trust account will be protected from creditor claims despite the limited personal liability of Mr. Hao and Ms. Ni to ensure that the trust account is not reduced by claims of creditors. Additionally, even if we do enter into such waivers with third parties, there is no assurance that they would be prevented from bringing claims against the trust account. Further, if we are unable to complete a business combination and are forced to dissolve and liquidate, each of Mr. Hao and Ms. Ni will, by agreement, be personally liable (each in an amount proportional to the number of shares beneficially owned by them as compared to all of the shares beneficially owned by them as a group) to ensure that the proceeds in the trust account are not reduced by the claims of any creditors (including claims of lawyers, accountants, printers and investment bankers) or any potential target businesses that are owed money by us for services rendered or products sold to us. Under these circumstances, our board of directors, a majority of which are independent directors, would have a fiduciary obligation to our shareholders to bring a claim against Mr. Hao and Ms. Ni to enforce their liability obligation.

Sources of Target Businesses

We anticipate that target businesses may be brought to our attention from various unaffiliated parties such as investment banking firms, venture capital funds, private equity funds, leveraged buyout funds, management buyout funds and similar sources. Our officers, directors and advisor, as well as their affiliates may also bring to our attention target business candidates. We will not acquire an entity that is either a portfolio company of, or has otherwise received a financial investment from, our officers, directors and special advisor or their affiliates. We do not expect to acquire any entity in which any of our officers, directors, special advisor, or their affiliates are passive investors or in which they are currently invested through investment vehicles controlled by them. However, if we do enter into a business combination transaction with such an entity, we will obtain an opinion, upon which our shareholders can rely, from an unaffiliated, independent investment banking firm which is a member of FINRA that such business combination is fair to our shareholders from a financial point of view. Neither we, nor our directors have given, or will give, any consideration to entering into a business combination with companies affiliated with our officers, directors or special advisor.

We may pay fees or compensation to third parties for their efforts in introducing us to potential target businesses. Such payments are typically, although not always, calculated as a percentage of the dollar value of the transaction. We have not anticipated use of a particular percentage fee, but instead will seek to negotiate the smallest reasonable percentage fee consistent with the attractiveness of the opportunity and the alternatives, if any, that are then available to us. We may make such payments to entities we engage for this purpose or entities that approach us on an unsolicited basis. Payment of finders’ fees is customarily tied to consummation of a transaction and certainly would be tied to a completed transaction in the case of an unsolicited proposal. Although it is possible that we may pay finders’ fees in the case of an uncompleted transaction, we consider this possibility to be extremely remote. In no event will we pay any of our directors or officers or any entity with which they are affiliated any finder’s fee or other compensation for services rendered to us prior to or in connection with the consummation of a business combination. In addition, none of our officers or directors will receive any finder’s fee, consulting fees or any similar fees from any person or entity, including any target company, in connection with any business combination involving us. Following such business combination, however, our officers or directors may receive compensation or fees including compensation approved by the board of directors for customary director’s fees for our directors that remain following such business combination. Our directors have advised us that they will not take an offer regarding their compensation or fees following a business combination into consideration when determining which target businesses to pursue.

Selection of a Target Business and Structuring of a Business Combination

Subject to the requirement that a target business or businesses have a fair market value of at least 80% of the balance in the trust account (excluding deferred underwriting discounts and commissions of $1,050,000 or $1,207,500 if the underwriters’ over-allotment option is exercised in full) at the time of our initial business combination, we have virtually unrestricted flexibility in identifying and selecting one or more prospective target businesses. Accordingly, there is no current basis for investors in this offering to evaluate the possible merits or risks of the target business with which we may ultimately complete a business combination. Although our management will assess the risks inherent in a particular target business with which we may combine, we cannot assure you that this assessment will result in our identifying all risks that a target business may encounter. Furthermore, some of those risks may be outside of our control, meaning that we can do nothing to control or reduce the chances that those risks will adversely impact a target business.

We believe that our available working capital following this offering, together with the issuance of additional equity and/or the issuance of debt, would support the acquisition of a target business within our proposed valuation range. The mix of additional equity and/or debt would depend on many factors. The proposed funding for any such business combination would be disclosed in the proxy statement relating to the required shareholder approval.

We anticipate structuring a business combination to acquire 100% of the equity interests or assets of the target business. We may, however, structure a business combination to acquire less than 100% of such interests or assets of the target business but will not acquire less than a controlling interest (which would be at least 51% of the voting securities of the target business). If we acquire only a controlling interest in a target business or businesses, the portion of such business that we acquire must have a fair market value equal to at least 80% of the amount in the trust account, (excluding deferred underwriting discounts and commissions), as described above. If we determine to simultaneously acquire several businesses and such businesses are owned by different sellers, we will need each seller to agree that our purchase of its business is contingent on the simultaneous closings of the other acquisitions, which may make it more difficult for us, and delay our ability, to complete the business combination. With multiple acquisitions, we could also face additional risks, including additional burdens and costs with respect to possible multiple negotiations and due diligence investigations

(if there are multiple sellers) and the additional risks associated with the subsequent integration of the operations and services or products of the acquired companies in a single operating business.

We intend to acquire an operating business through a stock exchange, asset acquisition or other similar business combination; however, there are a number of industries in China in which direct foreign investment is restricted (including telecommunications services, online commerce and advertising). Therefore, if our target business is an industry that is subject to these requirements we may seek to acquire control of our target business through contractual arrangements with licensed companies operating in China and their owners. We may enter into a business combination in which we, our subsidiaries and/or affiliates, and the target business and its shareholders enter into a series of contracts that are designed to secure for us economic benefits and to assume by us the risks of losses that are substantially similar to full ownership, although we would not be allowed to own the assets or obtain direct control of an operating company in a restricted industry in China. These contracts could, for example, result in a structure where, in exchange for our payment of the acquisition consideration, the target business would be owned 100% by Chinese residents whom we designate, and the target business would continue to hold the requisite licenses necessary to operate its business. We may also establish a new subsidiary in China which would provide technology, technical support, consulting and related services to the target business in exchange for fees, which are designed to transfer to us substantially all of the economic benefits of ownership of the target business.

In evaluating a prospective target business, our management will primarily consider middle market companies that meet the criteria and guidelines set forth above. In addition, our management will consider, among other factors, the following:

•	financial condition and results of operations;
•	history of profits and growth potential;
•	brand recognition and potential;
•	experience and skill of management and availability of additional personnel;
•	capital requirements;
•	competitive position;
•	strategic strength in a particular sector and the capabilities to consolidate in China and/or internationally;
•	barriers to entry by competitors;
•	stage of development of the business and its products or services;
•	existing distribution arrangements and the potential for expansion;
•	degree of current or potential market acceptance of the products or services;
•	proprietary aspects of products and the extent of intellectual property or other protection for products or formulas;
•	impact of regulation on the business;
•	regulatory environment of the industry;
•	seasonal sales fluctuations and the ability to offset these fluctuations through other business combinations, introduction of new products, or product line extensions; and
•	costs associated with effecting the business combination.

These criteria are not intended to be exhaustive. Any evaluation relating to the merits of a particular business combination will be based, to the extent relevant, on the above factors as well as other considerations deemed relevant by our management to our business objective. In evaluating a prospective target business, we expect to conduct an extensive due diligence review which will encompass, among other things, meetings with incumbent management and employees, document reviews, interviews of customers and suppliers, inspection of facilities, as well as review of financial and other information which will be made available to us.

The time required to select and evaluate a target business and to structure and complete the business combination, and the costs associated with this process, are not currently ascertainable with any degree of certainty. Any costs incurred with respect to the identification and evaluation of a prospective target business with which a business combination is not ultimately completed will result in our incurring losses and will reduce the funds we can use to complete another business combination.

Fair Market Value of Target Business or Businesses

The initial target business or businesses with which we combine must have a collective fair market value equal to at least 80% of the balance in the trust account (excluding deferred underwriting discounts and commissions of $1,050,000 or $1,207,500 if the underwriters’ over-allotment option is exercised in full) at the time of such business combination. There is no limitation on our ability to raise funds privately or through loans that would allow us to acquire a target business or businesses with a fair market value in an amount greater than 80% of the amount in our trust account at the time of such acquisition. We have not entered into and are not currently contemplating any financing arrangements with any third parties to raise additional funds.

The fair market value of a target business or businesses will be determined by our board of directors based upon standards generally accepted by the financial community, such as actual and potential sales, the values of comparable businesses, earnings and cash flow, and book value. If our board is not able to independently determine that the target business has a sufficient fair market value to meet the threshold criterion, we will obtain an opinion upon which shareholders will be able to rely from an unaffiliated, independent investment banking firm which is a member of FINRA with respect to the satisfaction of such criterion. Any such opinion will be included in our proxy soliciting materials furnished to our shareholders in connection with a business combination, and will include that such independent investment banking firm will be a consenting expert. We will not be required to obtain an opinion from an investment banking firm as to the fair market value of the business if our board of directors independently determines that the target business or businesses has sufficient fair market value to meet the threshold criterion.

Issuance of Additional Debt or Equity

We determined to value this offering at $30 million in order to facilitate a business combination transaction in our targeted price range. We believe that our available working capital following this offering would support the acquisition of such a target business. To consummate such an acquisition we would need to raise additional equity and/or incur additional debt financing. As the valuation of the proposed target business moves from the lower end to the higher end of that range, a greater amount of such additional equity or debt would be required. The mix of debt or equity would be dependent on the nature of the potential target business, including its historical and projected cash flow, its projected capital needs and the number of our shareholders who exercise their redemption rights. It would also depend on general market conditions at the time including prevailing interest rates and debt to equity coverage ratios. For example, capital intensive businesses usually require more equity and mature businesses with steady historical cash flow may sustain higher debt levels than growth companies. The issuance of additional equity in a follow-on offering would not reduce the $8.00 expected to be paid to initial investors in the offering if the trust is liquidated.

We believe that it is typical for private equity firms and other financial buyers to use leverage to acquire operating businesses. Such debt is often in the form of both senior secured debt as well as subordinated debt, which may be available from a variety of sources. Banks and other financial institutions may provide senior or senior secured debt based on the target company’s cash flow. Mezzanine debt funds or similar investment vehicles may provide additional funding on a basis that is subordinate to the senior or secured lenders. Such instruments typically carry higher interest rates and are often accompanied by equity coverage such as warrants. We cannot assure you that such financing would be available on acceptable terms, if at all. The proposed funding for any such business combination would be disclosed in the proxy statement relating to the required shareholder approval.

Lack of Business Diversification

While we may seek to effect business combinations with more than one target business, our initial business combination must be with one or more target businesses whose collective fair market value is at least equal to 80% of the balance in the trust account (excluding deferred underwriting discounts and commissions of $1,050,000 or $1,207,500 if the underwriters’ over-allotment option is exercised in full) at the time of such business combination, as discussed above. Consequently, we expect to complete only a single business combination, although this may entail a simultaneous combination with several operating businesses at the same time. At the time of our initial business combination, we may not be able to acquire more than one target business because of various factors, including complex accounting or financial reporting issues. For example, we may need to present pro forma financial statements reflecting the operations of several target businesses as if they had been combined historically.

A simultaneous combination with several target businesses also presents logistical issues such as the need to coordinate the timing of negotiations, proxy statement disclosure and closings. In addition, if conditions to closings with respect to one or more of the target businesses are not satisfied, the fair market value of the business could fall below the required fair market value threshold of 80% of the balance in the trust account (excluding deferred underwriting discounts and commissions of $1,050,000 or $1,207,500 if the underwriters’ over-allotment option is exercised in full).

Accordingly, while it is possible that we may attempt to effect our initial business combination with more than one target business, we are more likely to choose a single target business if all other factors appear equal. This means that for an indefinite period of time, the prospects for our success may depend entirely on the future performance of a single business. Unlike other entities that have the resources to complete business combinations with multiple entities in one or several industries, it is probable that we will not have the resources to diversify our operations and mitigate the risks of being in a single line of business. By consummating a business combination with only a single entity, our lack of diversification may: subject us to negative economic, competitive and regulatory developments, any or all of which may have a substantial adverse impact on the particular industry in which we operate after a business combination, and cause us to depend on the marketing and sale of a single product or limited number of products or services.

If we complete a business combination structured as a merger in which the consideration is our stock, we would have a significant amount of cash available to make add-on acquisitions following our initial business combination.

Limited Ability to Evaluate the Target Business’ Management

Although we intend to closely scrutinize the management of a prospective target business when evaluating the desirability of effecting a business combination with that business, we cannot assure you that our assessment of the target business’ management will prove to be correct. In addition, we cannot assure you that the future management will have the necessary skills, qualifications or abilities to manage a public company. Furthermore, the future role of our directors, if any, in the target business cannot presently be stated with any certainty. While it is possible that one or more of our directors will remain associated in some capacity with us following a business combination, it is unlikely that any of them will devote their full efforts to our affairs subsequent to a business combination. Moreover, we cannot assure you that our directors will have significant experience or knowledge relating to the operations of the particular target business.

Following a business combination, we may seek to recruit additional managers to supplement the incumbent management of the target business. We cannot assure you that we will have the ability to recruit additional managers, or that additional managers will have the requisite skills, knowledge or experience necessary to enhance the incumbent management.

Limited Available Information for Privately-Held Target Companies

In accordance with our acquisition strategy, it is quite possible that we will likely seek a business combination with one or more privately-held companies. Generally, very little public information exists about these companies, and we will be required to rely on the ability of our directors to obtain adequate information to evaluate the potential returns from investing in these companies. If we are unable to uncover all material information about these companies, then we may not make a fully informed investment decision, and we may lose money on our investments.

Limited Resources and Significant Competition for Business Combinations

We will encounter intense competition from entities having a business objective similar to ours, including private equity groups and leveraged buyout funds, as well as operating businesses seeking strategic acquisitions. Many of these entities are well established and have extensive experience in identifying and completing business combinations. A number of these competitors possess greater technical, financial, human and other resources than we do. Our limited financial resources may have a negative effect on our ability to compete in acquiring certain sizable target businesses. Further, because we must obtain shareholder approval of a business combination, this may delay the consummation of a transaction, while our obligation to redeem for cash the ordinary shares held by public shareholders who elect redemption may reduce the financial resources available for a business combination. For additional details, see “Risk Factors — The ability of our shareholders to execute their redemption rights may not allow us to effectuate the most desirable business combination or optimize our capital structure, and may require us to raise additional funds in order to complete a business combination, including incurring indebtedness at a higher than desirable level or through the sale of additional equity securities, which may adversely affect our remaining shareholders.” Our outstanding warrants and the future dilution they potentially represent may not be viewed favorably by certain target businesses. In addition, if our initial business combination entails a simultaneous purchase of several operating businesses owned by different sellers, we may be unable to coordinate a simultaneous closing of the purchases. This may result in a target business seeking a different buyer and our being unable to meet the threshold requirement that the target business has, or target businesses collectively have, a fair market value equal to at least 80% of the balance in the trust account (excluding deferred underwriting discounts and commissions of $1,050,000 or $1,207,500 if the underwriters’ over-allotment option is exercised in full) at the time of such combination.

Any of these factors may place us at a competitive disadvantage in successfully negotiating a business combination. We cannot assure you that we will be able to successfully compete for an attractive business combination. Additionally, because of these factors, we cannot assure you that we will be able to effectuate a business combination within the required time periods. If we are unable to find a suitable target business within such time periods, we will dissolve and liquidate.

Opportunity for Shareholder Approval of Business Combination

Prior to the consummation of our initial business combination, we will submit the transaction to our shareholders for approval, even if the nature of the acquisition is such as would not ordinarily require shareholder approval under applicable Cayman Islands law. Notwithstanding the fact that Cayman Islands law requires a minimum of 10 clear days' notice, we have committed to provide in our amended and restated articles of association a minimum of 20 days' notice prior to a meeting to approve a business combination. If a majority of the ordinary shares voted by the public shareholders are not voted in favor of a proposed initial business combination, we may continue to seek other target businesses with which to effect our initial business combination that meet the criteria set forth in this prospectus until the expiration of 18 months from the consummation of this offering (or 24 months if a letter of intent, agreement in principle or definitive agreement has been executed within such 18 month period but as to which a combination is not yet complete, or 36 months if the extended period is approved).

As a foreign private issuer, we are exempt from the proxy rules under the Securities Exchange Act of 1934, as amended, which prescribe the form and content of proxy statements. Because of this exemption, at the time we seek approval from our shareholders of our initial business combination, it is our expectation that we will not file with the SEC preliminary proxy solicitation materials regarding our business combination, but will rather prepare and mail proxy solicitation materials in accordance with Cayman Islands law and, as required, furnish such materials to the SEC after mailing. Such materials will include, among other matters, a description of the operations of the target business and audited historical financial statements of the target business based on United States generally accepted accounting principles or IFRS, as issued by the IASB. Although we anticipate that such materials will contain many of the same disclosures as proxy materials prepared in conformance with the SEC’s proxy rules, investors are cautioned that such materials will not have been reviewed by the SEC and may not have all of the material disclosures required under such rules.

In connection with the vote required for any business combination, our existing shareholders, and any permitted purchasers of shares held by our existing shareholders prior to the initial public offering, have agreed to vote their ordinary shares acquired prior to this offering in accordance with the majority of the ordinary shares voted by the public shareholders and have agreed to waive all of their redemption rights. Each of our existing shareholders has also agreed that it will vote any shares it purchases in the open market or in privately negotiated transactions in or after this offering in favor of a business combination. As a result, if our existing shareholders acquire shares in or after this offering, they must vote those shares in favor of the proposed initial business combination with respect to those shares, and will therefore not be eligible to exercise redemption rights for those shares. None of our existing shareholders are prohibited from purchasing units in this offering or our ordinary shares in the open market or in privately negotiated transactions. If they do so, they will have a greater influence on the vote taken in connection with a business combination. If a significant number of shareholders vote, or indicate an intention to vote, against a proposed business combination, our existing shareholders and private placement investors could make such purchases in order to influence the vote. We will proceed with the business combination only if a majority of the ordinary shares voted by the public shareholders (including our existing shareholders with respect to shares purchased in this offering or otherwise acquired in the public markets by them) are voted in favor of the business combination, if a majority of our outstanding ordinary shares approve an amendment to our memorandum and articles of association to allow our perpetual existence and public shareholders owning less than 35.0% of the aggregate shares sold in this offering vote against the business combination and exercise their redemption rights on a cumulative basis, including any shareholders who previously exercised their redemption rights in connection with the shareholder vote required to approve the extended period, if any. Voting against the business combination alone will not result in redemption of a shareholder’s shares for a pro rata share of the trust account. To do so, a shareholder must have also exercised the redemption rights described below. The requirements that we seek shareholder approval before effecting our initial business combination and not consummate our initial business combination if public shareholders owning 35.0% or more of the shares sold in this offering exercise their redemption rights below (on a cumulative basis), are set forth in paragraph of our memorandum and articles of association, which may not be amended prior to our initial business combination. Management will not request that the board consider such a proposal to eliminate or amend this provision. In addition, we will not seek shareholder approval to extend this 18, 24 or 36 month period, as the case may be.

Extension of Time to Complete a Business Combination to 36 Months

We have a period of 18 months from the consummation of this offering within which to effect our initial business combination, with an additional six-month period (for a total of 24 months) if a letter of intent, agreement in principle or definitive agreement has been executed within such 18 month period but as to which the combination is not yet complete. However, unlike many other blank check companies, if we have entered into such letter of intent, agreement in principle or definitive agreement within such 18 month period, we may, prior to the expiration of the 24 month period, call a meeting of our shareholders for the purpose of soliciting their approval to extend the date before which we must complete our business combination by an additional 12 months to avoid being required to liquidate. If the extended date is approved by shareholders we would have a total of 36 months from the date of this prospectus to complete a business combination. However, during the extended period, we may consummate a business combination that is different from the originally proposed business combination pursuant to which such letter of intent, agreement in principle or definitive agreement was executed.

As a foreign private issuer, we are exempt from the proxy rules under the Securities Exchange Act of 1934, as amended, which prescribe the form and content of proxy statements. Because of this exemption, at the time we seek approval from our shareholders for the extended period, it is our expectation that we will not file with the SEC preliminary proxy solicitation materials regarding our business combination, but will rather prepare and mail proxy solicitation materials in accordance with Cayman Islands law and, as required, furnish such materials to the SEC after mailing. Although we anticipate that such materials will contain many of the same disclosures as proxy materials prepared in conformance with the SEC’s proxy rules, investors are cautioned that such materials will not have been reviewed by the SEC and may not have all of the material disclosures required under such rules.

We believe that extending the date before which we must complete our business combination to 36 months may be necessary due to the circumstances involved in the evaluation and closing of a business combination in China, including obtaining audited U.S. GAAP financial statements, or financial statements prepared in accordance with IFRS as issued by the IASB, of potential targets that have previously kept their accounts in accordance with PRC GAAP, the possible need for restructuring and reorganizing corporate entities and assets (particularly with respect to state-owned enterprises) and the requirements of complex Chinese regulatory filings and approvals. If we enter into such agreement near the end of this 18 month period, we would have only six months in which to accomplish the necessary accounting reconciliations, complete the restructuring of the company, satisfy U.S. and PRC regulatory requirements, secure the approval of our shareholders and provide for customary closing conditions.

While such 24 month period may be sufficient to accomplish all of these necessary tasks prior to effectuating the business combination, if, in the course of this process, we conclude that it may be insufficient, we may, pursuant to our memorandum and articles of association, call a special (or annual) meeting of our shareholders or raise the vote at an annual meeting for the purpose of extending by an additional 12 months the date before which we must complete our business combination.

If holders of 35.0% or more of the shares sold in this offering vote against the proposed extension to 36 months and elect to redeem their shares for a pro rata share of the trust account, we will not extend the date before which we must complete our business combination beyond 24 months. In such event, if we cannot complete the initial business combination within such 24 month period, we will be required to liquidate, with the amount remaining in the trust account returned to all public shareholders. Subject to the foregoing, approval of the extension to 36 months will require the affirmative vote of the majority of the votes cast by our public shareholders who vote at the special or annual meeting called for the purpose of approving such extension. In connection with the vote required for the extension to 36 months, our existing shareholders have agreed to vote their ordinary shares acquired prior to this offering in accordance with the majority of ordinary shares voted by the public shareholders and have agreed to waive their redemption rights.

If the majority of votes cast by our public shareholders are voted at the special (or annual) meeting called for the purpose of approving such extension vote in favor of such extension and holders of less than 35.0% of the shares sold in this offering vote against the proposed extension and elect to redeem their shares, we will then have an additional 12 months in which to complete the initial business combination.

If the proposal for the extension to 36 months is approved, we will still be required to seek shareholder approval before effectuating our initial business combination, even if the business combination would not ordinarily require shareholder approval under applicable law. Unless a shareholder voted against the proposal to extend to 36 months and exercised such shareholder’s redemption rights, such shareholder will be able to vote on the initial business combination. We will consummate our initial business combination only if a majority of the ordinary shares voted by the public shareholders (including shares purchased in this offering or otherwise acquired in the public markets by our existing shareholders) are voted in favor of our initial business combination, a majority of our outstanding ordinary shares approve an amendment to our memorandum and articles of association to permit our perpetual existence and public shareholders owning 35.0% or more of the shares sold in this offering, on a cumulative basis, including any shareholders who previously exercised their redemption rights in connection with the special (or annual) meeting of shareholders called for the purpose of approving the extended period, if any, do not vote against the extended period or the initial business combination exercise their redemption rights, as described below.

If at the end of such 36 month period we have not effected such business combination, our corporate existence will automatically cease without the need for a shareholder vote and liquidate and release only to our public shareholders, as part of our plan of distribution, the proceeds of the trust account, including accrued interest, net of income taxes payable on such interest and net of the interest income previously released to us to fund our working capital and general corporate requirements.

Redemption Rights for Shareholders Voting to Reject the Extended Period or Our Initial Business Combination

Public shareholders voting against the extended period or our initial business combination, as the case may be, will be entitled to cause us to redeem their ordinary shares for a pro rata share of the aggregate amount then in the trust account, before payment of deferred underwriting discounts and commissions and including interest earned on their pro rata portion of the trust account, net of income taxes payable on such interest and net of up to an aggregate of $0.85 million of the interest income, net of taxes, on the trust account balance previously released to us to fund our working capital and general corporate requirements. Shareholders voting against (i) the extended period will only have the right to cause us to redeem their shares if the extended period is approved and (ii) the business combination will only have the right to cause us to redeem their shares if our initial business combination is approved and completed. Public shareholders who cause us to redeem their ordinary shares for a pro rata share of the trust account will be paid their redemption price as promptly as practicable after the date of the special (or annual) meeting for the extended period or upon consummation of a business combination, as the case may be, and will continue to have the right to exercise any warrants they own.

The actual per-share redemption price in each case will be equal to the aggregate amount then on deposit in the trust account, including deferred underwriting discounts and commissions and including accrued interest, net of any income taxes on such interest, which shall be paid from the trust account, and net of up to an aggregate of $0.85 million of the interest income, net of taxes, earned on the trust account and released to us to fund our working capital and general corporate requirements (calculated as of the date of the special (or annual) meeting of shareholders approving the extended period or two business days prior to the consummation of the proposed business combination, as the case may be), divided by the number of shares sold in this offering. The initial per-share redemption price in both cases would be approximately $8.00, or equal to than the per-share offering price of $8.00 (assuming that the entire purchase price of the units was allocated to the ordinary shares). The proceeds held in the trust account may be subject to claims which would take priority over the claims of our public shareholders and, as a result, the per-share liquidation price could be less than $8.00 due to claims of such creditors. Our existing shareholders have agreed to vote their shares for the extended period and business combination in the same manner as a majority of public shareholders who vote at the special (or annual) meeting, and have forfeited any right to cause us to redeem any shares owned by them (regardless of when acquired) in connection with the extended period or our initial business combination.

Notwithstanding the foregoing, a public shareholder, together with any affiliate of his or any other person with whom he is acting in concert or as a “group”, will be restricted from seeking redemption rights with respect to more than 10% of the shares sold in this offering. Such a public shareholder would still be entitled to vote against a proposed business combination with respect to all shares owned by him or his affiliates. We believe this restriction will prevent shareholders from accumulating large blocks of shares before the vote held to approve a proposed business combination and attempt to use the redemption right as a means to force us or our management to purchase their shares at a significant premium to the then current market price. Absent this provision, a small group of investors holding a large block of our ordinary shares could threaten to vote against a proposed business combination and seek redemption, regardless of the merits of the transaction, if their shares are not purchased by us or our management at a premium to the then current market price (or if management refuses to transfer to them some of management’s shares). By limiting a shareholder’s ability to redeem only 10% of the shares sold in this offering, we believe we have limited the ability of a small group of shareholders to unreasonably attempt to block a transaction which is favored by our other public shareholders. However, we are not restricting the shareholders’ ability to vote all of their shares against the transaction.

An eligible shareholder may request redemption at any time after the mailing to our shareholders of the proxy statement and prior to the vote taken with respect to the extended period or a proposed business combination, but the request will not be granted unless the shareholder votes against the extension or business combination and the extension or business combination is approved and, in the case of the business combination, it is consummated. If a shareholder votes against the business combination or extension but fails to properly exercise such shareholder’s redemption rights, such shareholder will not have its ordinary shares redeemed for its pro rata distribution of the trust account. Any request for redemption, once made, may be withdrawn at any time up to the date of the applicable meeting. The funds to be distributed to shareholders who elect redemption will be distributed as promptly as practicable after the special (or annual) meeting of shareholders approving the extended period, if any, or after the consummation of the business combination. Public shareholders who cause us to redeem their stock into their share of the trust account will still have the right to exercise the warrants that they received as part of the units. We will not complete our proposed initial business combination, and similarly will not extend the time to complete the business combination to 36 months, if public shareholders owning 35.0% or more of the shares sold in this offering both vote against and exercise their redemption rights with respect to the extended period or, on a cumulative basis, in the case of the business combination. We intend to structure and consummate any potential business combination in a manner such that an aggregate of 35.0% of the ordinary shares purchased by the public shareholders in this offering could cause us to redeem the public shareholders’ ordinary shares for a pro rata share of the aggregate amount then on deposit in the trust account, and the business combination could still be consummated. Many other blank check companies have a redemption threshold of 20%, which makes it more difficult for such companies to consummate their initial business combination. We have increased the redemption percentage to 35.0% from the more typical 20% in order to reduce the likelihood that a small group of investors holding a large block of our stock will be able to stop us from completing a business combination that is otherwise approved by a large majority of our public shareholders and to be competitive with other offerings by blank check companies currently in the market.

We may require public shareholders whether they are a record holder or hold their shares in “street name,” to tender their certificates to our transfer agent prior to the shareholder meeting or to deliver their shares to the transfer agent electronically using the Depository Trust Company’s DWAC (Deposit/Withdrawal At Custodian) System. Shares will not be considered tendered for redemption purposes based solely on a shareholder request. The proxy solicitation materials that we will furnish to shareholders in connection with the vote to extend our corporate existence or on any proposed business combination will indicate, depending on timing considerations, whether we are requiring shareholders to satisfy such certification and delivery requirements. Accordingly, a shareholder would have from the time we send out our proxy statement through the vote on the business combination or the vote to extend our corporate existence to tender his shares if he wishes to seek to exercise his redemption rights. This time period varies depending on the specific facts of each transaction. The minimum amount of time between the mailing of the proxy and the date when the shares must be tendered for redemption rights will be 10 days. However, as the delivery process can be accomplished by the shareholder, whether or not he is a record holder or his shares are held in “street name”, by contacting the transfer agent or his broker and requesting delivery of his shares through the DWAC System, we believe this time period is sufficient for an average investor. In order to obtain a physical share certificate, a shareholder’s broker and/or clearing broker, DTC and our transfer agent will need to act to facilitate this request. It is our understanding that shareholders should generally allot at least two weeks to obtain physical certificates from the transfer agent. However, because we do not have any control over this process, it may take significantly longer than we anticipated and investors may not be able to seek redemption in time. We will notify investors on a current report on Form 6-K and in our proxy statement related to the initial business combination if we impose this requirement. The foregoing is different from the procedures used by many blank check companies. There is a nominal cost associated with the above-referenced tendering process and the act of certificating the shares or delivering them through the DWAC system. The transfer agent will typically charge the tendering broker approximately $35 and it would be up to the broker whether or not to pass this cost on to the redeeming holder. However, this fee would be incurred regardless of whether or not we require holders seeking to exercise redemption rights to tender their shares prior to the meeting – the need to deliver shares is a requirement of redemption regardless of the timing of when such delivery must be effectuated. Accordingly, we do not believe that would result in any increased cost to shareholders when compared to the traditional process. However, these requirements may take it more difficult for investors to elect redemption and are more likely to result in shareholders potentially not meeting all of the requirements for redemption.

We may require public shareholders to tender their certificates to our transfer agent prior to the special or annual meeting or to deliver their shares to the transfer agent electronically using the Depository Trust Company’s DWAC (Deposit/Withdrawal At Custodian) System. We will notify investors on a current report on Form 6-K and in our proxy statement related to the extended period or the initial business combination if we impose this requirement. If we elect to require physical delivery of the share certificates, we would expect that shareholders would have to comply with the following steps. If the shares are held in street name, shareholders must instruct their account executive at the shareholders’ bank or broker to withdraw the shares from the shareholders’ account and request that a physical certificate be issued in the shareholders’ name. Our transfer agent will be available to assist with this process.

No later than the day prior to the shareholder meeting, the written instructions stating that the shareholder wishes to convert his or her shares into a pro rata share of the trust account and confirming that the shareholder has held the shares since the record date and will continue to hold them through the shareholder meeting and the closing of our business combination, if applicable, must be presented to our transfer agent. Certificates that have not been tendered in accordance with these procedures by the day prior to the shareholder meeting will not be converted into cash. In the event a shareholder tenders his or her shares and decides prior to the shareholder meeting that he or she does not want to convert his or her shares, the shareholder may withdraw the tender up to the date of the applicable meeting. In the event that a shareholder tenders shares in connection with the vote on the business combination and our business combination is not completed, these shares will not be redeemed into cash and the physical certificate representing these shares will be returned to the shareholder. Traditionally, in order to perfect conversion rights in connection with a blank check company’s business combination, a holder could simply vote against a proposed business combination and check a box on the proxy card indicating such holder was seeking to convert. After the business combination was approved, the company would contact such shareholder to arrange for him to deliver his certificate to verify ownership. As a result, the shareholder then had an “option window” after the consummation of the business combination during which he could monitor the price of the stock in the market. If the price rose above the conversion price, he could sell his shares in the open market before actually delivering his shares to the company for cancellation. Thus, the conversion right, to which shareholders were aware they needed to commit before the shareholder meeting, would become a “put” right surviving past the consummation of the business combination until the converting holder delivered his certificate. The requirement for physical or electronic delivery prior to the meeting ensures that a converting holder’s election to convert is irrevocable once the business combination is approved.

If our business combination requires us to use substantially all of our cash to pay the purchase price, because we will not know how many shareholders may exercise their redemption rights, we may either need to reserve part of the trust account for possible payment upon such redemption, or we may need to arrange third party financing to help fund our business combination in case a larger percentage of shareholders exercise their redemption rights than we expect. Therefore, we may not be able to consummate a business combination that requires us to use all of the funds held in the trust account as part of the purchase price, or we may end up having to adjust the ratio of cash to stock used as consideration, or we may need to arrange for third party financing, if available.

The initial redemption price will be approximately $8.00 per share. As this amount is lower than the $8.00 per share offering price (assuming that the entire purchase price of the units was allocated to the ordinary shares) and it may be less than the market price of the ordinary shares on the date of redemption, there may be a disincentive on the part of public shareholders to exercise their redemption rights.

Dissolution and Liquidation if No Business Combination

If we do not enter into a letter of intent, agreement in principle or a definitive agreement within 18 months after the consummation of this offering, or if 35.0% or more of the shares sold in this offering that are voted vote against a proposed extension, if any, beyond 24 months to 36 months and elect to redeem their shares for a pro rata share of the trust account or we do not receive shareholder approval for such extension and we are not be able to complete our initial business combination within such 24 month period, our memorandum and articles of association provides that our corporate purposes and powers will immediately thereupon be limited to acts and activities related to dissolving and winding up our affairs, including liquidation, and we will not be able to engage in any other business activities. This provision may not be amended except in connection with the consummation of a business combination. If we have not completed a business combination by such date, it will trigger our automatic dissolution. This has the same effect as if our board of directors and shareholders had formally voted to approve our voluntary winding up and dissolution and formally began a voluntary winding up procedure under the Companies Law. As a result, no vote would be required from our shareholders to commence such a voluntary winding up and dissolution. We view this provision terminating our corporate life by no later than 36 months from the consummation of this offering as an obligation to our shareholders and will not take any action to amend or waive this provision to allow us to survive for a longer period of time except in connection with the consummation of a business combination. Under the Companies Law, in the case of a full voluntary liquidation procedure, a liquidator would give at least 21 days’ notice to creditors of his intention to make a distribution by notifying known creditors (if any) who have not submitted claims and by placing a public advertisement in the Cayman Islands Official Gazette, although in practice this notice requirement need not necessarily delay the distribution of assets as the liquidator may be satisfied that no creditors would be adversely affected as a consequence of a distribution before this time period has expired. We anticipate the trust account would be liquidated shortly following the expiration of the 21 day period. As soon as the affairs of the company are fully wound-up, the liquidator must lay his final report and accounts before a final general meeting which must be called by a public notice at least one month before it takes place. After the final meeting, the liquidator must make a return to the Registrar confirming the date on which the meeting was held and three months after the date of such filing the company is dissolved.

If we are unable to complete a business combination by 18, 24 or 36 months, as applicable, from the date of this prospectus, we will distribute to all of our public shareholders, in proportion to their respective equity interests, an aggregate sum equal to the amount in the trust account, inclusive of any interest, plus any remaining net assets (subject to our obligations under Cayman Islands law to provide for claims of creditors). We anticipate notifying the trustee of the trust account to begin liquidating such assets promptly after expiration of the 21 day period and anticipate it will take no more than 10 business days to effectuate such distribution. Our initial shareholders have waived their rights to participate in any liquidation distribution with respect to their ordinary shares and warrants. There will be no distribution from the trust account with respect to our warrants which will expire worthless. We will pay the costs of liquidation from our remaining assets outside of the trust fund. If such funds are insufficient, Mr. Hao and Ms. Ni have contractually agreed to advance us the funds necessary to complete such liquidation (currently anticipated to be no more than $75,000 to $125,000) and have contractually agreed not to seek repayment of such expenses.

If we were to expend all of the net proceeds of this offering, other than the proceeds deposited in the trust account, and without taking into account interest, if any, earned on the trust account, the initial per-share liquidation price would be $8.00, or equal to the per-unit offering price of $8.00. The proceeds deposited in the trust account could, however, become subject to the claims of our creditors (which could include vendors and service providers we have engaged to assist us in any way in connection with our search for a target business and that are owed money by us, as well as target businesses themselves) which could have higher priority than the claims of our public shareholders. Chun Yi Hao and Hope Ni have agreed, pursuant to agreements with us and Chardan Capital Markets, LLC that, if we liquidate prior to the consummation of a business combination, they will be personally liable (each in an amount proportional to the number of shares beneficially owned by them as compared to all of the shares beneficially owned by them as a group) to pay debts and obligations to target businesses or vendors or other entities that are owed money by us for services rendered or contracted for or products sold to us in excess of the net proceeds of this offering not held in the trust account. We cannot assure you, however, that they would be able to satisfy those obligations. Accordingly, the actual per-share liquidation price could be less than $8.00, plus interest, due to claims of creditors.

Our public shareholders will be entitled to receive funds from the trust account only in the event of the expiration of our existence and our liquidation or if they seek to convert their respective shares into cash upon a business combination which the shareholder voted against and which is completed by us. In no other circumstances will a shareholder have any right or interest of any kind to or in the trust account.

If we are unable to consummate a transaction within 18, 24 or 36 months, as applicable, from the consummation of this offering, our purpose and powers will be limited to dissolving, liquidating and winding up. Upon notice from us, the trustee of the trust account will liquidate the investments constituting the trust account and will turn over the proceeds to our transfer agent for distribution to our public shareholders as part of our plan of distribution and dissolution. Concurrently, we shall pay, or reserve for payment, from funds not held in trust, our liabilities and obligations, although we cannot assure you that there will be sufficient funds for such purpose. If there are insufficient funds held outside the trust account for such purpose, our officers and directors have agreed to indemnify us for all claims of creditors to the extent we obtain valid and enforceable waivers from such entities in order to protect the amounts held in trust. However, because we are a blank check company, rather than an operating company, and our operations will be limited to searching for prospective target businesses to acquire, the only likely claims to arise would be from our vendors and service providers (such as accountants, lawyers, investment bankers, etc.) and potential target businesses. As described above, pursuant to the obligation contained in our underwriting agreement, we will seek to have all vendors, service providers and prospective target businesses execute agreements with us waiving any right, title, interest or claim of any kind they may have in or to any monies held in the trust account. As a result, we believe the claims that could be made against us will be limited, thereby lessening the likelihood that any claim would result in any liability extending to the trust is remote. We therefore believe that any necessary provision for creditors will be reduced and should not have a significant impact on our ability to distribute the funds in the trust account to our public shareholders. Nevertheless, we cannot assure you of this fact as there is no guarantee that vendors, service providers and prospective target businesses will execute such agreements. Nor is there any guarantee that, even if they execute such agreements with us, they will not seek recourse against the trust fund. A court could also conclude that such agreements are not legally enforceable. As a result, if we liquidate, the per-share distribution from the trust fund could be less than $8.00 due to claims or potential claims of creditors.

Additionally, in any liquidation proceedings of the company under Cayman Islands’ law, the funds held in our trust account may be included in our estate and subject to the claims of third parties with priority over the claims of our shareholders. To the extent any such claims deplete the trust account, we cannot assure you we will be able to return to our public shareholders the liquidation amounts payable to them. Furthermore, a liquidator of the company might seek to hold a shareholder liable to contribute to our estate to the extent of distributions received by them pursuant to the dissolution of the trust account beyond the date of dissolution of the trust account. Additionally, we cannot assure you that third parties will not seek to recover from our shareholders amounts owed to them by us. Furthermore, our board may be viewed as having breached their fiduciary duties to our creditors and/or may have acted in bad faith, and thereby exposing itself and our company to claims for having paid public shareholders from the trust account prior to addressing the claims of creditors. We cannot assure you that claims will not be brought against us for these reasons.

If we seek approval from our shareholders to approve the extended period or to consummate a business combination, the proxy statement related to the extended period or the business combination will also seek shareholder approval for our board of directors’ recommended plan of distribution and liquidation in the event our shareholders do not approve the extended period or the business combination. Our existing shareholders have agreed to waive their rights to participate in any liquidation of our trust account or other assets with respect to their existing shareholders’ ordinary shares and to vote their existing shareholders’ ordinary shares in favor of any dissolution and plan of distribution which we submit to a vote of shareholders. There will be no distribution from the trust account with respect to our warrants, which will expire worthless if we are liquidated.

If we are required to seek shareholder approval of a plan of distribution and we do not seek such shareholder approval in connection with shareholder approval of the extended period or a business combination, we estimate that our total costs and expenses for implementing and completing a shareholder-approved dissolution and plan of distribution will be between $75,000 and $125,000. This amount includes all costs and expenses relating to filing our dissolution in the Cayman Islands, the winding up of our company, printing and mailing a proxy statement, holding a shareholders’ meeting relating to the approval by our shareholders of our dissolution and plan of distribution, legal fees and other filing fees. We believe that there should be sufficient funds available from the interest earned on the trust account and released to us as working capital, to fund the $75,000 to $125,000 in costs and expenses.

If we were unable to conclude an initial business combination and expended all of the net proceeds of this offering, other than the proceeds deposited in the trust account, and without taking into account interest, if any, earned on the trust account, net of income taxes payable on such interest and net interest income on the trust account balance previously released to us to fund working capital and general corporate requirements, the initial per-share liquidation price would be approximately $8.00, or equal to the per share offering price of $8.00 (assuming that the entire purchase price of the units was allocated to the ordinary shares). The per share liquidation price includes approximately $1,050,000 in deferred underwriting discounts and commissions (or $1,207,500 if the underwriters’ over-allotment option is exercised in full) that would also be distributable to our public shareholders.

The proceeds deposited in the trust account could, however, become subject to the claims of our creditors which would be prior to the claims of our public shareholders. Although we will seek to have all vendors, prospective target businesses or other entities we engage execute agreements with us waiving any right, title, interest or claim of any kind in or to any monies held in the trust account for the benefit of our public shareholders, there is no guarantee that they will execute such agreements or even if they execute such agreements that they would be prevented from bringing claims against the trust account, including but not limited to, fraudulent inducement, breach of fiduciary responsibility or other similar claims, as well as claims challenging the enforceability of the waiver, in each case in order to gain an advantage with a claim against our assets, including the funds held in the trust account. If any third party refused to execute an agreement waiving such claims to the monies held in the trust account, we would perform an analysis of the alternatives available to us if we chose not to engage such third party and evaluate if such engagement would be in the best interest of our shareholders if such third party refused to waive such claims. Examples of possible instances where we may engage a third party that refused to execute a waiver include the engagement of a third party consultant whose particular expertise or skills are believed by management to be significantly superior to those of other consultants that would agree to execute a waiver or in cases where management is unable to find a provider of required services willing to provide the waiver. In any event, our management would perform an analysis of the alternatives available to it and would only enter into an agreement with a third party that did not execute a waiver if management believed that such third party’s engagement would be significantly more beneficial to us than any alternative. In addition, there is no guarantee that such entities will agree to waive any claims they may have in the future as a result of, or arising out of, any negotiations, contracts or agreements with us and will not seek recourse against the trust account for any reason.

Each of Chun Yi Hao and Hope Ni have agreed that, if we dissolve prior to the consummation of a business combination, they will indemnify us (each in an amount proportional to the number of shares beneficially owned by them as compared to all of the shares beneficially owned by them as a group) for all claims of creditors (including claims of lawyers, accountants, printers and investment bankers) or any potential target businesses, to the extent we fail to obtain valid and enforceable waivers from such parties to ensure that the proceeds in the trust account are not reduced. This includes all unwaived claims of creditors, including those that are subject to a pending action, suit, or proceeding to which we are a party. However, we cannot assure you that either of them will be able to satisfy those obligations. Under these circumstances, our board of directors, a majority of which are independent directors, would have a fiduciary obligation to our shareholders to bring a claim against Chun Yi Hao and Hope Ni to enforce their liability obligation. Neither of Chun Yi Hao and Hope Ni will be personally liable to pay any of our debts and obligations except as provided above. We do not intend to take any additional measures to ensure that the funds in the trust account will not be depleted by claims against the trust account. Accordingly, we cannot assure you that due to claims of creditors the actual per-share liquidation price will not be less than $8.00, plus interest, net of income taxes payable on such interest and net of interest income on the trust account balance previously released to us to fund working capital and general corporate requirements. Additionally, if we do not complete an initial business combination and the trustee must distribute the balance of the trust account, the underwriters have agreed that (i) on our liquidation they will forfeit any rights or claims to their deferred underwriting discounts and commissions, including any accrued interest thereon, then in the trust account and (ii) the deferred underwriting discounts and commission will be distributed on a pro rata basis among the public shareholders, together with any accrued interest thereon and net of income taxes payable on such interest.

Our public shareholders shall be entitled to receive funds from the trust account only in the event of our dissolution or if the shareholders seek to have us redeem their respective shares for cash in connection with (i) a vote against the extended period which is approved by our shareholders or (ii) a vote against our initial business combination which is actually completed by us. In no other circumstances shall a shareholder have any right or interest of any kind to or in the trust account. Prior to our completing an initial business combination or liquidating, we are permitted only to have released from the trust account interest income to pay taxes and up to an aggregate of $0.85 million of the interest income, net of taxes, earned on the trust account, net of taxes payable, to fund our working capital and general corporate requirements.

We will notify the trustee of the trust account to begin liquidating such assets promptly after we are required to liquidate in accordance with Cayman Islands law and anticipate it will take no more than

10 business days to effectuate such distribution. Our existing shareholders have agreed to waive their rights to participate in any liquidation distribution with respect to their existing shareholders’ shares. There will be no distribution from the trust account with respect to our warrants, which will expire worthless. We will pay the costs of liquidation from our remaining assets outside of the trust account. If such funds are insufficient, Chun Yi Hao and Hope Ni have agreed to advance us the funds necessary to complete such liquidation (currently anticipated to be no more than approximately $75,000 to $125,000) and have agreed not to seek repayment of such expenses.

If we are forced to file a bankruptcy case or an involuntary bankruptcy case is filed against us which is not dismissed, any distributions received by shareholders could be viewed under applicable debtor/creditor and/or bankruptcy laws as either a “preferential transfer” or a “fraudulent conveyance.” As a result, a bankruptcy court could seek to recover all amounts received by our shareholders. Furthermore, because we intend to distribute the proceeds held in the trust account to our public shareholders promptly after 18 or 24 months after consummation of this offering or 36 months from the date of this prospectus (as applicable), this may be viewed or interpreted as giving preference to our public shareholders over any potential creditors with respect to access to or distributions from our assets. To the extent any bankruptcy court claims deplete the trust account, we cannot assure you we will be able to return to our public shareholders the liquidation amounts payable to them. Furthermore, our board may be viewed as having breached their fiduciary duties to our creditors and/or may have acted in bad faith, and thereby exposing itself and our company to claims of punitive damages, by paying public shareholders from the trust account prior to addressing the claims of creditors. We cannot assure you that claims will not be brought against us for these reasons.

Comparison of This Offering to Those of Blank Check Companies Subject to Rule 419

The following table compares the terms of this offering to the terms of an offering by a blank check company subject to the provisions of Rule 419. This comparison assumes that the gross proceeds, underwriting discounts and underwriting expenses of our offering would be identical to those of an offering undertaken by a company subject to Rule 419, and that the underwriters will not exercise their over-allotment option. None of the provisions of Rule 419 apply to our offering.

	Terms of Our Offering	Terms Under Rule 419 Offering
Escrow of offering proceeds	Approximately $30.0 million of the net offering and private placement proceeds, including $1,050,000 in deferred underwriting discounts and commissions, will be deposited into a trust account at the London branch of the JPMorgan Chase Bank, N.A., maintained by Continental Stock Transfer & Trust Company, as trustee.	$29.6 million of the offering proceeds would be required to be deposited into either an escrow account with an insured depositary institution or in a separate bank account established by a broker-dealer in which the broker-dealer acts as trustee for persons having the beneficial interests in the account.
Investment of net proceeds	The $30.0 million of net offering proceeds held in the trust account will only be invested in Treasury Bills issued by the United States government having a maturity of 180 days or less or in money market funds meeting certain conditions under Rule 2a-7 promulgated under the Investment Company Act that only invest in government securities having a maturity of 180 days or less.	Proceeds could be invested only in specified securities such as a money market fund meeting conditions of the Investment Company Act of 1940 or in securities that are direct obligations of, or obligations guaranteed as to principal or interest by, the United States.

	Terms of Our Offering	Terms Under Rule 419 Offering
Limitation on fair value or net assets of target business	The initial target business that we acquire must have a fair market value equal to at least 80% of the balance in the trust account (excluding deferred underwriting discounts and commissions of $1,050,000) at the time of such business combination.	The fair value or net assets of a target business must represent at least 80% of the maximum offering proceeds.
Trading of securities issued	The units will begin trading on or promptly after the date of this prospectus. The ordinary shares and warrants comprising the units will begin separate trading on the 90th day after the date of this prospectus, unless Chardan Capital Markets, LLC determines that an earlier date is acceptable, subject to our having filed the Current Report on Form 6-K described below and having issued a press release announcing when such separate trading will begin. In no event will the ordinary shares and warrants be traded separately until we have filed a Current Report on Form 6-K with the SEC containing an audited balance sheet reflecting our receipt of the gross proceeds of this offering and we issue a press release announcing when such separate trading will begin. We will file the Current Report on Form 6-K upon the consummation of this offering, which is anticipated to take place four business days from the date of this prospectus.	No trading of the units or the underlying ordinary shares and warrants would be permitted until the consummation of a business combination. During this period, the securities would be held in the escrow or trust account.
Exercise of the warrants	The warrants cannot be exercised until the later of the consummation of a business combination or one year from the date of this prospectus (assuming in each case that there is an effective registration statement covering the ordinary shares underlying the warrants in effect) and, accordingly, will only be exercised after the trust account has been terminated and distributed.	The warrants could be exercised prior to the consummation of a business combination, but securities received and cash paid in connection with the exercise would be deposited in the escrow or trust account.

	Terms of Our Offering	Terms Under Rule 419 Offering
Election to remain an investor	Shareholders will have the opportunity to vote on the extended period and the initial business combination. Each shareholder will be sent a proxy statement in accordance with Cayman Islands law containing generally the same information required by the SEC. A shareholder following the procedures described in this prospectus is given the right to cause us to redeem his, her or its shares for a pro rata share of the trust account, before payment of deferred underwriting discounts and commissions and including accrued interest, net of income taxes on such interest and net of up to an aggregate of $0.85 million (subject to adjustment) of the interest income, net of taxes, earned on the trust account balance and released to us to fund our working capital and general corporate requirements. However, a shareholder who does not follow these procedures or a shareholder who does not take any action would not be entitled to the return of any funds from the trust account. If a majority of the ordinary shares voted by the public shareholders are not voted in favor of the extended period we will not extend the period of time to consummate a business combination to 36 months. If a majority of the ordinary shares voted by the public shareholders are not voted in favor of a proposed initial business combination but 18 or 24 months has not yet passed since the consummation of this offering, we may seek other target businesses with which to effect our initial business combination that meet the criteria set forth in this prospectus. If at the end of the 18, 24 or 36 month period, as applicable, we have not obtained shareholder approval for an initial business combination, we will dissolve and liquidate and promptly distribute the proceeds of the trust account, including accrued interest, net of income taxes on such interest and net of interest income previously released to us to fund our working capital and general corporate requirements.	A prospectus containing information about the acquisition required by the SEC would be sent to each investor. Each investor would be given the opportunity to notify the company in writing, within a period of no less than 20 business days and no more than 45 business days from the effective date of a post-effective amendment to the company’s registration statement, to decide if he, she or it elects to remain a shareholder of the company or require the return of his, her or its investment. If the company has not received the notification by the end of the 45th business day, funds and interest or dividends, if any, held in the trust or escrow account are automatically returned to the shareholder. Unless a sufficient number of investors elect to remain investors, all funds on deposit in the escrow account must be returned to all of the investors and none of the securities are issued.

	Terms of Our Offering	Terms Under Rule 419 Offering
Business combination deadline	Our initial business combination must occur within 18 months after the consummation of this offering or within 24 months after the consummation of this offering if a letter of intent or definitive agreement relating to a prospective business combination is executed before the 18-month period ends or 36 months if the extended period, if any, is approved; if our initial business combination does not occur within these time frames and we are dissolved as described herein, funds held in the trust account, including deferred underwriting discounts and commissions, will be returned to investors as promptly as practicable, including accrued interest, net of income taxes on such interest and net of interest income previously released to us to fund our working capital and general corporate requirements. If we do not enter into a letter of intent, agreement in principle or a definitive agreement within 18 months after the consummation of this offering, or if the holders of 35.0% or more of the shares sold in this offering vote against the proposed extension beyond 24 months to 36 months and elect to redeem their shares for a pro rata share of the trust account or we do not receive shareholder approval for such extension (and we are not be able to complete our initial business combination within such 24 month period), our corporate purposes and powers will immediately thereupon be limited to acts and activities related to dissolving and winding up our affairs, including liquidation, and we will not be able to engage in any other business activities. Our memorandum and articles of association further provides that our corporate existence will automatically cease 36 months after the date of this prospectus except for the purposes of winding up our affairs and liquidating pursuant to the Companies Law of the Cayman Islands. However, in connection with the vote to approve our initial business combination, our public shareholders will also vote to amend this provision to allow for our perpetual existence. If the business combination is approved, then our articles of association will be amended to allow for our perpetual existence. Otherwise, the provision to allow for our perpetual existence would not be adopted.	If an acquisition has not been consummated within 18 months after the effective date of the company’s registration statement, funds held in the trust or escrow account are returned to investors.

	Terms of Our Offering	Terms Under Rule 419 Offering
Release of funds	Except with respect to interest income released to us, as described elsewhere in this prospectus, the proceeds held in the trust account will not be released until the vote against the extended period or the earlier of the consummation of our initial business combination or the failure to complete our initial business combination within the allotted time.	The proceeds held in the escrow account are not released until the earlier of the consummation of a business combination or the failure to effect a business combination within the allotted time.
Interest earned on funds in the trust account	Up to an aggregate of $0.85 million of interest earned, net of taxes, on the trust account will be released to us to fund our working capital and general corporate requirements. Shareholders who redeem their ordinary shares for cash in connection with the extended period or a business combination will not receive any portion of that amount that has been previously released to us; upon our liquidation, shareholders shall be entitled to a portion of the interest earned on funds held in trust, if any, not previously released to us to fund our working capital and general corporate requirements, net of taxes payable on such funds held in trust.	The interest earned on proceeds held in the trust account (net of taxes payable) would be held for the sole benefit of investors, and we would be unable to access such interest for working capital purposes.

Competition

In identifying, evaluating and selecting a target business for a business combination, we may encounter intense competition from other entities having a business objective similar to ours including other blank check companies, private equity groups and leveraged buyout funds, and operating businesses seeking acquisitions. Many of these entities are well established and have extensive experience identifying and effecting business combinations directly or through affiliates. Moreover, many of these competitors possess greater financial, technical, human and other resources than us. While we believe there are numerous potential target businesses with which we could combine, our ability to acquire larger target businesses will be limited by our available financial resources. This inherent limitation may give others an advantage in pursuing the acquisition of a target business. Furthermore:

•	our obligation to seek shareholder approval of our initial business combination or obtain necessary financial information may delay the consummation of a transaction;
•	our obligation to redeem for cash the ordinary shares held by our public shareholders who vote against the business combination and exercise their redemption rights may reduce the resources available to us for a business combination;
•	our outstanding warrants, and the future dilution they potentially represent, may not be viewed favorably by certain target businesses; and
•	the requirement to acquire an operating business that has a fair market value equal to at least 80% of the balance of the trust account at the time of the acquisition (excluding deferred underwriting discounts and commissions of $1,050,000 or $1,207,500 if the underwriter’s over-allotment option is exercised in full) could require us to acquire the assets of several operating businesses at the same time, all of which sales would be contingent on the closings of the other sales, which could make it more difficult to consummate the business combination.

Based on publicly available information we believe there are 22 blank check companies that have announced and are awaiting completion and 71 blank check companies that are seeking acquisition. Out of these, there are 15 blank check companies registered in the U.S. that have expressed an intention to focus their acquisition efforts in China as of April 4, 2008 and have not yet publicly identified a potential acquisition target. These companies are China Fortune Acquisition Corp., China Discovery Acquisition Corp, China Healthcare Acquisition Corp., China Opportunity Acquisition Corp., China Growth North Acquisition Corp, China Growth South Acquisition Corp, Shine Media Acquisition Corp., Pantheon China Acquisition Corp., Middle Kingdom Alliance Corp, Spring Creek Acquisition Corp., Hambrecht Asia Acquisition Corp., China Evergreen Acquisition Corp., New Asia Partners Acquisition Corp., CS China Acquisition Corp., Asia Special Situation Acquisition Corp., China Resources Acquisition Corp., China Energy Partners Acquisition Corp., China Pacific Acquisition Corp., Stone Tan China Acquisition Corp., China Holdings Acquisition Corp., Infinity I-China Acquisition Corporation, New Asia Partners China I Corporation, China Evergreen Acquisition Corporation, and 2020 Chinacap Acquirco, Incorporated. These companies have raised an aggregate of approximately $1.4 billion through their public offerings. There are approximately 15 blank check companies that fall within the size range of China Fundamental Acquisition Corporation. We cannot determine with certainty the amount held in trust for each of these offerings, but estimate that approximately 97% of the proceeds raised remain in trust for those companies that have not completed their initial business combination.

Any of these factors may place us at a competitive disadvantage in successfully negotiating a business combination.

Facilities

We currently maintain our executive offices at Room 2301, World-Wide House, 19 Des Voeux Road, Central, Hong Kong. The cost for this space will be included in the $7,500 per-month fee described above that Olympic Spring Limited will charge us for office space, administrative services and secretarial support for a period commencing on the date of this prospectus and ending on the earlier of our consummation of a business combination or our liquidation. We believe, based on rents and fees for similar services in the New York metropolitan area that the fee that will be charged by Olympic Spring Limited is at least as favorable as we could have obtained from an unaffiliated person. We consider our current office space adequate for our current operations.

Employees

We currently have two officers. Neither of our officers, on which we will depend upon prior to effecting a business combination, have entered into employment agreements with us. These individuals are not obligated to devote any specific number of hours to our business and intend to devote only as much time as they deem necessary to our business. We do not intend to have any full time employees prior to the consummation of a business combination.

Special Advisor

In addition to our board of directors, Mr. Tan Xiao Wei will act as our special advisor. Highlights of Mr. Tan’s experience are included under “Management — Special Advisor.” We are prohibited from compensating Mr. Tan for any advisory services he renders to us. Since our special advisor is not an officer, director, employee or consultant to us, he is under no legal, contractual or other special duty to us or our shareholders with regard to any matter, including any conflict of interest, and neither he nor any of his affiliates are bound by any contractual agreement or arrangement with us.

Periodic Reporting and Financial Information

We have registered our securities under the Exchange Act and after this offering will have public reporting obligations, including the filing of annual and quarterly reports with the SEC. In accordance with the requirements of the Exchange Act, our annual report will contain financial statements audited and reported on by our independent registered public accounting firm and our quarterly reports will contain financial statements reviewed by our independent registered public accounting firm.

We will not acquire a target business if we cannot obtain audited financial statements based on United States generally accepted accounting principles, or IFRS, as issued by the IASB, for such target business. We will provide these financial statements in the proxy solicitation materials sent to shareholders for the purpose of seeking shareholder approval of our initial business combination. Our management believes that the need for target businesses to have, or be able to obtain, audited financial statements may limit the pool of potential target businesses available for acquisition.

We may be required to comply with the internal control requirements of the Sarbanes-Oxley Act for the fiscal year ending December 31, 2007. A target company may not be in compliance with the provisions of the Sarbanes-Oxley Act regarding adequacy of their internal controls. The development of the internal controls of any such entity to achieve compliance with the Sarbanes-Oxley Act may increase the time and costs necessary to complete any such acquisition.

Legal Proceedings

There is no material litigation currently pending against us or any of our directors in their capacity as such.

MANAGEMENT

Directors, Officers, and Special Advisor

Our directors, executive officers, and special advisor as of December 31, 2007 were as follows:

Name	Age	Position
Chun Yi Hao	47	Chief Executive Officer
Hope Ni	35	Chairman of the Board
Q.Y. Ma	51	Director
Tan Xiao Wei	62	Special Advisor

Chun Yi Hao has served as our Chief Executive Officer and director since our inception in December 2007. He served as the Chairman of our board of directors from December 2007 to March 2008. Mr. Hao is also president of China operations of Asia Automotive Acquistion Corporation, a blank check company (AAAC), which merged with Hunan Tongxin Enterprise Co. Ltd., the largest independent supplier of engineered vehicle body structures in China, on April 23, 2008. In January 2004 Mr. Hao co-founded Asia Development Capital LLC. From 2003 Mr. Hao was a founding member of Pentad, Ltd, a Hong Kong Electronics outsourcing firm. From 1999 to 2002, he served as director of Coastal Power, a power generating and investment facility firm where he was responsible for management of its investment portfolio in China. From January 1994 through 1998, at Delphi Asia, a United States based company, he served as country divisional financial manager and controller, responsible for overseeing various financial aspects of its China investment strategy including due diligence, auditing and post venture internal controls. Mr. Hao received a Bachelors of Arts Degree from the Beijing Languages Institute, a Master of Arts Degree from the University of Notre Dame and an M.B.A. from Pace University.

Hope Ni has served as a member of our board of directors since our inception in December 2007 and has served as Chairman of our board of directors since March 2008. She served as our President from December 2007 to March 2008. Until January 1, 2008, Ms. Ni served as chief financial officer and secretary for Comtech Group Inc., a Nasdaq Select Global Market-listed company (COGO), and a leading provider of customized module and subsystem design solutions in China, which she joined in August 2004. Ms. Ni has been a director of Comtech since January 2005, and was appointed vice chairman of the board of directors of Comtech on January 1, 2008. Prior to joining Comtech, Ms. Ni spent six years as a practicing attorney at Skadden, Arps, Slate, Meagher & Flom LLP in New York and Hong Kong, specializing in corporate finance, including active involvement in the initial public offerings and New York Stock Exchange/Nasdaq listings of a number of major global China-based companies. Prior to that, Ms. Ni worked at Merrill Lynch, investment banking division in New York. Ms. Ni also serves on the board of Qianjia Consulting Company, which she founded in 2002 and on the boards of KongZhong Corporation and ATA Inc., both Cayman Islands corporations traded on the Nasdaq Global Market. Ms. Ni recently joined Asia Global Capital 1, Ltd., a new private equity manager seeking private equity investments in China, as a partner. Ms. Ni received her J.D. degree from University of Pennsylvania Law School and her B.S. degree in Applied Economics and Business Management from Cornell University.

Dr. Q.Y. Ma has served as a member of our board of directors since our inception in December 2007. Dr. Ma is a board director of Comtech, a Nasdaq-listed company in which Ms. Ni serves as vice chairman of the board of directors. He has served as managing director of Time Innovation Ventures, a venture capital firm, since 2000. He was a professor at the University of Hong Kong from 1998 to 2000, and an associate professor at Columbia University from 1994 to 2000. He has also served as a technology consultant to IBM, General Electric, TRW, Inc. and DuPont. Dr. Ma is a co-founder and advisor of Semiconductor Manufacturing International Corp., and has served as an adviser to the Ministry of Information Industry, Beijing Government, and a senior advisor to Zhangjiang Hi-Tech Park in Shanghai. Dr. Ma received his Ph.D. from Columbia University, and attended the Executive Program of Stanford University’s School of Business.

Mr. Tan Xiao Wei has served as our special advisor since our inception in December 2007. From August 2005 to present, Mr. Tan has served as Chairman of China Express Services Ltd (HK), a Hong Kong based express delivery servicing Hong Kong, mainland China and the rest of the world. From September 1999 to August 2005, Mr. Tan served as Vice Minister of China General Post Office, responsible for the regulation of China’s domestic express services industry and open sky negotiation with global express corporations for the access to China market. He was also involved in the formation of China Postal Savings and China Express Mail Services Ltd. From 1994 to August 1999, Mr. Tan served as Vice Governor of Jiangsu Province in China, along the east coast of China and a fast growing economic belt. Mr. Tan was responsible for economic policy in the province. Mr. Tan received his Bachelors degree from Beijing University of Posts & Telecommunications.

Our special advisor will not participate in managing our operations. We have no arrangements or agreements with Mr. Tan to provide services to us. We expect that our special advisor will simply provide advice, introductions to potential targets, and assistance to us, at our request, only if he is able to do so. Nevertheless, we believe with his business background and extensive contacts, our special advisor will be helpful to our search for a target business and our consummation of a business combination.

Prior Involvement of Principals in Blank Check Companies

Chun Yi Hao, our chief executive officer, is the only individual affiliated with us that has been affiliated with another company that has completed an offering similar to this offering. Mr. Hao is also president of China operations of Asia Automotive Acquisition Corporation (AAAC) which completed its initial public offering in April 2006, raising total gross proceeds of $40,000,000 at an offering price of $ 8.00 per unit. In July 2007, AAAC announced its intention to acquire Hunan Tongxin Enterprise Co. Ltd., the largest independent Chinese supplier of engineered vehicle body structures, for $13 million in cash and 6.5 million common shares of AAAC, subject to certain post-closing adjustments. The business employs approximately 2,100 people and had annual revenues for the year ended December 31, 2007 of approximately $83 million. A special meeting of AAAC’s shareholders held on April 17, 2008 approved the merger of Hunan Tongxin. The merger was consummated on April 23, 2008, and the company has been renamed Tongxin International Ltd.

Number and Terms of Office of Directors

Upon the consummation of this offering, our board of directors will consist of three directors. These individuals will play a key role in evaluating prospective acquisition candidates, selecting the target business, and structuring, negotiating and consummating our acquisition.

Executive Officers and Director Compensation

None of our officers, directors, shareholders or special advisor have received any compensation for services rendered to us and no compensation of any kind, including finder’s and consulting fees, will be paid to any such individuals, or any of their respective affiliates, for services rendered to us prior to or in connection with a business combination.

Our Chief Executive Officer, Chun Yi Hao, the Chairman of our board of directors, Hope Ni, our director, Q.Y. Ma, and our special advisor, Tan Xiao Wei, purchased 1,257,813 ordinary shares and warrants in December 2007 for an aggregate purchase price of $25,000. As the price paid was fair market value at the time, we do not consider the value of the ordinary shares at the offering price to be compensation. Rather, we believe that because they own such shares, no compensation (other than reimbursement of out of pocket expenses) is necessary and such persons agreed to serve in such role without compensation.

We have agreed to pay Olympic Spring Limited, a company jointly and equally owned by Chun Yi Hao and Hope Ni, a total of $7,500 per month for office space, administrative services and secretarial support for a 24 month period commencing on the date of this prospectus. This arrangement is being agreed to by Olympic Spring Limited for our benefit and is not intended to provide Olympic Spring Limited compensation in lieu of a management fee. We believe that such fees are at least as favorable as we could have obtained from an unaffiliated third party.

Other than this $7,500 per-month fee, no compensation of any kind, including finder’s and consulting fees, will be paid to our officers, directors or advisor, or any of their respective affiliates, for services rendered prior to or in connection with a business combination. However, these individuals will be reimbursed for any out-of-pocket expenses incurred in connection with activities on our behalf such as identifying potential target businesses and performing due diligence on suitable business combinations. After a business combination, our officers, directors or advisor who remain with us may be paid consulting, management or other fees from the combined company with any and all amounts being fully disclosed to shareholders, to the extent then known, in the proxy solicitation materials furnished to our shareholders. It is unlikely the amount of such compensation will be known at the time of a shareholder meeting held to consider a business combination, as it will be up to the directors of the post-combination business to determine executive and director compensation.

Conflicts of Interest

General

In order to minimize potential conflicts of interest which may arise from multiple corporate affiliations, our officers and directors have agreed that they will not organize or become involved in any other blank check company with a focus on acquiring a target business in the PRC or Asia until we have entered into a definitive agreement regarding our initial business combination and filed an 6-K relating to the initial business combination. However, as described below, several of our officers and directors are subject to pre-existing fiduciary obligations to other entities which may seek to acquire a business that might be a suitable target for us.

Potential investors should be aware of the following potential conflicts of interest:

•	In the course of their other business activities, including Mr. Hao’s current affiliation with Asia Automotive Acquisition Corporation and Ms. Ni’s role as vice chairman of the board of directors of Comtech Group Inc. and a member of the board of directors of KongZhong Corporation, our officers and directors may become aware of investment and business opportunities which may be appropriate for presentation to our company as well as the other entities with which they are affiliated. They may have conflicts of interest in determining to which entity a particular business opportunity should be presented. For a complete description of our management’s other affiliations, see the previous section entitled “Directors and Officers.”
•	None of our directors are required to commit any specified amount of time to our affairs and, accordingly, they will have conflicts of interest in allocating management time among various business activities.
•	Our directors may have a conflict of interest in determining whether a particular target business is appropriate for us and our shareholders since each of our directors will be subject to a lock-up agreement, which terminates only following our consummation of a business combination. The personal and financial interests of our directors may influence their motivation in identifying and selecting a target business, completing a business combination and securing the release of their securities.
•	In the event we elect to make a substantial down payment, or otherwise incur significant expenses, in connection with a potential business combination, our expenses could exceed the remaining proceeds not held in trust. Our directors may have a conflict of interest with respect to evaluating a particular business combination if we incur such excess expenses. Specifically our directors may tend to favor potential business combinations with target businesses that offer to reimburse any expenses in excess of our available proceeds not held in the trust account as well as the up to an aggregate of $1.3 million of the interest income earned, net of taxes, on the trust account balance that will be released to us.
•	Our directors may have a conflict of interest with respect to evaluating a particular business combination if the retention or resignation of any such directors were included by a target business as a condition to any agreement with respect to a business combination. We have been advised by our directors that they will not take retaining their positions into consideration in determining which acquisition to pursue.

In general, under Cayman Islands law, our directors have a duty of loyalty to act honestly, in good faith and with a view to our best interests. Our directors also have a duty to exercise the care, diligence and skills that a reasonably prudent person would exercise in comparable circumstances. In fulfilling their duty of care to us, our directors must ensure compliance with our memorandum and articles of association. In certain limited circumstances, a shareholder has the right to seek damages if a duty owed by our directors is breached.

Accordingly, as a result of multiple business affiliations, our directors may have similar legal obligations relating to presenting business opportunities meeting the above-listed criteria to multiple entities, including other blank-check companies. In addition, conflicts of interest may arise when our board of directors evaluates a particular business opportunity with respect to the above-listed criteria. We cannot assure you that any of the above mentioned conflicts will be resolved in our favor.

Each of our directors have, or may come to have, to a certain degree, other fiduciary obligations. A majority of our directors have fiduciary obligations to other companies, including other blank-check companies, on whose board of directors they presently sit, or may have obligations to companies whose board of directors they may join in the future. Our officers and directors have agreed until the earliest of our initial business combination, our liquidation or such time as he or she ceases to be an officer or director, to present business opportunities with a fair market value of $26.0 million or more to us before presenting these opportunities to other entities subject to pre-existing duties to other entities. Accordingly, they may not present opportunities to us that come to their attention in the performance of their duties as directors of such other entities, unless the other companies have declined to accept such opportunities or clearly lack the resources to take advantage of such opportunities.

Below is a table summarizing the companies to which our officers and directors owe fiduciary or contractual obligations, all of which would have to (i) be presented appropriate potential target businesses by our officers and directors, and (ii) reject the opportunity to acquire such potential target business, prior to their presentation of such target business to us:

Name	Name of Affiliated Entity	Affiliation
Chun Yi Hao	Asia Automotive Acquisition Corporation	President of China Operations
Hope Ni	Comtech Group Inc.	Vice Chairman of the Board of Directors
	KongZhong Corporation	Member of the Board of Directors
	ATA Inc.	Member of the Board of Directors
	Asia Global Capital 1, Ltd.	Partner

These individuals have no other fiduciary or contractual obligations that would take priority with respect to the fiduciary obligations they owe to us to present potential target businesses to us. We expect each of these individuals will continue to hold these positions with their affiliated entities after this offering and before the consummation of our initial business combination.

Although our directors and officers have investments in entities other than those described above, they do not have any contractual or fiduciary obligations to these other entities and, therefore, their affiliations with these entities do not present a conflict of interest.

After presenting potential target businesses to the other entities to which they owe fiduciary or contractual obligations to, if an appropriate opportunity for such entity, and each of such entities reject the opportunity, each of Mr. Hao and Ms. Ni are obligated to present to us for our consideration any company or business having its primary operations in the Asia whose fair market value is at least equal to $26 million. This obligation will expire upon the earlier of (i) our consummation of an initial business combination or (ii) 36 months after the date of this prospectus (if so extended). However, other than the right of first review, we do not have any other written policies covering potential conflicts.

In connection with the vote required for any business combination, all of our existing shareholders, including our executive officers, directors and advisor, have agreed to vote their respective ordinary shares which were owned prior to this offering either for or against the extended period and the initial business combination in the same manner as a majority of the shares held by public shareholders that are voted at the special or annual meeting are voted and all the ordinary shares they acquire in this offering or in the public markets in favor of the extended period and any business combination presented to our shareholders. As used in this prospectus, “in the same manner as the majority” means that such existing shareholders will vote the entirety of their ordinary shares owned by them immediately before this offering either for or against a business combination, in the same manner as a majority of the shares held by public shareholders that are voted at the special or annual meeting are voted. This voting arrangement shall not apply to shares included in units purchased in this offering by any of our existing shareholders or purchased following this offering in the open market or in privately negotiated transactions by any of our existing shareholders. However, our existing shareholders have agreed to vote any shares acquired after this offering in favor of a proposal relating to the extended period or a business combination effectively waiving their redemption rights. In addition, they have agreed to waive their respective rights to participate in any liquidation distribution occurring upon our failure to consummate a business combination but only with respect to those ordinary shares acquired by them prior to this offering.

Other Conflict of Interest Limitations

We will not enter into a business combination with any underwriters or selling group members or any of their affiliates, unless we obtain an opinion from an unaffiliated, independent investment banking firm which is a member of the Financial Industry Regulatory Authority, Inc. that a business combination with such target business is fair to our shareholders from a financial point of view. Any such opinion will be included in our proxy solicitation materials, furnished to shareholders in connection with their vote on such a business combination.

PRINCIPAL SHAREHOLDERS

The following table sets forth information regarding the beneficial ownership of our ordinary shares as of the date of this prospectus, and as adjusted to reflect the sale of our ordinary shares included in the units offered by this prospectus, and assuming no purchase of units in this offering, by:

•	each owner of more than 5% of our outstanding ordinary shares;
•	each of our directors, officers and special advisor; and
•	all our directors and officers as a group.

The following table does not include the private placement warrants as these warrants are not exercisable within 60 days of the date of this prospectus.

	Ordinary Shares and Warrants
	Before the Offering to Public Shareholders and the Private Placement				As Adjusted for the Public Offering and the Private Placement
Name and Address of Beneficial Owner(1)(2)	Number of Shares(2)	Percentage of Ordinary Shares	Number of Warrants	Percentage of Warrants	Number of Shares	Percentage of Ordinary Shares	Number of Warrants	Percentage of Warrants
Ralco Capital Limited	425,427	45.4%	425,427	45.4%	425,427	9.2%	730,983	11.0%
Chun Yi Hao(3)	425,427	45.4%	425,427	45.4%	425,427	9.2%	730,983	11.0%
Rising Year Group Limited	423,813	45.2%	423,813	45.2%	423,813	9.0%	729,369	11.0%
Hope Ni(4)	423,813	45.2%	423,813	45.2%	423,813	9.0%	729,369	11.0%
Oliveira Capital, LLC	39,130	4.2%	39,130	4.2%	39,130	*	594,685	8.7%
Stephen M. Oliveira(5)	39,130	4.2%	39,130	4.2%	39,130	*	594,685	8.7%
Globis International Investments LLC	19,565	2.1%	19,565	2.1%	19,565	*	297,343	4.5%
Globis Capital Partners L.P.	13,696	1.5%	13,696	1.5%	13,696	*	208,140	3.1%
Globis Overseas Fund Ltd.	5,869	*	5,869	*	5,869	*	89,202	1.3%
Paul Packer(6)	39,130	4.2%	39,130	4.2%	39,130	*	594,685	8.7%
Chardan Capital Markets, LLC(7)	0	*	0	*	0	*	222,222	3.4%
Q.Y. Ma	5,000	*	5,000	*	5,000	*	5,000	*
Tan Xiao Wei	5,000	*	5,000	*	5,000	*	5,000	*
All directors and officers as a group (3 individuals)	854,240	91.1%	854,240	91.1%	854,240	18.2%	1,460,352	21.4%

*	Less than 1%
(1)	Does not include the 140,625 ordinary shares and warrants held by our existing shareholders that are subject to forfeiture to the extent the underwriters’ over-allotment is not exercised in full.
(2)	Unless otherwise indicated, the business address of each of the individuals is Room 2301, World-Wide House, 19 Des Voeux Road, Central, Hong Kong.
(3)	Mr. Hao is the sole shareholder of Ralco Capital Limited, and he has sole voting power and dispositive power with respect to the ordinary shares owned by Ralco Capital Limited.
(4)	Ms. Ni is the sole shareholder of Rising Year Group Limited, and she has sole voting power and dispositive power with respect to the ordinary shares owned by Rising Year Group Limited.
(5)	Mr. Stephen Oliveira has sole voting power and dispositive power with respect to the ordinary shares owned by Oliveira Capital, LLC. The business address of Mr. Stephen Oliveira and Oliveira Capital, LLC is 18 Fieldstone Court, New City, New York 10956.
(6)	Mr. Packer has sole voting power and sole dispositive power with respect to the ordinary shares owned by Globis International Investments LLC, Globis Capital Partners L.P., and Globis Overseas Fund Ltd. The business address of Mr. Packer, Globis International Investments LLC, Globis Capital Partners L.P. and Globis Overseas Fund Ltd. is 60 Broad Street, 38th Floor, New York, NY 10004.
(7)	The business address of Chardan Capital Markets, LLC is 17 State Street, Suite 1600, New York, New York, 10004.

If the underwriters determine the size of the offering should be increased or decreased, a share dividend, share combination or a contribution back to capital, as applicable, would be effectuated in order to maintain our existing shareholders’ ownership at 20% of the number of shares to be sold in this offering. None of our directors have indicated to us that they intend to purchase units in this offering. Immediately after this offering, our existing shareholders will beneficially own approximately 20% of our issued and outstanding ordinary shares which would permit them to effectively influence the outcome of all matters requiring approval by our shareholders, including the election of directors and approval of significant corporate transactions other than approval of a business combination.

On the date of this prospectus, all of our existing shareholders, including the purchaser of warrants in the private placement, will place the ordinary shares and warrants they owned before this offering into an escrow account maintained by Continental Stock Transfer & Trust Company, acting as escrow agent. Subject to certain limited exceptions for transfers (as discussed below) and the possible forfeiture of shares for cancellation by us (as discussed above), these securities, excluding the private placement warrants, will not be transferable during the escrow period and will not be released from escrow until the earlier of (i) two and one half (2½) years from the consummation of this offering or (ii) six months after our consummation of a business combination. The private placement warrants will not be transferable during the escrow period and will not be released from escrow until the earlier of (i) two and one half (2½) years from the consummation of this offering or (ii) our consummation of a business combination. Any transfer of securities will be subject to the same restrictions imposed on the existing shareholders. The ordinary shares held in the escrow account may only be released prior to this date if the underwriters’ over-allotment option is not exercised or is exercised in part to the extent necessary to have up to 140,625 ordinary shares and warrants forfeited by our existing shareholders and cancelled by us or if, following a business combination we engage in a subsequent transaction resulting in all shareholders having a right to exchange their shares for cash or other securities. Holders of these securities will not be able to sell or transfer their securities except as described under “Permitted Transferees”.

In addition, in connection with the vote required for the extended period and for our initial business combination, each of our existing shareholders have agreed to vote the ordinary shares acquired by him or her before this offering in accordance with the majority of the ordinary shares voted by the public shareholders and waive his or her redemption rights. In each case, our existing shareholders have also agreed to vote any shares acquired by them in or after this offering in favor of the extended period and our initial business combination. Therefore, if any of the existing shareholders acquire shares in or after this offering, they must vote such shares in favor of the extended period or proposed business combination, as the case may be, and have, as a result, waived the right to exercise redemption rights for those shares in the event that both such proposals are approved by a majority of the votes cast by our public shareholders.

Permitted Transferees

Holders of these securities will not be able to sell or transfer their securities except (i) to an entity’s beneficiaries upon its liquidation, (ii) to relatives and trusts for estate planning purposes, (iii) by virtue of the laws of descent and distribution upon death, (iv) pursuant to a qualified domestic relations order, (v) to our existing shareholders and persons affiliated with them or (vi) by private sales with respect to up to 33% of the existing shareholders’ ordinary shares made at or prior to the consummation of a business combination at prices no greater than the price at which the ordinary shares were originally purchased, in each case where the transferee agrees to the terms of the escrow agreement. The existing shareholders and their permitted transferees will retain all other rights as shareholders with respect to the existing shareholders’ ordinary shares, including, without limitation, the right to vote their ordinary shares and the right to receive cash dividends, if declared, but excluding redemption rights. Any dividends declared and payable in ordinary shares may not be transferred, assigned or sold until after we consummate a business combination. If we are unable to effect a business combination and liquidate, none of our existing shareholders (or any transferees) will receive any portion of the liquidation proceeds with respect to the existing shareholders’ ordinary shares.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

On December 12, 2007, Ralco Capital Limited, 100% owned by our Chief Executive Officer, Mr. Hao and Rising Year Group Limited, 100% owned by the Chairman of our board of directors, Ms. Ni, our director, Dr. Ma, and special adviser, Mr. Tan purchased 1,257,813 ordinary shares and warrants of the Company for an aggregate purchase price of $25,000. Ralco Capital Limited and Rising Year Group Limited transferred 45,000 of their ordinary shares and warrants to Oliveira and Globis, respectively, in February 2008. On April 14, 2008, we repurchased from Ralco Capital Limited and Rising Year Group Limited an aggregate of 179,688 ordinary shares and warrants at nominal cost, leaving 1,078,125 ordinary shares and warrants outstanding (140,625 of which are subject to forfeiture on a pro rata basis, if the underwriters do not exercise their over-allotment option).

Pursuant to a registration rights agreement our existing shareholders will be entitled to certain registration rights. Specifically, (i) the private placement warrants and the underlying ordinary shares, will be entitled to certain registration rights commencing upon the consummation of a business combination; and (ii) the existing shareholders’ ordinary shares will be entitled to certain registration rights six months after the consummation of a business combination. We are only required to use our best efforts to cause a registration statement relating to the resale of such securities to be declared effective and, once effective, only to use our best efforts to maintain the effectiveness of the registration statement. The holders of warrants do not have the rights or privileges of holders of our ordinary shares or any voting rights until such holders exercise their respective warrants and receive ordinary shares. Permitted transferees that receive any of the above described securities from our existing shareholders will, under certain circumstances, be entitled to the registration rights described herein. We will bear the expenses incurred in connection with the filing of any such registration statements.

We agreed to pay Olympic Spring Limited, a company jointly and equally owned by Chun Yi Hao and Hope Ni, a total of $7,500 per month for office space, administrative services and secretarial support for a 24 month period commencing on the date of this prospectus. This arrangement was agreed to by Olympic Spring Limited for our benefit and is not intended to provide Olympic Spring Limited compensation in lieu of a management fee. We believe that such fees are at least as favorable as we could have obtained from an unaffiliated third party.

Chun Yi Hao and Hope Ni have provided us with loans in the aggregate amount of $70,000. These loans have been provided to pay the expenses of this offering referenced in the line items above for the SEC registration fee, FINRA registration fee, and certain accounting and legal fees and expenses. The loans are non-interest bearing and unsecured. Of these loans, $30,000 is due upon the earlier of (i) the consummation of this offering or (ii) May 15, 2008, and $40,000 is due upon the earlier to occur of (i) the consummation of this offering and (ii) July 15, 2008. The loans will be repaid out of the proceeds of this offering not placed in the trust account.

We will reimburse our officers and directors for any reasonable out-of-pocket business expenses incurred by them in connection with certain activities on our behalf such as identifying and investigating possible target businesses and business combinations. Subject to availability of proceeds not placed in the trust account and up to an aggregate of $1.3 million of the interest income, net of taxes, on the balance in the trust account to be released to us, there is no limit on the amount of out-of-pocket expenses that could be incurred. This formula was a result of a negotiation between us and the underwriters and was meant to help maximize the amount of money in the trust account that would be returned to the investors if we do not consummate a business combination within the permitted time.

Other than the $7,500 per month administrative fees and reimbursable out-of-pocket expenses payable to Olympic Spring Limited, no compensation or fees of any kind, including finders and consulting fees, will be paid to any of our directors, or to any of their respective affiliates for services rendered to us prior to or with respect to the business combination.

After a business combination, any of our directors who remain with us may be paid consulting, management or other fees from the combined company with any and all amounts being fully disclosed to shareholders, to the extent then known, in the proxy solicitation materials furnished to our shareholders. It is unlikely that the amount of such compensation will be known at the time of a shareholder meeting held to consider a business combination, as it will be up to the directors of the post-combination business to determine executive and director compensation. In this event, such compensation will be publicly disclosed at the time of its determination in a Current Report on Form 6-K, as required by the SEC.

Our board of directors has approved the procedure whereby all ongoing and future transactions between us and any of our directors or their respective affiliates, including loans by our directors, will be on terms believed by us at that time, based upon other similar arrangements known to us, to be no less favorable than are available from unaffiliated third parties. Such transactions or loans, including any forgiveness of loans, will require prior approval in each instance by a majority of our uninterested “independent” directors, to the extent we have independent directors, or the members of our board who do not have an interest in the transaction, in either case who had access, at our expense, to our attorneys or independent legal counsel. It is our intention to obtain estimates from unaffiliated third parties for similar goods or services to ascertain whether such transactions with affiliates are on terms that are no less favorable to us than are otherwise available from such unaffiliated third parties. If a transaction with an affiliated third party were found to be on terms less favorable to us than with an unaffiliated third party, we would not engage in such transaction.

Anti-Dilution Protection

Our existing shareholders hold 1,078,125 ordinary shares and warrants as of the date of this prospectus, an amount that is 20% of the total number of ordinary shares and warrants that will be outstanding after this offering, assuming that the underwriters exercise the over-allotment option in full. To the extent that the underwriters do not exercise the over-allotment option, up to 140,625 ordinary shares and warrants purchased by our existing shareholders are subject to forfeiture so that the number of ordinary shares and warrants owned by our existing shareholders after this offering will be 20% of the total number of units outstanding after this offering. In addition, if the underwriters determine the size of the offering should be increased or decreased, a stock dividend, stock combination or a share repurchase, as applicable, would be effectuated in order to maintain our existing shareholders’ ownership at 20% of the number of shares to be outstanding after this offering.

DESCRIPTION OF SECURITIES

We are a Cayman Islands company and our affairs are governed by our memorandum and articles of association and the Companies Law and the common law of the Cayman Islands. The following are summaries of all of the material provisions of our amended and restated memorandum and articles of association and the Companies Law insofar as they relate to the material terms of our ordinary shares, as well as our units, ordinary shares and warrants themselves. We have filed copies of our memorandum and articles of association as exhibits to our registration statement on Form F-1.

Our authorized share capital consists of 50,000,000 ordinary shares, $0.001 par value, and 1,000,000 shares of undesignated preferred stock, $0.001 par value. Assuming no exercise of the underwriters’ over-allotment option, 4,687,500 ordinary shares will be outstanding following this offering. No preferred shares are or will be outstanding immediately following this offering. The following description summarizes the material terms of our shares. Because it is only a summary, it may not contain all the information that is important to you. For a complete description you should refer to our memorandum and articles of association, which are filed as exhibits to the registration statement of which this prospectus is a part, and to the applicable provisions of Cayman Islands law.

Units

Public Shareholders’ Units

Each unit consists of one ordinary share and one warrant. Each warrant entitles the holder to purchase one share of ordinary shares at a price of $5.00 per ordinary share, subject to adjustment. Holders of the warrants must pay the exercise price in full upon exercise of the warrants. Holders will not be entitled to receive a net cash settlement upon exercise of the warrants. The ordinary shares and warrants comprising the units will begin separate trading on the 90th day after the date of this prospectus, unless Chardan Capital Markets, LLC determines that an earlier date is acceptable, subject to our having filed the Current Report on Form 6-K described below and having issued a press release announcing when such separate trading will begin.

In no event will the ordinary shares and warrants be traded separately until we have filed with the SEC a Current Report on Form 6-K which includes an audited balance sheet reflecting our receipt of the gross proceeds of this offering. We will file a Current Report on Form 6-K which includes this audited balance sheet upon the consummation of this offering.

Existing Shareholders’ Ordinary Shares and Warrants

On December 12, 2007, we sold an aggregate of 1,257,813 ordinary shares and warrants to our founders, Dr. Ma, and Mr. Tan for an aggregate purchase price of $25,000 in cash, or approximately $0.02 per unit (if one ordinary share and one warrant were treated as consisting, together, a single unit). In January, 2008, Ralco Capital Limited transferred 45,000 ordinary shares and warrants of the Company to Oliveira, including 5,875 ordinary shares and warrants that are subject to forfeiture to the extent that the underwriters do not exercise their over-allotment option. In January, 2008, Rising Year Group Limited transferred 22,500 of our ordinary shares and warrants to Globis International Investments LLC, 15,750 ordinary shares and warrants to Globis Capital Partners L.P., and 6,750 ordinary shares and warrants to Globis Overseas Fund Ltd. On April 14, 2008, we repurchased from Ralco Capital Limited and Rising Year Group Limited an aggregate of 179,688 ordinary shares and warrants at nominal cost, leaving 1,078,125 ordinary shares and warrants outstanding (140,625 of which are subject to forfeiture on a pro rata basis, if the underwriters do not exercise their over-allotment option).

The existing shareholders’ warrants may not be exercised unless the ordinary shares underlying such warrants are covered by an effective registration statement and a current prospectus is available.

Ordinary Shares

As of the date of this prospectus, there were 1,078,125 ordinary shares outstanding (which includes 140,625 ordinary shares which are subject to forfeiture by our existing shareholders, on a pro rata basis, to the extent that the underwriters do not exercise their over-allotment option) held by four shareholders of record.

Upon closing of this offering (assuming no exercise of the underwriters’ over-allotment option), there will be 4,687,500 ordinary shares outstanding. Except for such voting rights that may be given to one or more series of preferred shares issued by the board of directors pursuant to the power granted by our articles of association or required by law, holders of ordinary shares will have exclusive voting rights for the election of our directors and all other matters requiring shareholder action. Holders of ordinary shares will be entitled to one vote per share on matters to be voted on by shareholders and also will be entitled to receive such dividends, if any, as may be declared from time to time by our board of directors in its discretion out of funds legally available therefore. After a business combination is concluded, if ever, and upon our dissolution, our public shareholders will be entitled to receive pro rata all assets remaining available for distribution to shareholders after payment of all liabilities and provision for the liquidation of any shares of preferred shares at the time outstanding. There is no cumulative voting with respect to the election of directors, with the result that the holders of more than 50% of the shares voted for the election of directors can elect all of the directors.

In connection with the vote required for the extended period or our initial business combination, our existing shareholders have agreed to vote their ordinary shares immediately before this offering in accordance with the majority of the ordinary shares voted by the public shareholders and waive their redemption rights. Furthermore, our existing shareholders have agreed that they will vote any ordinary shares acquired by them in or after this offering in favor of the extended period or a proposed business combination. As a result, if any of these parties acquire shares in or after this offering, they must vote in favor of the extended period or proposed business combination with respect to those shares, and will therefore waive the right to exercise the redemption rights granted to public shareholders. In connection with the vote required for the extended period or our initial business combination, a majority of our issued and outstanding ordinary shares (whether or not held by public shareholders) will constitute a quorum. If any matters are voted on by our shareholders at the special or annual meeting, our existing shareholders may vote all their shares, whenever acquired, as they see fit.

We will proceed with the business combination only if a majority of the ordinary shares voted by public shareholders (including our existing shareholders with respect to shares purchased in this offering or otherwise acquired in the public markets by them) are voted in favor of the business combination, a majority of our outstanding ordinary shares approve an amendment to our memorandum and articles of association to allow our perpetual existence, and public shareholders owning less than 35.0% of the shares sold in this offering vote against the extended period and the business combination and exercise their redemption rights on a cumulative basis, taking into consideration shareholders redeeming their shares in connection with the proposal that may be presented to our shareholders in connection with the extended period. Voting against the business combination alone will not result in redemption of a shareholder’s shares for a pro rata share of the trust account. A shareholder must have also exercised the redemption rights for a redemption to be effective.

Our shareholders have no conversion, preemptive or other subscription rights and there are no sinking fund or redemption provisions applicable to the ordinary shares, except that public shareholders have the right to have their ordinary shares redeemed for cash equal to their pro rata share of the trust account, plus any interest, if they vote (i) against the extended period, and it is approved, or (ii) against the business combination and the business combination is approved and completed. Public shareholders who cause us to redeem their ordinary shares for their pro rata share of the trust account will retain the right to exercise any warrants they own if they previously purchased units or warrants.

Our existing shareholders have agreed, subject to certain exceptions described below, not to sell or otherwise transfer any of the existing shareholders’ ordinary shares until six months from the date of the consummation of a business combination. However, our existing shareholders are permitted to transfer their existing shareholders’ ordinary shares to our officer and our directors, and other persons or entities associated with such persons, but the transferees receiving such securities will be subject to the same agreement as our existing shareholders.

The payment of dividends, if ever, on our ordinary shares will be subject to the prior payment of dividends on any outstanding preferred stock, of which there is currently none.

Preferred Shares

Our memorandum and articles of association provides that preferred shares may be issued from time to time in one or more series. Our board of directors will be authorized to fix the voting rights, if any, designations, powers, preferences, the relative, participating, optional or other special rights and any qualifications, limitations and restrictions thereof, applicable to the shares of each series. Our board of directors will be able to, without shareholder approval, issue preferred shares with voting and other rights that could adversely affect the voting power and other rights of the holders of our ordinary shares and could have anti-takeover effects. The ability of our board of directors to issue preferred shares without shareholder approval could have the effect of delaying, deferring or preventing a change of control of us or the removal of existing management. This is because the terms of the preferred stock would be designed to make it prohibitively expensive for any unwanted third party to make a bid for our shares. We have no preferred shares outstanding at the date hereof. Although we do not currently intend to issue any preferred shares, we cannot assure you that we will not do so in the future. No preferred shares are being issued or registered in this offering. Notwithstanding the foregoing, articles of association prohibits us from issuing preferred shares prior to our initial business combination, except in connection with the consummation of our initial business combination that has been approved by a majority of the votes cast by our public shareholders.

Warrants

Public Shareholders’ Warrants

Each warrant entitles the registered holder to purchase one ordinary share at a price of $5.00 per share, subject to adjustment as discussed below, at any time commencing on the later of:

•	the consummation of a business combination; or
•	one year from the date of this prospectus,

provided in each case that there is an effective registration statement covering the ordinary shares underlying the warrants in effect.

The warrants will expire four years from the date of this prospectus at 5:00 p.m., New York time. Once the warrants become exercisable, we may call the warrants for redemption:

•	in whole but not in part,
•	at a price of $0.01 per warrant,
•	upon not less than 30 days’ prior written notice of redemption to each warrant holder,
•	if, and only if, an effective registration statement covering the ordinary shares issuable upon exercise of the warrants is current and available throughout the 30-day redemption period, and
•	if, and only if, the reported last sale price of the ordinary shares equals or exceeds $8.00 per share for any 20 trading days within a 30-trading day period ending on the third business day prior to the notice of redemption to warrant holders.

We have established these redemption criteria to provide warrant holders with a significant premium to the initial warrant exercise price as well as a sufficient degree of liquidity to cushion the market reaction, if any, to our redemption call. If the foregoing conditions are satisfied and we issue a notice of redemption of the warrants, each warrant holder shall be entitled to exercise his, her or its warrant prior to the scheduled redemption date. However, there can be no assurance that the price of the ordinary shares will exceed the redemption trigger price or the warrant exercise price after the redemption notice is issued.

The warrants will be issued in registered form under a warrant agreement between Continental Stock Transfer & Trust Company, as warrant agent, and us. You should review a copy of the warrant agreement and any amendments thereto, which have been filed as exhibits to the registration statement of which this prospectus is a part, for a complete description of the terms and conditions of the warrants.

The exercise price and number of ordinary shares issuable on exercise of the warrants may be adjusted in certain circumstances including in the event of a stock dividend, extraordinary dividend, or our recapitalization, reorganization, merger or consolidation. However, the exercise price and number of ordinary shares issuable on exercise of the warrants will not be adjusted for issuances of ordinary shares at a price below the warrant exercise price.

The warrants may be exercised upon surrender of the warrant certificate on or prior to the expiration date at the offices of the warrant agent, with the exercise form on the reverse side of the warrant certificate completed and executed as indicated, accompanied by full payment of the exercise price, by certified check payable to us, for the number of warrants being exercised. Warrant holders do not have the rights or privileges of holders of ordinary shares, including voting rights, until they exercise their warrants and receive ordinary shares. After the issuance of ordinary shares upon exercise of the warrants, each holder will be entitled to one vote for each share held of record on all matters to be voted on by shareholders.

No warrants will be exercisable unless at the time of exercise we have a registration statement under the Securities Act in effect covering the ordinary shares issuable upon the exercise of the warrants and a current prospectus relating to those ordinary shares. Under the warrant agreement, we have agreed that prior to the commencement of the exercise period, we will file a registration statement with the SEC for the registration of the ordinary shares issuable upon exercise of the warrants, use our best efforts to cause the registration statement to become effective on or prior to the commencement of the exercise period and to maintain a current prospectus relating to the ordinary shares issuable upon the exercise of the warrants until the warrants expire or are redeemed. However, we cannot assure you that we will be able to be able to keep the prospectus included in such registration statement current. The warrants may be deprived of any value and the market for the warrants may be limited if there is no registration statement in effect covering the ordinary shares issuable upon the exercise of the warrants or if the prospectus relating to the ordinary shares issuable on the exercise of the warrants is not current. In the event that a registration is not effective at the time of exercise, the holder of such warrant shall not be entitled to exercise such warrant and in no event (whether in the case of a registration statement not being effective or otherwise) will we be required to net cash settle the warrant exercise. Consequently, the warrants may expire unexercised and unredeemed.

No fractional shares will be issued upon exercise of the warrants. If a holder exercises warrants and would be entitled to receive a fractional interest of a share, we will round up the number of ordinary shares to be issued to the warrant holder to the nearest whole number of shares.

Private Placement Warrants

The private placement warrants will have terms and provisions that are substantially similar to the warrants included in the units being sold in this offering, except that these warrants (including the ordinary shares to be issued after exercise of these warrants) (i) will not be transferable or salable by our private placement investors, including Chardan Capital Markets, LLC, or their permitted transferees until after we consummate a business combination, and (ii) will be non-redeemable so long as our private placement investors or their permitted transferees hold such warrants. The purchasers of the private placement warrants do not have any right to rescind the agreement to purchase the warrants, nor are there any conditions on their obligations to purchase the warrants, nor would they be entitled to a refund for the purchase price of the warrants. Our private placement investors will be permitted to transfer private placement warrants (including the ordinary shares to be issued upon exercise of the private placement warrants) in certain limited circumstances prior to a business combination, such as to our existing shareholders, and other persons or entities associated with such existing shareholders, but the transferees receiving such private placement warrants will be subject to the same sale restrictions imposed on our private placement investors. The proceeds from the sale of the private placement warrants will be part of the funds distributed to our public shareholders in the event we are unable to complete a business combination. Pursuant to the registration rights agreement after the consummation of a business combination, we have agreed to file a registration statement with the SEC for the registration of the ordinary shares issuable upon exercise of the private placement warrants, use our best efforts to cause the registration statement to become effective on or prior to the commencement of the exercise period and to maintain a current prospectus relating to the ordinary shares issuable upon the exercise of the private placement warrants until these warrants expire. In the event that a registration is not effective at the time of exercise, the holder of such warrant shall not be entitled to exercise such warrant and in no event (whether in the case of a registration statement not being effective or otherwise) will we be required to net cash settle the warrant exercise. Consequently, the warrants may expire unexercised and unredeemed.

Purchase Option

We have agreed to sell to the underwriters an option to purchase up to a total of 225,000 units, exercisable at $10 per unit. For additional details, see “Underwriting — Option to Purchase Additional Units.”

Dividends

We have not paid any dividends on our ordinary shares to date and we do not intend to pay cash dividends prior to the consummation of a business combination. After we complete a business combination, the payment of dividends will depend on our revenues and earnings, if any, capital requirements and general financial condition. The payment of dividends after a business combination will be within the discretion of our then-board of directors. Our board of directors currently intends to retain any earnings for use in our business operations and, accordingly, we do not anticipate the board declaring any dividends in the foreseeable future.

Certain Differences in Corporate Law

Cayman Islands companies are governed by the Companies Law. The Companies Law is modeled on English Law but does not follow recent English Law statutory enactments, and differs from laws applicable to United States corporations and their shareholders. Set forth below is a summary of some significant differences between the provisions of the Companies Law applicable to us and the laws applicable to companies incorporated in the United States and their shareholders.

Mergers and Similar Arrangements.  Cayman Islands law does not provide for mergers as that expression is understood under United States corporate law. While Cayman Islands law does have statutory provisions that facilitate the reconstruction and amalgamation of companies in certain circumstances, commonly referred to in the Cayman Islands as a “scheme of arrangement” which may be tantamount to a merger, we do not anticipate the use of such statutory provisions because a business combination can be achieved through other means, such as a share capital exchange, asset acquisition or control, through contractual arrangements, of an operating business. However, in the event that a business combination was sought pursuant to these statutory provisions (which are more rigorous and take longer to complete than the procedures typically required to consummate a merger in the United States), the arrangement in question must be approved by a majority in number of each class of shareholders and creditors with whom the arrangement is to be made and who must in addition represent three-fourths in value of each such class of shareholders or creditors, as the case may be, that are present and voting either in person or by proxy at a meeting, or meeting summoned for that purpose. The convening of the meetings and subsequently the terms of the arrangement must be sanctioned by the Grand Court of the Cayman Islands. While a dissenting shareholder would have the right to express to the court the view that the transaction ought not be approved, the court can be expected to approve the arrangement if it satisfies itself that:

•	we are not proposing to act illegally or beyond the scope of our corporate authority and the statutory provisions as to majority vote have been complied with;
•	the shareholders have been fairly represented at the meeting in question;
•	the arrangement is such as a businessman would reasonably approve; and
•	the arrangement is not one that would more properly be sanctioned under some other provision of the Companies Law or that would amount to a “fraud on the minority.”

When a takeover offer is made and accepted by holders of 90% of the shares within four months, the offeror may, within a two-month period, require the holders of the remaining shares to transfer such shares on the terms of the offer. An objection can be made to the Grand Court of the Cayman Islands but this is unlikely to succeed unless there is evidence of fraud, bad faith, collusion or inequitable treatment of the shareholders.

If the arrangement and reconstruction is thus approved, the dissenting shareholder would have no rights comparable to appraisal rights, which would otherwise ordinarily be available to dissenting shareholders of United States corporations, providing rights to receive payment in cash for the judicially determined value of the shares.

Shareholders’ Suits.  Our Cayman Islands counsel is not aware of any reported class action having been brought in a Cayman Islands court. Derivative actions have been brought under Cayman Islands law but were unsuccessful for technical reasons. In principle, we will normally be the proper plaintiff and a derivative action may not be brought by a minority shareholder. However, based on English authorities, which would in all likelihood be of persuasive authority and be applied by a court in the Cayman Islands, exceptions to the foregoing principle apply in circumstances in which:

•	a company is acting or proposing to act illegally or beyond the scope of its authority;
•	the act complained of, although not beyond the scope of the authority, could be effected if duly authorized by more than the number of votes which have actually been obtained;
•	the individual rights of the plaintiff shareholder have been infringed or are about to be infringed; or
•	those who control the company are perpetrating a “fraud on the minority.”

Enforcement of Civil Liabilities.  The Cayman Islands has a less developed body of securities laws as compared to the United States and provides significantly less protection to investors. Additionally, Cayman Islands companies may not have standing to sue before the federal courts of the United States.

Our Cayman Islands counsel has advised us that a final and conclusive judgment in the federal or state courts of the United States under which a sum of money is payable, other than a sum payable in respect of taxes, fines, penalties or similar charges, may be subject to enforcement proceedings as a debt in the courts of the Cayman Islands under the common law doctrine of obligation provided that (a) such federal or state courts of the United Sates had proper jurisdiction over the parties subject to such judgment; (b) such federal or state courts of the United States did not contravene the rules of natural justice of the Cayman Islands; (c) such judgment was not obtained by fraud; (d) the enforcement of the judgment would not be contrary to the public policy of the Cayman Islands; (e) no new admissible evidence relevant to the action is submitted prior to the rendering of the judgment by the courts of the Cayman Islands; and (f) there is due compliance with the correct procedures under the laws of the Cayman Islands.

Memorandum and Articles of Association

Our memorandum and articles of association filed under the laws of the Cayman Islands contain provisions designed to provide certain rights and protections to our shareholders prior to the consummation of a business combination, including:

•	a requirement that all proposed business combinations be presented to shareholders for approval regardless of whether or not the Cayman Islands requires such a vote;
•	a prohibition against completing a business combination if 35% or more of our shareholders exercise their redemption rights in lieu of approving a business combination;
•	the right of shareholders voting against a business combination (up to approximately 35.0%) to surrender their shares for a pro rata portion of the trust account in lieu of participating in a proposed business combination;
•	a requirement that our management take all actions necessary to dissolve our company and liquidate our trust account in the event we do not consummate a business combination by 36 months (assuming the period in which we need to consummate a business combination has been extended, as provided in articles of association) after the consummation of this offering;
•	limitation on shareholders’ rights to receive a portion of the trust account so that they may only receive a portion of the trust account upon winding up and dissolution of our company or upon the exercise of their redemption rights; and
•	the establishment of related procedures regarding the standing and election of such directors.

Our articles of association, prohibit the amendment or modification of any of the foregoing provisions prior to the consummation of a business combination. While these rights and protections have been established for the purchasers of units in this offering, it is nevertheless possible that the prohibition against amending or modifying these rights and protections at any time prior to the consummation of the business combination could be challenged as unenforceable under Cayman Islands law, although, pursuant to the underwriting agreement we are prohibited from amending or modifying these rights and protections at any time prior to the consummation of the business combination. We have not sought an unqualified opinion regarding the enforceability of the prohibition on amendment or modification of such provisions because we view these provisions as fundamental and contractual terms of this offering. We believe these provisions to be obligations of our company to its shareholders and that investors will make an investment in our company relying, at least in part, on the enforceability of the rights and obligations set forth in these provisions including, without limitation, the prohibition on any amendment or modification of such provisions.

Anti-Money Laundering — Cayman Islands

In order to comply with legislation or regulations aimed at the prevention of money laundering, we are required to adopt and maintain anti-money laundering procedures, and may require subscribers to provide evidence to verify their identity. Where permitted, and subject to certain conditions, we may also delegate the maintenance of our anti-money laundering procedures (including the acquisition of due diligence information) to a suitable person.

We reserve the right to request such information as is necessary to verify the identity of a subscriber. In the event of delay or failure on the part of the subscriber in producing any information required for verification purposes, we may refuse to accept the application, in which case any funds received will be returned without interest to the account from which they were originally debited.

We also reserve the right to refuse to make any redemption payment to a shareholder if our directors or officers suspect or are advised that the payment of redemption proceeds to such shareholder might result in a breach of applicable anti-money laundering or other laws or regulations by any person in any relevant jurisdiction, or if such refusal is considered necessary or appropriate to ensure our compliance with any such laws or regulations in any applicable jurisdiction.

If any person resident in the Cayman Islands knows or suspects that another person is engaged in money laundering or is involved with terrorism or terrorist property and the information for that knowledge or suspicion came to their attention in the course of their business the person will be required to report such belief or suspicion to either the Financial Reporting Authority of the Cayman Islands, pursuant to the Proceeds of Criminal Conduct Law (2005 Revision) if the disclosure relates to money laundering or to a police officer of the rank of constable or higher if the disclosure relates to involvement with terrorism or terrorist property, pursuant to the Terrorism Law. Such a report shall not be treated as a breach of confidence or of any restriction upon the disclosure of information imposed by any enactment or otherwise.

Our Transfer Agent and Warrant Agent

The transfer agent for our securities and warrant agent for our warrants is Continental Stock Transfer & Trust Company.

Special Meeting of Shareholders

Our articles of association provide that special meetings of our shareholders may be called only by a majority vote of our board of directors, by our chief executive officer or by our chairman or by our president at the request in writing of shareholders owning a majority of our issued and outstanding capital stock entitled to vote.

Advance Notice Requirements for Shareholder Proposals and Director Nominations

Our articles of association provide that shareholders seeking to bring business before our annual meeting of shareholders, or to nominate candidates for election as directors at our annual meeting of shareholders must provide timely notice of their intent in writing. To be timely, a shareholder’s notice will need to be delivered to our principal executive offices not later than the close of business on the 90th day nor earlier than the close of business on the 120th day prior to the first anniversary of the preceding year’s annual meeting of shareholders. For the first annual meeting of shareholders after the closing of this offering, a shareholder’s notice shall be timely if delivered to or mailed and received at our principal executive offices no later than the 90th day prior to the scheduled date of the annual meeting or the 10th day following the day on which public announcement of the date of our annual meeting of shareholders is first made or sent by us. Our articles of association also specify certain requirements as to the form and content of a shareholders’ meeting. These provisions may preclude our shareholders from bringing matters before our annual meeting of shareholders or from making nominations for directors at our annual meeting of shareholders.

Authorized but Unissued Shares

Our authorized but unissued ordinary shares and preferred stock are available for future issuances without shareholder approval and could be utilized for a variety of corporate purposes, including future offerings to raise additional capital, acquisitions and employee benefit plans. The existence of authorized but unissued and unreserved ordinary shares and preferred stock could render more difficult or discourage an attempt to obtain control of us by means of a proxy contest, tender offer, merger or otherwise.

Limitation on Liability and Indemnification of Directors and Officers

Cayman Islands law does not limit the extent to which a company’s articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against civil fraud or the consequences of committing a crime. Our Articles of Association provide for indemnification of officers and directors for losses, damages, costs and expenses incurred in their capacities as such, except through their own fraud or dishonesty.

We have entered into or will enter into agreements with our directors to provide contractual indemnification in addition to the indemnification provided in our articles of association. We believe that these provisions and agreements are necessary to attract qualified directors. Our memorandum and articles of association also will permit us to secure insurance on behalf of any officer, director or employee for any liability arising out of his or her actions, regardless of whether Cayman Islands law would permit indemnification. We intend to purchase a policy of directors’ and officers’ liability insurance that insures our directors against the cost of defense, settlement or payment of a judgment in some circumstances and insures us against our obligations to indemnify our directors.

Our articles of association also will permit us to secure insurance on behalf of any officer, director or employee for any liability arising out of his or her actions. We will purchase a policy of directors’ and officers’ liability insurance that insures our directors and officers against the cost of defense, settlement or payment of a judgment in some circumstances and insures us against our obligations to indemnify the directors and officers.

These provisions may discourage shareholders from bringing a lawsuit against our directors for breach of their fiduciary duty. These provisions also may have the effect of reducing the likelihood of derivative litigation against directors and officers, even though such an action, if successful, might otherwise benefit us and our shareholders. Furthermore, a shareholder’s investment may be adversely affected to the extent we pay the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions. We believe that these provisions, the insurance and the indemnity agreements are necessary to attract and retain talented and experienced directors and officers.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

Securities Eligible for Future Sale

Upon the consummation of this offering (assuming no exercise of the underwriters’ over-allotment option) we will have 4,687,500 ordinary shares outstanding. Of these shares, the 3,750,000 shares sold in this offering will be freely tradable without restriction or further registration under the Securities Act, except for any shares purchased by our affiliates within the meaning of Rule 144 under the Securities Act. All of the remaining 937,500 shares are restricted securities under Rule 144, in that they were issued in private transactions not involving a public offering. None of those shares will be eligible for sale under Rule 144 prior to           , 2009.

Rule 144

In general, under Rule 144, as amended effective February 15, 2008, a person who has beneficially owned restricted shares for at least six months would be entitled to sell within any three-month period a number of shares that does not exceed the greater of either of the following:

•	1% of the total number of ordinary shares then outstanding;
•	the average weekly trading volume of the ordinary shares during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale.

Sales of restricted shares under Rule 144, as amended effective February 15, 2008, are also subject to requirements regarding the manner of sale, notice and the availability of current public information about us. For a person who has not been deemed to have been one of our affiliates at any time during the three months preceding a sale, sales of our securities held longer than six months, but less than one year, will be subject only to the current public information requirement. Rule 144 also provides that affiliates that sell our common shares that are not restricted shares must nonetheless comply with the same restrictions applicable to restricted shares, other than the holding period requirement.

In general, under Rule 144(d), as amended effective February 15, 2008, a person who is not deemed to have been one of our affiliates at the time of or at any time during the three months preceding a sale, and who has beneficially owned the restricted shares proposed to be sold for at least one year, including the holding period of any prior owner other than an affiliate, is entitled to sell their shares without complying with the manner of sale, public information, volume limitation or notice provisions of Rule 144.

SEC Position on Rule 144 Sales

The SEC has taken the position that promoters or affiliates of a blank check company and their transferees, both before and after a business combination, would act as “underwriter” under the Securities Act when reselling the securities of a blank check company. Therefore Rule 144 is unavailable for the resale of restricted securities initially issued by a “blank-check” or “shell” company, both before and after an initial business combination, despite technical compliance with the requirements of Rule 144. Accordingly, such restricted securities can be resold only through a registered offering or pursuant to another exemption from registration. Notwithstanding the foregoing, a person who beneficially owns restricted securities of a company which:

•	has ceased to qualify as a “blank-check” or “shell” company;
•	is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act;
•	has filed all reports and other materials required to be filed by Section 13 or 15(d), as applicable, during the preceding 12 months (or such shorter period that the company was required to file such reports and materials) other than Form 8-K reports; and
•	has filed certain information with the SEC (“Form 10 information”) reflecting that it is no longer a “blank-check” or “shell” company may, after one year has elapsed from the filing of the “Form 10 information,” within any three-month period resell a number of such restricted securities that does not, with respect to the ordinary shares, exceed the greater of either of the following:

•	1% of the total number of ordinary shares then outstanding;
•	the average weekly trading volume of the ordinary shares during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale.

Sales under Rule 144 are also limited based on the availability of current public information about us, and, in the case of sales by affiliates, by manner of sale provisions and notice requirements.

Registration Rights

Upon consummation of this offering, our existing shareholders will hold 937,500 issued and outstanding ordinary shares and warrants and the right to purchase 1,944,444 shares underlying the private placement warrants. Pursuant to a registration rights agreement, our existing shareholders and private placement investors, including Chardan Capital Markets, LLC, will be entitled to demand certain registration rights. Specifically, (i) holders of the private placement warrants and the underlying ordinary shares, will be entitled to demand certain registration rights commencing upon the consummation of a business combination; and (ii) the existing shareholders’ ordinary shares and warrants will be entitled to certain demand registration rights six months after the consummation of a business combination. We are only required to use our best efforts to cause a registration statement relating to the resale of such securities to be declared effective and, once effective, only to use our best efforts to maintain the effectiveness of the registration statement. Certain persons and entities that receive any of the above described securities from our founders will, under certain circumstances, be entitled to the registration rights described herein. We will bear the expenses incurred in connection with the filing of any such registration statements.

Quotation

We anticipate that our units will be quoted on the OTC Bulletin Board under the symbol “  ” and expect that once the ordinary shares and warrants begin separate trading, our ordinary shares and warrants will be quoted on the OTC Bulletin Board under the symbols “  ” and “  ,” respectively.

TAXATION

The following summary of the material Cayman Islands and United States federal income tax consequences of an investment in ordinary shares is based upon laws and relevant interpretations thereof in effect as of the date of this prospectus, all of which are subject to change. This summary does not deal with all possible tax consequences relating to an investment in our ordinary shares, such as the tax consequences under state, local and other tax laws.

Cayman Islands Taxation

The Government of the Cayman Islands will not, under existing legislation, impose any income, corporate or capital gains tax, estate duty, inheritance tax, gift tax or withholding tax upon the company or its shareholders. The Cayman Islands are not party to any double taxation treaties.

No Cayman Islands stamp duty will be payable by you in respect of the issue or transfer of ordinary shares. However, an instrument transferring title to an ordinary share, if brought to or executed in the Cayman Islands, would be subject to Cayman Islands stamp duty.

We have applied for and can expect to receive an undertaking from the Governor-in-Cabinet of the Cayman Islands that, in accordance with section 6 of the Tax Concessions Law (1999 Revision) of the Cayman Islands, for a period of 20 years from the date of the undertaking, no law which is enacted in the Cayman Islands imposing any tax to be levied on profits, income, gains or appreciations shall apply to us or our operations and, in addition, that no tax to be levied on profits, income, gains or appreciations or which is in the nature of estate duty or inheritance tax shall be payable (i) on the shares, debentures or other obligations of the company or (ii) by way of the withholding in whole or in part of a payment of dividend or other distribution of income or capital by the company to its members or a payment of principal or interest or other sums due under a debenture or other obligation of the company.

United States Federal Income Taxation

The following is a summary of the United States federal income tax considerations relating to an investment in our ordinary shares and warrants by investors who acquire our ordinary shares and warrants pursuant to this offering. This summary is based upon existing United States federal income tax law, which is subject to change or differing interpretations, possibly with retroactive effect. This summary does not discuss all aspects of United States federal income taxation which may be important to particular investors in light of their individual circumstances, such as investors subject to special tax rules (e.g., financial institutions, insurance companies, broker-dealers, tax-exempt organizations, partnerships and their partners, and non-U.S. Holders), investors who own (directly, indirectly, or constructively) 10% or more of our voting stock, investors that will hold the units as part of a straddle, hedge, conversion, constructive sale, or other integrated transaction for United States federal income tax purposes, or investors that have a functional currency other than the United States dollar, all of whom may be subject to tax rules that differ significantly from those summarized below. In addition, this summary does not discuss any state, local, or non-United States tax considerations. This summary is written on the basis that investors will hold their ordinary shares and warrants that comprise the units as “capital assets” under the Internal Revenue Code of 1986, as amended (the “Code”), and that an investment in the units will be respected for United States federal income tax purposes as a current ownership interest in ordinary shares and warrants. Each prospective investor is urged to consult his tax advisor regarding the United States federal, state, local, and non-United States income and other tax consequences of an investment in our ordinary shares and warrants.

For purposes of this summary, “U.S. Holder” means a beneficial holder of our ordinary shares and warrants, that is, for United States federal income tax purposes: (i) an individual who is a citizen or resident of the United States, (ii) a corporation that is created or organized in or under the laws of the United States or any State therein, (iii) an estate the income of which is subject to United States federal income tax regardless of its source, and (iv) a trust that is subject to the primary supervision of a United States court over its administration and one or more United States persons control all substantial decisions, or a trust that has elected to be treated as a United States person under the Code. A “Non-U.S. Holder” is a beneficial holder (other than a partnership (or other entity classified as a partnership for United States federal income tax purposes)) of our ordinary shares and warrants that is not a U.S. Holder under the Code.

Unit Treatment and Initial Tax Basis

Each unit should be treated for United States federal income tax purposes as an “investment unit” comprised of one ordinary share and one warrant. The initial tax basis of our ordinary shares and warrants in the hands of a U.S. Holder should be determined by allocating the purchase price paid for each unit to the ordinary share and warrant that comprise the unit proportionate to their relative fair market values as determined on the date of purchase. Because there are no authorities that directly address instruments that are similar to the units, no assurance can be given the Internal Revenue Service or a court would agree with the characterization of the units described herein. Each prospective investor is urged to consult his tax advisor regarding the specific tax consequences of an investment in a unit and any alternative characterization of a unit. The following discussion is written on the basis that the characterization of the units will be respected for United States federal income tax purposes.

U.S. Holders

Overview: Passive Foreign Investment Company Considerations

As discussed below under the heading “ — Passive Foreign Investment Company Rules,” we believe that we will likely be classified as a “passive foreign investment company” (a “PFIC”) for United States federal income tax purposes. As a result of being classified as a PFIC, U.S. Holders of our ordinary shares and warrants may be subject to increased United States federal income tax liability and may be subject to additional reporting requirements. Although, as further discussed below, a U.S. Holder may be able to mitigate this potential increased United States federal income tax liability by making a QEF Election in respect of dividends received or gain recognized on a disposition of our ordinary shares, the QEF Election will not shield a U.S. Holder from the imposition of such tax and interest charge on gain realized on an investment in our warrants. Accordingly, each prospective investor is urged to consult his tax advisor regarding the application of the PFIC rules to an investment in our ordinary shares and warrants.

Tax Reporting

U.S. Holders may be required to file an Internal Revenue Service Form 926 (Return by a U.S. Transferor of Property to a Foreign Corporation) to report a transfer of cash or other property to us. Substantial penalties may be imposed on a U.S. Holder that fails to comply with this reporting requirement. Each prospective investor is urged to consult his tax advisor regarding this reporting obligation.

Distributions

Subject to the PFIC rules discussed below, any cash distributions paid on our ordinary shares out of our earnings and profits, as determined under United States federal income tax principles, will be includible in the gross income of a U.S. Holder as ordinary dividend income and should constitute foreign source income for United States foreign tax credit purposes. Because we do not intend to determine our earnings and profits on the basis of United States federal income tax principles, any distribution paid by us will generally be treated as a “dividend” for United States federal income tax purposes. A non-corporate recipient of dividend income generally will be subject to tax on dividend income from a “qualified foreign corporation” at a maximum United States federal tax rate of 15% rather than the marginal tax rates generally applicable to ordinary income provided that certain holding period requirements are met. It is unclear, however, whether a U.S. Holder’s holding period for our ordinary shares would be suspended for the period that such holder has a right to require us to redeem our ordinary shares. A non-United States corporation (other than a corporation that is classified as a PFIC for the taxable year in which the dividend is paid or the preceding taxable year) generally will be considered to be a qualified foreign corporation (i) if it is eligible for the benefits of a comprehensive tax treaty with the United States which the Secretary of the Treasury of the United States has determined is satisfactory for purposes of this provision and which includes an exchange of information program or (ii) with respect to any dividend it pays on stock which is readily tradable on an established securities market in the United States. There currently is no tax treaty in effect between the United States and the Cayman Islands. Our ordinary shares are considered to be readily tradable on an established securities market in the United States only if they are listed on certain exchanges, which do not presently include the OTC Bulletin Board (the only exchange on which our ordinary shares are currently expected to be traded). Accordingly, any dividends paid on ordinary shares are not currently expected to qualify for the lower rate. Dividends received on ordinary shares will not be eligible for the dividends received deduction allowed to corporations.

Sale or Exchange of Ordinary Shares or Warrants

A U.S. Holder generally will recognize capital gain or loss for United States federal income tax purposes upon a sale, exchange, or other disposition of our ordinary shares or warrants (which, in general, would include a redemption of our ordinary shares) in an amount equal to the difference between the amount realized from such disposition and the holder’s adjusted tax basis in the ordinary shares or warrants. Such gain or loss will generally be long-term if, on the date of such disposition, the ordinary shares or warrants have been held by the holder for more than one year and will generally be United States source gain or loss for United States foreign tax credit purposes. The deductibility of capital loss is subject to certain limitations.

Exercise or Lapse of Warrants

A U.S. Holder will not recognize gain or loss upon the exercise of a warrant and should have a tax basis in the ordinary shares received equal to the U.S. Holder’s tax basis in the warrant plus the exercise price paid upon exercise of the warrant. The holding period for the ordinary shares purchased pursuant to the exercise of a warrant will begin the day after exercise and will not include the period during which the U.S. Holder held the warrant. Adjustments made to the number of ordinary shares issuable upon exercise of our warrants and to the exercise price, or the omission to make such adjustments, may in certain circumstances result in constructive distributions to U.S Holders of our warrants that could be subject to tax as ordinary dividend income for United States federal income tax purposes as discussed above under “Distributions.” In the event that a warrant lapses unexercised, a U.S. Holder will recognize a long-term capital loss in an amount equal to his tax basis in the warrant. The deductibility of capital loss is subject to certain limitations.

Passive Foreign Investment Company Rules

A foreign corporation, such as us, will be classified as a PFIC, for United States federal income tax purposes, if 75% or more of its gross income consists of certain types of “passive” income or 50% or more of its assets are passive. For this purpose, passive income generally includes dividends, rents, royalties, and gains from the sale or other disposition of passive assets. The determination of whether we are, or will become, classified as a PFIC is a fact intensive determination that can only be made after the close of each taxable year. This determination is made annually based on the composition and amounts of income that we earn and the composition and valuation of our assets, all of which are subject to change.

Because we are a blank check company, with no current active business, we believe that we will likely be classified as a PFIC for the current taxable year. There is a start-up exception under the PFIC rules, whereby a corporation will not be a PFIC for the first taxable year that the corporation has gross income, if (1) no predecessor of the corporation was a PFIC, (2) the corporation satisfies the Internal Revenue Service that it will not be a PFIC for either of the first two taxable years following the start-up year, and (3) the corporation is not in fact a PFIC for either of those years. We will likely not qualify for the start-up exception. After the consummation of a business combination, we may still be classified as a PFIC depending on the timing of the acquisition and the amount of our passive income and assets and the passive income and assets of the acquired business. If we are or become classified as a PFIC for any taxable year during which a U.S. Holder holds our ordinary shares or warrants, and the U.S. Holder does not make a “qualified electing fund” election (a “QEF Election”) for the first taxable year of the U.S. Holder’s holding period for our ordinary shares or a “mark-to-market” election as described below, the U.S Holder would be subject to special rules with respect to (i) any gain recognized on the sale or other disposition of our ordinary shares or warrants, and (ii) any “excess distribution” made by us on our ordinary shares (generally, any distributions paid to a U.S Holder in respect of our ordinary shares during a single taxable year that are greater than 125% of the average annual distributions received by the U.S. Holder during the three preceding taxable years or, if shorter, the U.S Holder’s holding period for such ordinary shares).

Under the PFIC rules:

•	the gain or excess distribution would be allocated ratably over the U.S. Holder’s holding period for ordinary shares and warrants;
•	the amount allocated to the taxable year in which the gain or excess distribution was recognized, and any taxable year prior to the first taxable year that the U.S. Holder held ordinary shares in which we were classified as a PFIC (a “pre-PFIC year”), would be taxable as ordinary income; and

•	the amount allocated to each year, other than the current year and any pre-PFIC year, would be subject to tax at the highest tax rate in effect for that year, and an interest charge generally applicable to underpayments of tax would be imposed on the resulting tax for each such year for the period it had been deferred.

In addition, if we are a PFIC, a U.S. Holder who acquires our ordinary shares or warrants from a deceased U.S. Holder who dies before January 1, 2010, generally will be denied the step-up of United States federal income tax basis in such shares or warrants to their fair market value at the date of the deceased holder’s death.

In general, a U.S. Holder may avoid the PFIC tax consequences described above in respect of our ordinary shares acquired as part of a unit by making, on a timely basis, a QEF Election to include in income, on a current basis, his pro rata share of our net capital gain (as long-term capital gain) and other earnings and profits (as ordinary income), in each case whether or not distributed. In such case, a subsequent distribution of such earnings and profits that were previously included in income generally will not be taxable as a dividend. Under the QEF Election rules, the tax basis of a U.S. Holder’s ordinary shares will be increased by amounts that are included in income, and decreased by amounts distributed on his ordinary shares but not taxed as dividends. A U.S. Holder may make a separate election to defer the payment of taxes on undistributed income inclusions under the QEF Election rules, but if deferred, any such taxes will be subject to an interest charge.

In the case of the purchase of warrants, however, a U.S. Holder may not make a QEF Election or a mark-to-market election. As a result, if a U.S. Holder sells or otherwise disposes of a warrant (other than upon exercise of a warrant), any gain recognized generally will be subject to the penalizing tax and interest charge rules treating the gain as an excess distribution, as described above, if we were classified as a PFIC at any time during the period the U.S. Holder held the warrants. If a U.S. Holder that exercises such warrants properly makes a QEF Election with respect to the newly acquired ordinary shares (or has previously made a QEF Election with respect to our ordinary shares), the QEF Election will apply to the ordinary shares received upon exercise of the warrants, but the adverse tax consequences relating to PFIC shares will continue to apply with respect to such ordinary shares (which generally will be deemed to have a holding period for the purposes of the PFIC rules that includes the period the U.S. Holder held the warrants) unless the U.S. Holder makes a purging election under the PFIC rules. The purging election creates a deemed sale of such shares at their fair market value. The gain recognized by reason of the purging election will be subject to the penalizing tax and interest charge rules as described above. As a result of the purging election, the U.S. Holder will have a new tax basis and holding period in the ordinary shares acquired upon exercise of the warrants for purposes of the PFIC rules.

The QEF Election is made on a shareholder-by-shareholder basis and, once made, can be revoked only with the consent of the Internal Revenue Service. A U.S. Holder generally makes a QEF Election by attaching an appropriately completed Internal Revenue Service Form 8621 (Return by a Shareholder of a Passive Foreign Investment Company or Qualified Electing Fund), including the information provided in a PFIC annual information statement, to a timely filed United States federal income tax return for the taxable year to which the election relates. Retroactive QEF Elections generally may be made only by filing a protective statement with such return provided certain other conditions are met or with the consent of the Internal Revenue Service. If a U.S. Holder has elected the application of the QEF Election rules to our ordinary shares, and the penalizing tax and interest charge rules described above do not apply to such shares (because of a timely QEF Election for the first tax year of the U.S. Holder’s holding period for our ordinary shares or a purge of the PFIC taint pursuant to a purging election), any gain recognized on the appreciation of our ordinary shares generally will be subject to tax as capital gain and no penalizing tax or interest charge will be imposed.

In order to comply with the requirements of a QEF Election, a U.S. Holder must receive certain information from us. Upon a request from a U.S. Holder, we will endeavor to provide to the U.S. Holder no later than 90 days after the request such information as the Internal Revenue Service may require, including a PFIC annual information statement, in order to enable the U.S. Holder to make and maintain a QEF Election. However, there is no assurance that we will have timely knowledge of our status as a PFIC in the future or of the required information to be provided.

Although a determination as to our PFIC status will be made annually, an initial determination that we are a PFIC will generally apply for subsequent years to a U.S. Holder who has held ordinary shares while we were a PFIC, whether or not we meet the test for PFIC status in such subsequent years. A U.S. Holder who makes a QEF Election for our first taxable year in which the U.S. Holder holds our ordinary shares and for which we are determined to be a PFIC, however, will not be subject to the penalizing tax and interest charge rules described above in respect to such shares. In addition, such U.S. Holder will not be subject to the QEF inclusion regime with respect to such shares for the tax years in which we are not a PFIC. On the other hand, if the QEF Election is not effective for each of taxable years in which we are a PFIC and the U.S. Holder holds our ordinary shares, the PFIC rules discussed above will continue to apply to such shares unless the holder makes a purging election and pays the tax and interest charge with respect to the gain inherent in such shares attributable to the pre-QEF Election period.

As an alternative to the foregoing rules, a U.S. Holder of “marketable stock” in a PFIC may make a mark-to-market election. If the U.S. Holder makes a mark-to-market election for the first taxable year in which he holds ordinary shares in a PFIC, the holder generally will not be subject to the PFIC rules in respect of his ordinary shares. Instead, the U.S. Holder generally will include in ordinary income each year the excess, if any, of the fair market value of his ordinary shares at the end of his taxable year over his adjusted basis in the shares. Under applicable Treasury regulations, the mark-to-market election can only be made with respect to shares that are “regularly traded” on a “qualified exchange.” A “qualified exchange” includes a national securities exchange that is registered with the Securities and Exchange Commission or on NASDAQ, or on a foreign securities exchange that is regulated and supervised by a governmental authority of the country in which the market is located and in respect of which certain other requirements are met. Because we expect that our ordinary shares will only be listed and traded on the OTC Bulletin Board, our ordinary shares may not currently qualify as “marketable stock” for purposes of the mark-to-market election. Currently, a mark-to-market election may not be made with respect to warrants. U.S. Holders are urged to consult their tax advisors regarding the availability and tax consequences of a mark-to-market election in respect of our ordinary shares.

If we are classified as a PFIC and, at any time, we have a non-U.S. subsidiary that is classified as a PFIC, U.S. Holders generally would be deemed to own a portion of the shares of such lower-tier PFIC, and generally could incur liability for the penalizing tax and interest charge described above if we receive a distribution from, or dispose of all or part of our interest in, the lower-tier PFIC. Upon request, we will endeavor to cause any lower-tier PFIC to provide to a U.S. Holder no later than 90 days after the request the information that may be required to make or maintain a QEF Election with respect to the lower-tier PFIC. U.S. Holders are urged to consult their tax advisors regarding the tax issues raised by lower-tier PFICs.

If a U.S. Holder owns shares during any year in a PFIC, such holder may have to file an Internal Revenue Service Form 8621 (whether or not a QEF or mark-to-market election is made). The rules dealing with PFICs and with the QEF and mark-to-market elections are complex. Accordingly, each U.S. Holder of our ordinary shares and warrants is urged to consult his tax advisor concerning the application of the PFIC rules to his investment in our ordinary shares and warrants.

Non-U.S. Holders

Dividends paid to a Non-U.S. Holder in respect of its ordinary shares generally will not be subject to United States federal income tax, unless the dividends are effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, are attributable to a permanent establishment or fixed base that such holder maintains in the United States).

In addition, a Non-U.S. Holder generally will not be subject to United States federal income tax on any gain attributable to a sale or other disposition of our ordinary shares or warrants unless such gain is effectively connected with its conduct of a trade or business in the United States (and, if required by an applicable income tax treaty, is attributable to a permanent establishment or fixed base that such holder maintains in the United States) or the Non-U.S. Holder is an individual who is present in the United States for 183 days or more in the taxable year of sale or other disposition and certain other conditions are met (in which case, such gain from United States sources generally is subject to tax at a 30% rate or a lower applicable tax treaty rate).

Dividends and gain that are effectively connected with the Non-U.S. Holder’s conduct of a trade or business in the United States (and, if required by an applicable income tax treaty, are attributable to a permanent establishment or fixed base in the United States) generally will be subject to tax in the same manner as for a U.S. Holder and, in the case of a Non-U.S. Holder that is a corporation for United States federal income tax purposes, may also be subject to an additional branch profits tax at a 30% rate or a lower applicable tax treaty rate.

Backup Withholding and Information Reporting

In general, information reporting for United States federal income tax purposes will apply to distributions made on our ordinary shares within the United States to a non-corporate U.S. Holder and to the proceeds from sales and other dispositions of our ordinary shares or warrants to or through a United States office of a broker by a non-corporate U.S. Holder. Payments made (and sales and other dispositions effected at an office) outside the United States will be subject to information reporting in limited circumstances.

In addition, backup withholding of United States federal income tax, currently at a rate of 28%, generally will apply to dividends paid on our ordinary shares to a non-corporate U.S. Holder and the proceeds from sales and other dispositions of shares or warrants by a non-corporate U.S. Holder, in each case who:

•	fails to provide an accurate taxpayer identification number;
•	is notified by the Internal Revenue Service that backup withholding is required; or
•	in certain circumstances, fails to comply with applicable certification requirements.

A Non-U.S. Holder generally may eliminate the requirement for information reporting and backup withholding by providing certification of its foreign status, under penalties of perjury, on a duly executed applicable Internal Revenue Service Form W-8 or by otherwise establishing an exemption.

Backup withholding is not an additional tax. Rather, the amount of any backup withholding will be allowed as a credit against a U.S. Holder’s or a Non-U.S. Holder’s United States federal income tax liability and may entitle such holder to a refund, provided that certain required information is timely furnished to the Internal Revenue Service.

UNDERWRITING

Chardan Capital Markets, LLC and Maxim Group LLC are acting as underwriters of this offering. Subject to the terms and conditions stated in the underwriting agreement, the underwriters named below have agreed to purchase and we have agreed to sell to those underwriters, the number of units set forth opposite the underwriters’ names.

Underwriter	Number of Units
Chardan Capital Markets, LLC
Maxim Group LLC
Total	3,750,000

A copy of the underwriting agreement has been filed as an exhibit to the registration statement of which this prospectus forms a part.

Prohibited Sales of Securities Under Cayman Islands Law

As an exempted company not listed on the Cayman Islands Stock Exchange, we are prohibited under the Companies Law from making any invitation to the public in the Cayman Islands to subscribe for any of our securities.

State Blue Sky Information

We will offer and sell the units to retail customers only in Colorado, Delaware, the District of Columbia, Florida, Hawaii, Illinois, Indiana, New York and Rhode Island. In New York, we have relied on an exemption from the dealer registration requirement for transactions between an issuer and an underwriter involving a firm-commitment underwritten offering. In Hawaii, we have relied on an exemption from the state registration requirement for a security for which a registration statement has been filed under the Securities Act of 1933, although no sales in the state may be made until the registration statement has become effective. In the other states, we have applied to have the units registered for sale and will not sell the units in these states until such registration is effective (including in Colorado, pursuant to 11-51-302(6) of the Colorado Revised Statutes).

If you are not an institutional investor, you may purchase our securities in this offering only in the jurisdictions described directly above. Institutional investors in every state except in Idaho and Oregon may purchase the units in this offering pursuant to exemptions provided to such entities under the Blue Sky laws of various states. The definition of an “institutional investor” varies from state to state but generally includes financial institutions, broker-dealers, banks, insurance companies and other qualified entities.

Under the National Securities Markets Improvement Act of 1996, the states and territories of the United States are preempted from regulating the resale by shareholders of the units, from and after the date of this prospectus, and the ordinary shares and warrants comprising the units, once they become separately transferable, because we will file periodic and annual reports under the Securities Exchange Act of 1934. However, states are permitted to require notice filings and collect fees with regard to these transactions and a state may suspend the offer and sale of securities within such state if any such required filing is not made or fee is not paid. As of the date of this prospectus, the following states do not presently require any notice filings or fee payments and permit the resale by shareholders of the units, and the ordinary shares and warrants comprising the units, once they become separately transferable:

•	Alabama, Alaska, Arizona, Arkansas, California, Colorado, Connecticut, Delaware, Florida, Georgia, Hawaii, Indiana, Idaho, Iowa, Kansas, Kentucky, Louisiana, Maine, Massachusetts, Minnesota, Mississippi, Missouri, Nebraska, Nevada, New Mexico, New Jersey, New York, North Carolina, Oklahoma, Pennsylvania, Rhode Island, South Dakota, Tennessee, Texas, Utah, Virginia, Washington, West Virginia, Wisconsin and Wyoming.

Additionally, the following states permit the resale of the units, and the ordinary shares and warrants comprising the units, once they become separately transferable, if the proper notice filings have been made and fees paid:

•	The District of Columbia, Illinois, Maryland, Michigan, Montana, New Hampshire, North Dakota, Ohio, Oregon, Puerto Rico, South Carolina, and Vermont.

As of the date of this prospectus, we have not determined in which, if any, of these states we will submit the required filings or pay the required fee. Additionally, if any of these states that has not yet adopted a statute, rule or regulation relating to the National Securities Markets Improvement Act adopts such a statute, rule or regulation in the future requiring a filing or fee or if any state amends its existing statutes, rules or regulations with respect to its requirements, we would need to comply with those new requirements in order for the securities to continue to be eligible for resale in those jurisdictions.

Under the National Securities Markets Improvement Act, the states retain the jurisdiction to investigate and bring enforcement actions with respect to fraud or deceit, or unlawful conduct by a broker or dealer, in connection with the sale of securities. Although we are not aware of a state having used these powers to prohibit or restrict resales of securities issued by blank check companies generally, certain state securities commissioners view blank check companies unfavorably and might use these powers, or threaten to use these powers, to hinder the resale of securities of blank check companies in their states.

Aside from the exemption from registration provided by the National Securities Markets Improvement Act, we believe that the units, from and after the effective date, and the ordinary shares and warrants comprising the units, once they become separately transferable, may be eligible for sale on a secondary market basis in various states based on the availability of another applicable exemption from state registration requirements, in certain instances subject to waiting periods, notice filings or fee payments.

Pricing of Securities

The underwriters propose to offer some of the units directly to the public at the public offering price set forth on the cover page of this prospectus and some of the units to dealers at the public offering price less a concession not to exceed $     per unit. The underwriters may allow, and dealers may reallow, a concession not to exceed $     per unit on sales to other dealers. After the underwriters purchase the units from us, if all of the units are not sold at the initial offering price, the underwriters may change the public offering price and the other selling terms. Chardan Capital Markets, LLC and Maxim Group LLC have advised us that they do not intend sales to discretionary accounts to exceed five percent of the total number of units offered by them.

Prior to this offering there has been no public market for any of our securities. The public offering price of the units and the terms of the warrants were negotiated between us and the representative. Factors considered in determining the prices and terms of the units, including the ordinary shares and warrants underlying the units, include:

•	the history and prospects of companies whose principal business is the acquisition of other companies;
•	prior offerings of those companies;
•	our prospects for acquiring an operating business at attractive values;
•	our capital structure;
•	an assessment of our management and their experience in identifying operating companies;
•	general conditions of the securities markets at the time of the offering; and
•	other factors as were deemed relevant.

However, although these factors were considered, the determination of our offering price is more arbitrary than the pricing of securities for an operating company in a particular industry since the underwriters are unable to compare our financial results and prospects with those of public companies operating in the same industry.

Over-allotment Option

We have granted to the underwriters an option, exercisable for 45 days from the date of this prospectus, to purchase up to 562,500 additional units at the public offering price less the underwriting discount. The underwriters may exercise this option solely for the purpose of covering over-allotments, if any, in connection with this offering.

Lockups

We have agreed that, for a period of 180 days from the date of this prospectus, we will not, without the prior written consent of Chardan Capital Markets, LLC, offer, sell, contract to sell, transfer, pledge, dispose of or hedge, directly or indirectly, any of our units, warrants, shares or other securities convertible into or exchangeable for our ordinary shares. Chardan Capital Markets, LLC in its sole discretion may release any of the securities subject to this lock-up agreement at any time without notice.

In addition, our existing shareholders and the holders of our private placement warrants have agreed, subject to certain exceptions, not to sell or otherwise transfer any of the existing shareholders’ ordinary shares and warrants until the earlier of 2½ years from the consummation of this offering or six months from the date we complete a business combination and the holders of our private placement warrants have agreed, subject to certain exceptions, not to sell or otherwise transfer such securities until after we consummate a business combination.

Foreign Regulatory Restrictions on Purchase of Securities

In relation to each member state of the European Economic Area that has implemented the Prospectus Directive (each, a relevant member state), with effect from and including the date on which the Prospectus Directive is implemented in that relevant member state (the relevant implementation date), an offer of our units described in this prospectus may not be made to the public in that relevant member state prior to the publication of a prospectus in relation to the units that has been approved by the competent authority in that relevant member state or, where appropriate, approved in another relevant member state and notified to the competent authority in that relevant member state, all in accordance with the Prospectus Directive, except that, with effect from and including the relevant implementation date, an offer of securities may be offered to the public in that relevant member state at any time:

•	to any legal entity that is authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities or
•	to any legal entity that has two or more of (1) an average of at least 250 employees during the last financial year; (2) a total balance sheet of more than $43,000,000 and (3) an annual net turnover of more than $50,000,000, as shown in its last annual or consolidated accounts or
•	in any other circumstances that do not require the publication of a prospectus pursuant to Article 3 of the Prospectus Directive.

Each purchaser of units described in this prospectus located within a relevant member state will be deemed to have represented, acknowledged and agreed that it is a “qualified investor” within the meaning of Article 2(1)(e) of the Prospectus Directive.

For purposes of this provision, the expression an “offer to the public” in any relevant member state means the communication in any form and by any means of sufficient information on the terms of the offer and the securities to be offered so as to enable an investor to decide to purchase or subscribe the securities, as the expression may be varied in that member state by any measure implementing the Prospectus Directive in that member state, and the expression “Prospectus Directive” means Directive 2003/71/EC and includes any relevant implementing measure in each relevant member state.

We have not authorized and do not authorize the making of any offer of units through any financial intermediary on our behalf, other than offers made by the underwriters with a view to the final placement of the units as contemplated in this prospectus. Accordingly, no purchaser of the units, other than the underwriters, is authorized to make any further offer of the units on behalf of the underwriters or us.

This prospectus is only being distributed to, and is only directed at, persons in the United Kingdom that are qualified investors within the meaning of Article 2(1)(e) of the Prospectus Directive (“Qualified Investors”) that are also (i) investment professionals falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (the “Order”) or (ii) high net worth entities, and other persons to whom it may lawfully be communicated, falling within Article 49(2)(a) to (d) of the Order (all such persons together being referred to as “relevant persons”). This prospectus and its contents are confidential and should not be distributed, published or reproduced (in whole or in part) or disclosed by recipients to any other persons in the United Kingdom. Any person in the United Kingdom that is not a relevant persons should not act or rely on this document or any of its contents.

Neither this prospectus nor any other offering material relating to the units described in this prospectus has been submitted to the clearance procedures of the Autorité des Marchés Financiers or by the competent authority of another member state of the European Economic Area and notified to the Autorité des Marchés Financiers. The units have not been offered or sold and will not be offered or sold, directly or indirectly, to the public in France. Neither this prospectus nor any other offering material relating to the units has been or will be

•	released, issued, distributed or caused to be released, issued or distributed to the public in France or
•	used in connection with any offer for subscription or sale of the units to the public in France.

Such offers, sales and distributions will be made in France only

•	to qualified investors (investisseurs qualifis) and/or to a restricted circle of investors (cerclerestreint d’investisseurs), in each case investing for their own account, all as defined in, and in accordance with, Article L.411-2, D.411-1, D.411-2, D.734-1, D.744-1, D.754-1 and D.764-1 of the French Code monétaire et financier or
•	to investment services providers authorized to engage in portfolio management on behalf of third parties or
•	in a transaction that, in accordance with article L.411-2-II-1°-or-2°-or 3° of the French Code monétaire et financier and article 211-2 of the General Regulations (Réglement Général) of the Autorité des Marchés Financiers, does not constitute a public offer (appel public à l’épargne).

The units may be resold directly or indirectly, only in compliance with Articles L.411-1, L.411-2, L.412-1 and L.621-8 through L.621-8-3 of the French Code montaire et financier.

Commissions and Discounts

The following table shows the public offering price, underwriting discount to be paid by us to the underwriters and the proceeds, before expenses, to us. This information assumes either no exercise or full exercise by the underwriters of their over-allotment option.

	Per Unit	Without Option	With Option
Public offering price	$8.00	$30,000,000	$34,500,000
Discount payable on closing(1)	$0.28	$1,050,000	$1,207,500
Discount payable upon consummation of a business combination(1)	$0.28	$1,050,000	$1,207,500
Proceeds before expenses	$7.44	$27,900,000	$32,085,000

(1)	The underwriters are entitled to receive a fee equal to 7% ($0.56 per unit) of each unit sold in the offering. However, the underwriters have agreed to defer a portion of their underwriting fees in an amount equal to 3.5% of the gross proceeds of this offering, or $0.28 per unit ($1,050,000 in total, or $1,207,500 if the over-allotment option is exercised), until the consummation of a business combination. Upon the consummation of a business combination, we will pay such deferred fees out of the proceeds of this offering held in trust (and then only with respect to those units as to which the component shares have not been redeemed). If we do not consummate a business combination and our trust account is liquidated as part of any plan of dissolution and distribution, then these fees shall not be paid to the underwriters but rather will be distributed among our public stockholders.

Stabilization

In connection with this offering, Chardan Capital Markets, LLC may purchase and sell units in the open market. These transactions may include short sales, covering transactions and stabilizing transactions. Short sales involve sales of units in excess of the number of units to be purchased by the underwriters in this offering, which creates a short position. “Covered” short sales are sales of units made in an amount up to the number of units represented by the underwriters’ over-allotment option. In determining the source of units to close out the covered short position, the underwriters will consider, among other things, the price of units available for purchase in the open market as compared to the price at which they may purchase units through the over-allotment option. Transactions to close out the covered short position involve either purchases of the units in the open market after the distribution has been completed or the exercise of the over-allotment option. The underwriters may also make “naked” short sales of units in excess of the over-allotment option. The underwriter must close out any naked short position by purchasing units in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the units in the open market after pricing that could adversely affect investors who purchase in this offering. Stabilizing transactions consist of bids for or purchases of units in the open market while this offering is in progress.

Any of these activities may have the effect of preventing or retarding a decline in the market price of the units. They may also cause the price of the units to be higher than the price that would otherwise exist in the open market in the absence of these transactions. The underwriters may conduct these transactions in the over-the-counter market, or otherwise. If the underwriters commence any of these transactions, they may discontinue them at any time.

Other Terms

The underwriters may, from time to time, engage in transactions with and perform services for us in the ordinary course of their business.

If we choose to engage the underwriters to identify and locate a target business in connection with our initial business combination, we will comply with FINRA requirements with regard to such engagement.

A prospectus in electronic format may be made available by the underwriters on a website maintained by it. The underwriters may agree to allocate a number of units for sale to their online brokerage account holders. In addition, units may be sold by the underwriters to securities dealers who resell units to online brokerage account holders. Chardan Capital Markets, LLC has agreed to purchase, in a private placement that will occur immediately prior to the date of this prospectus, 222,222 private placement warrants at a purchase price of $0.90 per private placement warrant in order to increase the amount to be held in the trust account and to better align its interests with those of the company’s public securities holders. In the absence of an active trading market for our securities, the $0.90 purchase price for the private placement warrants was determined jointly by the underwriters and us, after reviewing and discussing comparable transactions. No other financial or quantitative analyses were used in determining the purchase price. The private placement warrants will be identical to the warrants offered in this offering, except as described in this prospectus. The purchase price of these private placement warrants will be added to the proceeds from this offering to be held in the trust account pending the completion of our initial business combination. The purchase of private placement warrants by Chardan Capital Markets, LLC will result in an aggregate of $200,000 in net proceeds to us and will be deposited in the trust account.

The private placement warrants and the ordinary shares underlying the private placement warrants that Chardan Capital Markets, LLC is purchasing, have been deemed to be underwriting compensation by the FINRA and are therefore subject to a 180-day lock-up pursuant to Rule 2710(g)(1) of the FINRA Conduct Rules, which is separate from any other applicable lock up provisions applicable to holders of the private placement warrants. Chardan Capital Markets, LLC will not sell, transfer, assign, pledge, or hypothecate the private placement warrants or the securities underlying the private placement warrants, nor will they engage in any hedging, short sale, derivative, put, or call transaction that would result in the effective economic disposition of the private placement warrants or the underlying securities for a period of 180 days from the effective date of this prospectus.

Additionally, the private placement warrants purchased by Chardan Capital Markets, LLC may not be sold, transferred, assigned, pledged or hypothecated during such 180 day period following the date of this prospectus except to any underwriter and selected dealer participating in the offering and their bona fide officers or partners.

Indemnification

We have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act or to contribute to payments the underwriters may be required to make because of any of those liabilities.

Option to Purchase Additional Units

We have agreed to sell to the underwriters, for $100, an option to purchase up to a total of 225,000 units. The units issuable upon exercise of this option are identical to those offered by this prospectus. This option is exercisable at $10.00 per unit, and may be exercised on a cashless basis, commencing on the later of the consummation of a business combination and one year from the date of this prospectus and expiring five years from the date of this prospectus. The option and the 225,000 units, the 225,000 ordinary shares and the 225,000 warrants underlying such units, and the 225,000 ordinary shares underlying such warrants, have been deemed compensation by the NASD and are therefore subject to a 180-day lock-up pursuant to Rule 2710(g)(1) of the NASD Conduct Rules. Additionally, the option may not be sold, transferred, assigned, pledged or hypothecated for a one-year period (including the foregoing 180-day period) following the date of this prospectus except to any underwriters and selected dealer participating in the offering and their bona fide officers or partners. Although the purchase option and its underlying securities have been registered under the registration statement of which this prospectus forms a part, the option grants to holders demand and “piggy back” rights for periods of five and seven years, respectively, from the date of this prospectus with respect to the registration under the Securities Act of the securities directly and indirectly issuable upon exercise of the option. We will bear all fees and expenses attendant to registering the securities, other than underwriting commissions which will be paid for by the holders themselves. We will have no obligation to net cash settle the exercise of the purchase option or the warrants underlying the purchase option. The holder of the purchase option will not be entitled to exercise the purchase option or the warrants underlying the purchase option unless a registration statement covering the securities underlying the purchase option is effective or an exemption from registration is available. If the holder is unable to exercise the purchase option or underlying warrants, the purchase option or warrants, as applicable, will expire worthless.

The exercise price and number of units issuable upon exercise of the option may be adjusted in certain circumstances including in the event of a stock dividend, or our recapitalization, reorganization, merger or consolidation. However, the option will not be adjusted for issuances of ordinary shares at a price below its exercise price.

LEGAL MATTERS

Certain matters as to United States federal and New York law will be passed upon for us by Skadden, Arps, Slate, Meagher & Flom LLP, New York, New York. In connection with this offering, Loeb & Loeb, New York, New York is acting as counsel to the underwriters. The validity of the securities we are offering and certain legal matters as to Cayman Islands law will be passed upon us by Conyers Dill & Pearman.

EXPERTS

The financial statements as of January 8, 2008 and for the period then ended included in this prospectus and in the registration statement have been so included in reliance on a report of BDO Seidman, LLP, an independent registered public accounting firm, (the report on the financial statements contains an explanatory paragraph regarding the company’s ability to continue as a going concern) appearing elsewhere herein and in the registration statement given on the authority of said firm, as experts in auditing and accounting.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed with the SEC a registration statement on Form F-1 under the Securities Act with respect to the securities we are offering by this prospectus. This prospectus does not contain all of the information included in the registration statement. For further information about us and our securities, you should refer to the registration statement and the exhibits and schedules filed with the registration statement. Whenever we make reference in this prospectus to any of our contracts, agreements or other documents, the references are materially complete but may not include a description of all aspects of such contracts, agreements or other documents, and you should refer to the exhibits attached to the registration statement for copies of the actual contract, agreement or other document.

Upon consummation of this offering, we will be subject to the information requirements of the Exchange Act as applicable to foreign private issuers, and will file annual reports on Form 20-F and will furnish to the SEC our semi-annual reports and other material information under current reports on Form 6-K, including all notices of shareholders’ meetings and other reports and communications that are generally available to our shareholders. As a foreign private issuer, our executive officers, directors and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act. You can read our SEC filings, including the registration statement, over the Internet at the SEC’s website at www.sec.gov. You may also read and copy any document we file with the SEC at its public reference facility at 100 F Street, N.E., Washington, D.C. 20549.

You may also obtain copies of the documents at prescribed rates by writing to the Public Reference Section of the SEC at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference facilities.

CHINA FUNDAMENTAL ACQUISITION CORPORATION
(A Corporation in the Development Stage)

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Shareholders
China Fundamental Acquisition Corporation
Central, Hong Kong

We have audited the accompanying balance sheet of China Fundamental Acquisition Corporation (a corporation in the development stage) as of January 8, 2008, and the related statements of operations, shareholders’ equity and cash flows for the period from December 12, 2007 (inception) to January 8, 2008. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of China Fundamental Acquisition Corporation as of January 8, 2008, and the results of its operations and its cash flows for the period from December 12, 2007 (inception) to January 8, 2008 in conformity with United States generally accepted accounting principles.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company’s business plan is dependent upon obtaining adequate financial resources through a proposed public offering. As discussed in Note 2, this condition raises substantial doubt about the Company’s ability to continue as a going concern. Management’s plans regarding this matter are described in Notes 1 and 3. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ BDO Seidman, LLP

New York, NY
January 10, 2008, except as to Notes 3 and 8 which are as of April 14, 2008

CHINA FUNDAMENTAL ACQUISITION CORPORATION
(A Corporation in the Development Stage)

BALANCE SHEET
As of January 8, 2008

ASSETS
Current assets:
Cash and cash equivalents	$35,003
Total current assets	35,003
Deferred offering costs (Note 4)	107,500
Total assets	$142,503
LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accrued offering costs	92,500
Notes payable to shareholders (Note 5)	30,000
Total current liabilities	122,500
Commitments (Note 6)
Shareholders’ equity: (Note 7)
Ordinary shares, $.001 par value per share, authorized 50,000,000 shares, issued and outstanding 1,257,813 shares	1,258
Additional paid in capital	23,742
Deficit accumulated during the development stage	(4,997)
Total shareholders’ equity	20,003
Total liabilities and shareholders’ equity	$142,503

See Notes to Financial Statements.

CHINA FUNDAMENTAL ACQUISITION CORPORATION
(A Corporation in the Development Stage)

STATEMENT OF OPERATIONS
For the Period from December 12, 2007 (Inception) to January 8, 2008

Formation and operating costs	$4,997
Net loss	$(4,997)
Weighted average number of shares outstanding – basic and diluted	1,257,813
Net loss per share – basic and diluted	$(0.00)

See Notes to Financial Statements.

CHINA FUNDAMENTAL ACQUISITION CORPORATION
(A Corporation in the Development Stage)

STATEMENT OF SHAREHOLDERS’ EQUITY
For the Period from December 12, 2007 (Inception) to January 8, 2008

	Ordinary Shares		Additional Paid-in Capital	Deficit Accumulated During the Development Stage	Total Shareholders’ Equity
	Shares	Amount
Issuance of ordinary shares and warrants to founding shareholders	1,257,813	$1,258	$23,742	$—	$25,000
Net loss for the period	—	—	—	(4,997)	(4,997)
Balance at January 8, 2008	1,257,813	$1,258	$23,742	$(4,997)	$20,003

See Notes to Financial Statements.

CHINA FUNDAMENTAL ACQUISITION CORPORATION
(A Corporation in the Development Stage)

STATEMENT OF CASH FLOWS
For the Period from December 12, 2007 (Inception) to January 8, 2008

Cash flows from operating activities
Net loss	$(4,997)
Net cash used in operating activities	(4,997)
Cash flows from financing activities
Proceeds from issuance of ordinary shares and warrants to founding shareholders	25,000
Proceeds from notes payable to shareholders	30,000
Payments of offering costs	(15,000)
Net cash provided by financing activities	40,000
Net increase in cash and cash equivalents	35,003
Cash and cash equivalents at beginning of period	—
Cash and cash equivalents at end of period	$35,003
Supplementary disclosure of non-cash financing activities:
Accrued offering costs	$92,500

See Notes to Financial Statements.

CHINA FUNDAMENTAL ACQUISITION CORPORATION
(A Corporation in the Development Stage)

NOTES TO FINANCIAL STATEMENTS

Note 1 — Organization and Business Operations

China Fundamental Acquisition Corporation (the “Company”) was incorporated in Cayman Islands on December 12, 2007 for the purpose of effecting a merger, stock exchange, asset acquisition, reorganization or other similar business combination or contractual arrangements with one or more operating businesses. The Company intends to focus on potential acquisition targets having their primary operations in the People’s Republic of China (“China”) (a “Target Business”).

At January 8, 2008, the Company had not yet commenced any operations. All activity through January 8, 2008 relates to the Company’s formation and the proposed public offering described below. The Company has selected December 31 as its fiscal year end.

The Company’s ability to commence operations is contingent upon obtaining adequate financial resources through a proposed public offering of up to 3,750,000 units (“Units”) which is discussed in Note 3 (“Proposed Offering”). The Company’s management has broad discretion with respect to the specific application of the net proceeds of the Proposed Offering, although substantially all of the net proceeds of the Proposed Offering are intended to be generally applied toward consummating a business combination with one or more operating businesses (“Business Combination”). Furthermore, there is no assurance that the Company will be able to successfully effect a Business Combination. Upon the closing of the Proposed Offering, management has agreed that at least $8.00 per Unit sold in the Proposed Offering will be held in a trust account (“Trust Account”) and invested in U.S. “government securities,” as defined under the Investment Company Act of 1940, or one or more money market funds, selected by us, which invest principally in either short-term securities issued or guaranteed by the United States having a rating in the highest investment category granted thereby by a recognized credit rating agency at the time of acquisition or short-term tax exempt municipal bonds issued by governmental entities located within the United States until the earlier of (i) the consummation of its initial Business Combination or (ii) liquidation of the Company.

The placing of funds in the Trust Account may not protect those funds from third party claims against the Company. Although the Company will seek to have all vendors and service providers (which would include any third parties engaged to assist in any way in connection with a search for a target business) and prospective target businesses execute agreements with the Company waiving any right, title, interest or claim of any kind in or to any monies held in the Trust Account, there is no guarantee that they will execute such agreements, nor is there any guarantee that, even if such entities execute such agreements, they will not seek recourse against the Trust Account or that a court would not conclude that such agreements are not legally enforceable. The Company’s Chairman of the Board and Chief Executive Officer has agreed to be liable under certain circumstances to ensure that the proceeds in the Trust Account are not reduced by the claims of target businesses or claims of vendors or other entities that are owed money by the Company for services rendered or contracted for or products sold to the Company. However, there can be no assurance that he will be able to satisfy those obligations. Furthermore, he will not have any personal liability as to any claimed amounts owed to a third party who executed a waiver (including a prospective target business). Additionally, in the case of a prospective target business that did not execute a waiver, such liability will only be in an amount necessary to ensure that public shareholders receive no less than approximately $8.00 per share upon liquidation. The remaining net proceeds (not held in the Trust Account) may be used to pay for business, legal and accounting due diligence on prospective acquisitions and continuing general and administrative expenses. Additionally, up to an aggregate of $850,000 of interest earned on the Trust Account balance may be released to the Company to fund working capital requirements and additional amounts may be released to the Company as necessary to satisfy tax obligations.

The Company, after signing a definitive agreement for the acquisition of a target business, is required to submit such transaction for shareholder approval. In the event that shareholders owning 35.0% or more of the shares sold in the Proposed Offering vote against the Business Combination and exercise their redemption rights described below, the Business Combination will not be consummated. The Company’s shareholders prior to the Proposed Offering (“Existing Shareholders”), have agreed to vote their ordinary shares for the

CHINA FUNDAMENTAL ACQUISITION CORPORATION
(A Corporation in the Development Stage)

NOTES TO FINANCIAL STATEMENTS

Note 1 — Organization and Business Operations  – (continued)

extended period and business combination it the same manner as a majority of all other shareholders of the Company (“Public Shareholders”). After consummation of a Business Combination, these voting safeguards will no longer be applicable.

With respect to a Business Combination which is approved and consummated, any Public Shareholder who voted against the Business Combination may demand that the Company redeem his, her or its shares. The per share redemption price will equal the amount in the Trust Account, calculated as of two business days prior to the consummation of the proposed Business Combination, divided by the number of shares of ordinary shares held by Public Shareholders at the consummation of the Proposed Offering. Accordingly, Public Shareholders holding less than 35.0% of the aggregate number of shares sold in the Proposed Offering may seek redemption of their shares in the event of a Business Combination. Such Public Shareholders are entitled to receive their per share interest in the Trust Account computed without regard to the shares held by Existing Shareholders.

The Company’s Amended and Restated Memorandum and Articles of Association provide that the Company will continue in existence only until 24 months or 36 months (if possible extension is approved) from the completion of the Proposed Offering. If the Company has not completed a Business Combination by such date, its corporate existence will cease and it will be dissolved and liquidated for the purposes of winding up its affairs. In the event of liquidation, it is likely that the per share value of the residual assets remaining available for distribution (including Trust Account assets) will be less than the initial public offering price per share in the Proposed Offering (assuming no value is attributed to the Warrants contained in the Units to be offered in the Proposed Offering discussed in Note 3). In connection with any proposed Business Combination submitted for shareholder approval, the Company will also submit to shareholders a proposal to amend its Certificate of Incorporation to provide for the Company’s perpetual existence, thereby removing this limitation on the Company’s corporate life.

Note 2 — Summary of Significant Accounting Policies and Going Concern Consideration

Basis of Presentation

The accompanying financial statements are presented in U.S. dollars, the Company’s functional currency, and have been prepared in accordance with accounting principles generally accepted in the United States of America (“US GAAP”) and pursuant to the rules and regulations of the Securities and Exchange Commission (the “SEC”).

Cash and Cash Equivalents

The Company considers all highly liquid investments having original maturities of three months or less to be cash and cash equivalents.

Concentration of Credit Risk

The Company maintains cash in a bank deposit account which, at times, may exceed federally insured (FDIC) limits. The Company has not experienced any losses on this account.

Income Taxes

The Company follows the asset and liability method of accounting for income taxes. Deferred tax assets and liabilities, if any, are recognized for the estimated future tax consequences attributable to differences between the financial statements carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that included the enactment date.

No income tax benefit has been made as Cayman Islands exempted-companies are currently not subject to income taxes within Cayman Islands.

CHINA FUNDAMENTAL ACQUISITION CORPORATION
(A Corporation in the Development Stage)

NOTES TO FINANCIAL STATEMENTS

Note 2 — Summary of Significant Accounting Policies and Going Concern Consideration  – (continued)

For United States federal income tax purposes, the Company intends on making an election to be classified as a partnership in January 2008. The Company plans to make quarterly distributions of interest income earned on the Trust Account to its Public Shareholders on a pro rata basis. The Company anticipates that substantially all of the funds in the Trust Account will be invested in tax exempt money market accounts that will generate income which generally should be exempt from United States federal income tax.

Loss Per Share

Basic earnings (loss) per share excludes dilution and is computed by dividing income (loss) available to ordinary shareholders by the weighted average ordinary shares outstanding for the period. Diluted earnings per share reflects the potential dilution that could occur if securities or other contracts to issue ordinary share were exercised or converted into ordinary share or resulted in the issuance of ordinary share that then shared in the earnings of the entity. At January 8, 2008, there were warrants to purchase 1,257,813 ordinary shares at an exercise price of $5.00 per share outstanding. These warrants were included as part of the ordinary shares and warrants sold to the Existing Shareholders and are anti-dilutive and not included for the determination of diluted earnings per share. Therefore, basic and diluted loss per share were the same for the period from the date of inception (December 12, 2007) through January 8, 2008.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of expenses during the reporting period. Actual results could differ from those estimates.

New Accounting Pronouncements

In December 2007, the FASB issued SFAS 141 (revised 2007), Business Combinations, (“SFAS 141(R)”). SFAS 141(R) retains the fundamental requirements of the original pronouncement requiring that the purchase method be used for all business combinations, but also provides revised guidance for recognizing and measuring identifiable assets and goodwill acquired and liabilities assumed arising from contingencies, the capitalization of in-process research and development at fair value, and the expensing of acquisition-related costs as incurred. SFAS 141(R) is effective for fiscal years beginning after December 15, 2008. In the event that the Company completes acquisitions subsequent to its adoption of SFAS 141 (R), the application of its provisions will likely have a material impact on the Company’s results of operations, although the Company is not currently able to estimate that impact.

In December 2007, the FASB issued SFAS 160, Noncontrolling Interests in Consolidated Financial Statements — an amendment of ARB No. 51. SFAS 160 requires that ownership interests in subsidiaries held by parties other than the parent (previously referred to as minority interests), and the amount of consolidated net income, be clearly identified, labeled and presented in the consolidated financial statements. It also requires once a subsidiary is deconsolidated, any retained noncontrolling equity investment in the former subsidiary be initially measured at fair value. Sufficient disclosures are required to clearly identify and distinguish between the interests of the parent and the interests of the noncontrolling owners as components of equity. It is effective for fiscal years beginning after December 15, 2008, and requires retroactive adoption of the presentation and disclosure requirements for existing minority interests. All other requirements are applied prospectively. The Company does not expect the adoption of SFAS 160 to have a material impact on its financial condition or results of operations.

Management does not believe that any other recently issued, but not yet effective, accounting standards if currently adopted would have a material effect on the accompanying financial statements.

CHINA FUNDAMENTAL ACQUISITION CORPORATION
(A Corporation in the Development Stage)

NOTES TO FINANCIAL STATEMENTS

Note 2 — Summary of Significant Accounting Policies and Going Concern Consideration  – (continued)

Going Concern Consideration

As indicated in the accompanying financial statements, at January 8, 2008, the Company had a working capital deficit of $87,497. Furthermore, the Company has incurred and expects to continue to incur significant costs in pursuit of its financing a Business Combination. Management’s plans to address this uncertainty through the Proposed Offering are discussed in Note 3. There is no assurance that the Company’s plans to raise capital or to consummate a Business Combination will be successful or successful within the target business combination acquisition period. These factors, among others, raise substantial doubt about the Company’s ability to continue operations as a going concern.

Note 3 — Proposed Public Offering

The Proposed Offering calls for the Company to offer for public sale up to 3,750,000 Units at a proposed offering price of $8.00 per Unit (plus up to an additional 562,500 Units solely to cover over-allotments, if any). Each Unit consists of one ordinary share and one Redeemable Ordinary Share Purchase Warrant (“Warrants”) to purchase on ordinary share. Each Warrant will entitle the holder to purchase from the Company one ordinary share at an exercise price of $5.00 commencing the later of the completion of a Business Combination and one year from the date of the prospectus of the Proposed Offering and expiring four years from the date of the prospectus. The Company may redeem the Warrants, at a price of $.01 per Warrant upon 30 days’ notice while the Warrants are exercisable, only in the event that the last sale price of the ordinary share is at least $10.00 per share for any 20 trading days within a 30 trading day period ending on three business day prior to the date on which notice of redemption is given. In accordance with the warrant agreement relating to the Warrants to be sold and issued in the Proposed Offering, the Company is only required to use its best efforts to maintain the effectiveness of the registration statement covering the Warrants. The Company will not be obligated to deliver securities, and there are no contractual penalties for failure to deliver securities, if a registration statement is not effective at the time of exercise.

Additionally, in the event that a registration is not effective at the time of exercise, the holder of such Warrant shall not be entitled to exercise such Warrant and in no event (whether in the case of a registration statement not being effective or otherwise) will the Company be required to net cash settle the warrant exercise. Consequently, the Warrants may expire unexercised and unredeemed.

The Company will pay the underwriters in the Proposed Offering underwriting discounts and commissions of $2,100,000 of the gross proceeds of the Proposed Offering. However, the underwriters have agreed that $1,050,000 of the underwriting discounts and commissions will not be payable unless and until the Company completes a Business Combination and have waived their right to receive such payment upon the Company’s liquidation if it is unable to complete a Business Combination. The Company will also issue a unit purchase option, for $100, to the underwriters in the Proposed Offering, to purchase up to a total of 225,000 units at an exercise price $10.00 per unit. The units issuable upon exercise of this option are identical to the units offered in the Proposed Offering. The Company intends to account for the fair value of the unit purchase option, inclusive of the receipt of the $100 cash payment, as an expense of the Proposed Offering resulting in a charge directly to shareholders’ equity. The Company estimates that the fair value of this unit purchase option is approximately $814,500 ($3.62 per Unit) using a Black-Scholes option-pricing model. The fair value of the unit purchase option granted to the underwriters is estimated as of the date of grant using the following assumptions: (1) expected volatility of 54.34%, (2) risk-free interest rate of 4.16% and (3) expected life of 5 years. The unit purchase option may be exercised for cash or on a “cashless” basis, at the holder’s option (except in the case of a forced cashless exercise upon the Company’s redemption of the Warrants, as described above), such that the holder may use the appreciated value of the unit purchase option (the difference between the exercise prices of the unit purchase option and the underlying Warrants and the market price of the Units and underlying securities) to exercise the unit purchase option without the payment of any cash. The Company will have no obligation to net cash settle the exercise of the unit purchase option or the Warrants

CHINA FUNDAMENTAL ACQUISITION CORPORATION
(A Corporation in the Development Stage)

NOTES TO FINANCIAL STATEMENTS

Note 3 — Proposed Public Offering  – (continued)

underlying the unit purchase option. The holders of the unit purchase option will not be entitled to exercise the unit purchase option or the Warrants underlying the unit purchase option unless a registration statement covering the securities underlying the unit purchase option is effective or an exemption from registration is available. If the holder is unable to exercise the unit purchase option or underlying Warrants, the unit purchase option or Warrants, as applicable, will expire worthless.

In April 2008, the Company and the underwriters amended certain terms of the offering. All disclosures herein reflect the amended terms.

Note 4 — Deferred Offering Costs

Deferred offering costs consist of legal and other fees incurred through the balance sheet date that are directly related to the Proposed Offering and that will be charged to shareholders’ equity upon the receipt of the capital raised or charged to operations if the Proposed Offering is not completed.

Note 5 — Notes Payable to Shareholders

The Company issued two unsecured promissory notes in an aggregate principal amount of $30,000 to two of its founders on January 3, 2008. The notes are non-interest bearing, unsecured and are due on the earlier of (i) the consummation of the Proposed Offering, or (ii) May 15, 2008. Due to the short-term nature of the notes, the fair value of the notes approximates their carrying amounts. (See Note 8)

Note 6 — Commitments

The Company presently utilizes office space provided by Olympic Spring Limited, a related party, at no charge. The Company has agreed to pay Olympic Spring Limited, a total of $7,500 per month for office space, administrative services and secretarial support for a period commencing on the date of the Proposed Offering and ending on the consummation of a Business Combination. Upon consummation of a Business Combination or its liquidation, the Company will cease paying these monthly fees.

Pursuant to letter agreements which the Existing Shareholders will enter into with the Company and the underwriters, the founders will waive their right to receive distributions with respect to their initial units upon the Company’s liquidation.

The Private Placement Investors have committed to purchase a total of 1,944,444 Warrants (“Private Placement Warrants”) at $0.90 per Warrant (for an aggregate purchase price of $1,750,000) privately from the Company. These purchases will take place simultaneously with the consummation of the Proposed Offering. All of the proceeds received from these purchases will be placed in the Trust Account. The Private Placement Warrants to be purchased by the Private Placement Investors will be identical to the Warrants underlying the Units being offered in the Proposed Offering except that the Warrants may not be called for redemption and the Private Placement Warrants may be exercisable on a “cashless basis,” at the holder’s option, so long as such securities are held by the Existing Shareholders or its permitted transferees. Furthermore, the purchaser has agreed that the Private Placement Warrants will not be sold or transferred by them until after the Company has completed a Business Combination.

The Company believes the purchase price of $0.90 per Private Placement Warrant will represent the fair value of such warrants on the date of purchase and, accordingly, no compensation expense will be recognized in respect to the issuance of Private Placement Warrants. The Company’s basis for concluding that the purchase price of the private placement warrants approximates fair value is based on the trading prices of warrants issued in offerings of similarly-situated public companies. The Company reviewed the trading prices of twelve structured blank check initial public offerings in which the issuer sold units similar to those being offered in the Proposed Offering. In each of these offerings, the units consisted of one share and one warrant at an offering price of $8.00 per unit, with an exercise price of $5.00 for the warrant. The Company believes

CHINA FUNDAMENTAL ACQUISITION CORPORATION
(A Corporation in the Development Stage)

NOTES TO FINANCIAL STATEMENTS

Note 6 — Commitments  – (continued)

that those issuers are comparable to the Company because they are structured blank check offerings seeking to complete a business combination, with the same offering structure, same percentage of equity held by management and placed in trust and approximately the same percentage of the unit purchase price held in the trust account. The Company believes that the warrants sold in its offering (and therefore the private placement warrants) are comparable to the warrants sold in the initial public offerings of comparable issuers since they have the same exercise price, the units have the same offering price, the exercise price of the warrants as a percentage of the per unit amount in trust is approximately the same, the warrants are not exercisable at the time of issuance and the warrants will be worthless if the issuer does not complete a business combination. In addition, the Company notes that the average trading prices and median trading prices of the warrants at the time of separation of the units in the twelve comparable offerings were $0.86 and $0.81, respectively. However, actual fair value and any compensation impact will be determined based on actual trading values of the Company’s warrants at the time they become separable. Consequently, actual results may deviate from the Company’s expectations.

No Warrants issued in connection with the Proposed Offering can be net-cash settled. The Company has no obligation to settle the warrants for cash in the absence of an effective registration statement or under any other circumstances.

The Existing Shareholders and the holders of the Private Placement Warrants (or underlying securities) will be entitled to registration rights with respect to their ordinary shares and warrants or Private Placement Warrants (or underlying securities) pursuant to an agreement to be signed prior to or on the effective date of the Proposed Offering. The Existing Shareholders are entitled to demand that the Company register their ordinary shares commencing six months after the consummation of a Business Combination. The holders of the Private Placement Warrants (or underlying securities) are entitled to demand that the Company register these securities commencing upon the consummation of a Business Combination. In addition, the Existing Shareholders and holder of the Private Placement Warrants (or underlying securities) have certain “piggy-back” registration rights on registration statements filed after the Company’s consummation of a Business Combination.

The Company has also agreed to pay the fees to the underwriters in the Proposed Offering as described in Note 3 above.

Note 7 — Ordinary and Preferred Shares

Ordinary shares issued and outstanding includes an aggregate of 140,625 shares and warrants subject to forfeiture by the initial shareholders to the extent that the underwriters’ overallotment is not exercised in full so that the initial shareholders collectively own 20% of the issued and outstanding ordinary shares and warrants after the Proposed Offering. (See also Note 8)

The Company is authorized to issue 1,000,000 shares of preferred shares with such designations, voting and other rights and preferences as may be determined from time to time by the Board of Directors.

The agreement with the underwriters and the Company’s Amended and Restated Memorandum and Articles of Association will prohibit the Company, prior to a Business Combination, from issuing preferred stock which participates in the proceeds of the Trust Account or which votes as a class with the Company’s ordinary shares on a Business Combination.

CHINA FUNDAMENTAL ACQUISITION CORPORATION
(A Corporation in the Development Stage)

NOTES TO FINANCIAL STATEMENTS

Note 8 — Subsequent Events

(1)	On April 2, 2008, the Company issued two additional unsecured promissory notes in an aggregate principal amount of $40,000 to two of its founders. The notes are non-interest bearing, unsecured and are due on the earlier of (i) the consummation of the Proposed Offering, or (ii) July 15, 2008.
(2)	On April 14, 2008, the Company repurchased an aggregate of 179,688 ordinary shares and warrants at nominal cost from two initial shareholders.

$30,000,000

China Fundamental Acquisition Corporation

3,750,000 Units

PROSPECTUS

Chardan Capital Markets, LLC

Maxim Group LLC

, 2008

Until , 2008, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriter and with respect to their unsold allotments or subscriptions.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 6. Indemnification of Directors and Officers.

Cayman Islands law does not limit the extent to which a company’s articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against civil fraud or the consequences of committing a crime. Our articles of association will provide for indemnification of our officers and directors for any liability incurred in their capacities as such, except through their own willful negligence or default.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is theretofore unenforceable.

Item 7. Recent Sales of Unregistered Securities.

(a) During the past three years, we sold the following securities without registration under the Securities Act:

Shareholders	Number of Ordinary Shares and Warrants
Ralco Capital Limited(1)	624,235
Rising Year Group Limited(2)	622,078
Q.Y. Ma	5,750
Tan Xiao Wei	5,750

(1)	Ralco Capital Limited is 100% owned by our chief executive officer, Chun Yi Hao.
(2)	Rising Year Group Limited is 100% owned by the Chairman of our board of directors, Hope Ni.

Such securities were sold on December 12, 2007 in connection with our organization pursuant to the exemption from registration contained in Section 4(2) of the Securities Act as they were sold to accredited investors. The ordinary shares and warrants issued to the individuals and entities above were sold for an aggregate offering price of $25,000 at an average purchase price of approximately $0.02 per unit (if one ordinary share and one warrant were treated as consisting, together, a single unit).

In January, 2008, Ralco Capital Limited sold 45,000 ordinary shares and warrants of the Company to Oliveira, including 5,870 ordinary shares and warrants that are subject to forfeiture to the extent that the underwriters do not exercise their over-allotment option. In January, 2008, Rising Year Group Limited transferred 22,500 ordinary shares and warrants of the Company to Globis International Investments LLC, 15,750 ordinary shares and warrants to Globis Capital Partners L.P., and 6,750 ordinary shares and warrants to Globis Overseas Fund Ltd. The ordinary shares and warrants transferred to the Globis entities include, in the aggregate, 5,870 ordinary shares and warrants that are subject to forfeiture to the extent that the underwriters do not exercise their over-allotment option. All of the foregoing transfers were made at $0.02 per share. The transfers were made in reliance upon exemptions from registration pursuant to the so-called Section 4(1-1/2) exemption. The transfers were made between accredited and sophisticated individuals with no underwriting discounts or commissions being paid with respect to such transfers. Furthermore, the transferees acknowledged that they were acquiring the shares for their account for investment purposes only and that they had no present intention of selling or otherwise disposing of the shares in violation of the securities laws of the United States. On April 14, 2008, we repurchased from Ralco Capital Limited and Rising Year Group Limited an aggregate of 179,688 ordinary shares and warrants at nominal cost, leaving 1,078,125 ordinary shares and warrants outstanding (140,625 of which are subject to forfeiture on a pro rata basis, if the underwriters do not exercise their over-allotment option).

In addition, our private placement investors have committed to purchase from us an aggregate of 1,944,444 warrants at $0.90 per warrant (for a total purchase price of $1,750,000). This purchase will take place on a private placement basis simultaneously with the consummation of our initial public offering. This issuance will be made pursuant to the exemption from registration contained in Section 4(2) of the Securities Act. The obligation to purchase the warrants undertaken by the above investors was made pursuant to a Warrant Purchase Agreement, (the form of which is filed as Exhibit 10.5 to the Registration Statement on Form F-1). Such obligations were made prior to the filing of the Registration Statement, and the only conditions to the obligation undertaken by such investors are conditions outside of the investors’ control. Consequently, the investment decision relating to the purchase of the warrants was made prior to the filing of the Registration Statement relating to the public offering and therefore constitutes a “completed private placement.”

No underwriting discounts or commissions were paid with respect to such sales.

Item 18. Exhibits and Financial Statement Schedules.

The following exhibits are filed as part of this Registration Statement:

Exhibit No.	Description
1.1	Form of Underwriting Agreement+
3.1	Memorandum and Articles of Association+
3.2	Certificate of Incorporation+
3.3	Form of Amended and Restated Articles of Association+
4.1	Specimen Unit Certificate+
4.2	Specimen Ordinary Share Certificate+
4.3	Specimen Public Warrant Certificate+
4.4	Specimen Private Warrant Certificate+
4.5	Form of Warrant Agreement between Continental Stock Transfer & Trust Company and the Registrant+
5.1	Opinion of Conyers Dill & Pearman, Cayman Islands’ counsel to the Registrant+
5.2	Opinion of Skadden, Arps, Slate, Meagher & Flom LLP, U.S. counsel to the Registrant+
10.1	Form of Securities Escrow Agreement among Continental Stock Transfer & Trust Company, certain officers, directors and shareholders and the Registrant+
10.2	Investment Management Trust Agreement between Continental Stock Transfer & Trust Company and the Registrant+
10.3	Services Agreement between the Registrant and Olympic Spring Limited+
10.4	Form of Registration Rights Agreement among the Registrant and our Private Placement Investors+
10.5	Amended and Restated Warrant Purchase Agreement between Registrant and our Private Placement Investors+
10.6	Promissory Notes between the Registrant and Chun Yi Hao+
10.7	Promissory Notes between the Registrant and Hope Ni+
10.8	Unit Purchase Option to be granted to the underwriters+
10.9	Letter Agreement among the Registrant, Chardan Capital Markets, LLC and Chun Yi Hao+
10.10	Letter Agreement among the Registrant, Chardan Capital Markets, LLC and Hope Ni+
10.11	Letter Agreement among the Registrant, Chardan Capital Markets, LLC and Q.Y. Ma+
10.12	Letter Agreement among the Registrant, Chardan Capital Markets, LLC and Tan Xiao Wei+
10.13	Letter Agreement among the Registrant, Chardan Capital Markets, LLC and Ralco Capital Limited+
10.14	Letter Agreement among the Registrant, Chardan Capital Markets, LLC and Rising Year Group Limited+

Exhibit No.	Description
10.15	Letter Agreement among the Registrant, Chardan Capital Markets, LLC and Oliveira Capital, LLC+
10.16	Letter Agreement among the Registrant, Chardan Capital Markets, LLC and Globis International Investments LLC+
10.17	Letter Agreement among the Registrant, Chardan Capital Markets, LLC and Globis Capital Partners L.P.+
10.18	Letter Agreement among the Registrant, Chardan Capital Markets, LLC and Globis Overseas Fund Ltd.+
23.1	Consent of BDO Seidman, LLP+
23.2	Consent of Conyers Dill and Pearman, Cayman Islands counsel to the Registrant (included in Exhibit 5.1)+
23.3	Consent of Skadden, Arps, Slate, Meagher & Flom LLP (included in Exhibit 5.2)+
24	Power of Attorney (included on the signature page)+

+	Filed herewith

Item 9. Undertakings.

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

i. To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

ii. To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

iii. To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That for the purpose of determining any liability under the Securities Act of 1933 in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser

(b) The undersigned hereby undertakes to provide to the underwriters at the closing specified in the underwriting agreements, certificates in such denominations and registered in such names as required by the underwriters to permit prompt delivery to each purchaser.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(d) If the registrant is a foreign private issuer, to file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A. of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Act need not be furnished, provided that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, with respect to registration statements on Form F-3, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Act or Rule 3-19 of this chapter if such financial statements and information are contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Form F-3.

(e) The undersigned registrant hereby undertakes that:

(1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-1 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Hong Kong on April 29, 2008.

CHINA FUNDAMENTAL ACQUISITION
CORPORATION

By:	/s/ Chun Yi Hao Chun Yi Hao Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Chun Yi Hao and Hope Ni, and each of them, his or her true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement and any and all related registration statements pursuant to Rule 462(b) of the Securities Act, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities held on the dates indicated.

Signature	Title	Date
/s/ Chun Yi Hao Chun Yi Hao	Chief Executive Officer (principal executive officer, principal financial and accounting officer)	April 29, 2008
/s/ Hope Ni Hope Ni	Chairman of the Board of Directors	April 29, 2008
/s/ Q.Y. Ma Q.Y. Ma	Director	April 29, 2008